UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT
Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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TEXAS CAPITAL BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)

____________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT
2023	|

Cautionary Note Regarding Forward-Looking Statements; Available Information
This Proxy Statement includes estimates, projections, and statements relating to the Company’s business plans, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not historical in nature and may generally be identified by use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “future,” “plan,” “may,” “should,” “will,” “could,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent and various uncertainties, risks, and changes in circumstances that are difficult to predict, may change over time, and are based on management's expectations and assumptions at the time the statements are made and are not guarantees of future results. The Company describes risks and uncertainties that could cause actual results and events to differ materially in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings the Company makes with the Securities and Exchange Commission (“SEC”), including under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise. References to the website in this Proxy Statement are provided as a convenience, and the information on the website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into this Proxy Statement or any other filings the Company makes with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including Texas Capital Bancshares, Inc., that electronically file with the SEC at http://www.sec.gov.
TCBI 2023|Notice of Annual Meeting and Proxy Statement i

Generating Stockholder Value
GENERATING LONG-TERM
STOCKHOLDER VALUE
Since the new CEO, Rob C. Holmes, arrived in January 2021 the Company has been on a journey to transform Texas Capital Bancshares, Inc., and its subsidiaries (collectively, the “Company” or “firm”), including its largest subsidiary, Texas Capital Bank (the “Bank”). The Company has taken monumental steps to reimagine and restructure the way it operates internally, improving its financial safety and soundness, and improving what the Company provides and how it provides services to its clients. The Company’s vision is to be the flagship financial services firm in Texas serving the best clients in its markets, and is committed to delivering this outcome through adherence to a defined set of tangible goals.
The Company’s goals are:
•Strong execution on the core set of financial products coupled with industry expertise and higher touch service that earns us the right to provide advice when it counts
•Financially resilient firm that is easy to do business with and is both proactive and responsive to client, employees and community needs
•Build trusted relationships in core markets and industries that leads us to being a “first call” from top clients and prospects
•Employer of choice in Texas for people interested in growing their career in financial services
In 2021, the Company adopted a comprehensive strategic plan under which management and staff evaluated all aspects of the business, including lines of business, product offerings, client services, contractual arrangements, liabilities and the deposit base. The Company made significant progress against both its near-term objectives and longer-term goals to build a platform capable of delivering products and services, relevant to Texas-based businesses and entrepreneurs, at every stage of their life cycles.

Higher quality, less volatile earnings	+	Higher capital ratios with stable liquidity assets	+	Banking the best clients	=	Long-term stockholder value

Notably, 2022 was the second year of immense change for the firm: the Company implemented a bold, enterprise-wide strategy to transform the institution into the premier, and first, full-service financial services firm headquartered in Texas. The vision is centered upon providing excellent service to clients throughout the entire cycle of their lives and businesses – from opening their first checking account to financing their business expansions, to supporting them through an acquisition or sale and assisting with their private wealth management.
In just 24 months, leadership and management revolutionized operations to earn business and exceed expectations. The Company strengthened its financial position, its offerings and its teams. These changes required a significant investment in infrastructure, processes and people. The Company has been transparent that this transformation would begin with a period of sustained investment to reorganize the operating model around client delivery and service while expenses were realigned directly against expanded coverage and improved capabilities. While the implementation of the strategic plan is not yet complete, the Company reached an inflection point where many positive results are evident from the efforts of management and staff. For example, the Company’s first ever, Dallas-based trading floor was launched in May 2022. With Texas Capital Securities, the Company can now provide its clients access to capital markets, financial advisory and other investment banking solutions.
Because of the recent capabilities built at the Company, leadership and management has been able to recruit the best and brightest from across the country who want to grow their careers in financial services in Texas. The Company aggressively invested in its Private Wealth and Banking capabilities. It expanded its Treasury
TCBI 2023|Notice of Annual Meeting and Proxy Statement 1

Generating Stockholder Value
Services and streamlined its consumer checking onboarding process via a digital client intake. With the sale of the insurance premium finance business, the capital base is stronger than ever in the history of the firm.
During this journey the compensation and employee programs and plans evolved too, and will continue to evolve as the Company continues to seek, attract and retain the best and the brightest people necessary to achieve the goals.
From Private Wealth and Banking to Treasury Services to Capital Markets, the firm is committed to serving across all segments of the Bank’s communities. Every banking relationship results in an investment in a community, whether in the form of loan growth, charitable investment, impact lending or a multitude of other avenues.
The Company’s CEO and the Board believe that continued work to implement the strategic plan, including the dramatic changes already occurred, will position the Company for growth of the right kind and long-term stockholder value.

TCBI 2023|Notice of Annual Meeting and Proxy Statement 2

A Letter from the CEO
Texas Capital Bancshares, Inc.
2000 McKinney Avenue, 7th Floor
Dallas, Texas 75201

March 9, 2023

Dear Fellow Stockholders:

It is my pleasure to invite you to attend the 2023 Annual Meeting of Stockholders of Texas Capital Bancshares, Inc. at 8:00 a.m., central daylight time, on Tuesday, April 18, 2023, which will be held at the corporate headquarters, Texas Capital Center, at 2000 McKinney Avenue, Dallas, TX, 75201.
2022 was a transformative year for Texas Capital as we made significant progress against the strategic plan to build the Flagship Financial Services Firm in the state of Texas. This year was focused on strategic alignment and building the capabilities necessary to earn the right to serve the best clients in our markets. We made tangible progress delivering against the strategic priorities and have begun delivering against our financial targets: we launched our Investment Banking division, added and enhanced our products and services, reorganized the operating model around client delivery to emphasize client experience while strengthening the firm’s financial resilience and are now transitioning our focus towards leveraging the full breadth of the new platform to serve and delight our clients. Foundational to the firm’s culture, we continued investing in our people and empowering the communities we serve.

Our People
This year the firm invested in human capital through development, inclusion and employee experience efforts by:
• Offering more development opportunities for employees – resulting in over 88,000 hours of training and over 300 employees taking a new role or expanded role within the firm
• Continuing progress on hiring the best talent for client-facing roles
• Expanding the suite of employee resource groups. ERGs are a pillar of our diversity, equity, and inclusion initiatives and furthers our goal to be an employer of choice
• Launching the first leadership model for the firm that will enable employees at every level to grow and develop their leadership skills
• Launching Success Profiles for roles across the firm that identify the knowledge, skills and abilities needed to be successful in every role

Our Communities
As our presence and our bankers expand throughout Texas, we are growing our relationships and empowering the communities we serve under three pillars: Live, Learn, and Lift. Texas Capital Bank’s Community Impact Program exists to remove barriers that stand in the way of communities becoming healthy, resilient, and prosperous. When our communities thrive, so does our firm.
• In 2022 the firm served over 100 nonprofit organizations within Texas Capital Bank’s markets in Texas with total philanthropy of $3 million, over 9,300 volunteer hours and over 130 nonprofit boards served by bank employees
• As part of our transformation story, we know that real community transformation begins with intentionality and purpose which is why the firm is committed to helping build and transform communities, including underserved communities in real, measurable and impactful ways. Last year, the firm invested $10.8 billion in total impact lending, including $349 million in community lending, which includes loans in underserved communities, including loans for affordable housing, to community service providers and
TCBI 2023|Notice of Annual Meeting and Proxy Statement 3

A Letter from the CEO
businesses that create jobs in these areas, and for rebuilding and revitalizing these areas, and $10.5 billion in small business lending.
• We continue to prioritize strategic investments in low- and moderate-income communities to help close the wealth gap, including $10 million impact investing, defined as investments into equity funds that fund real estate development, small business, public welfare, and minority depository institutions in under-resourced communities. The impact lending and investments created 413 affordable housing units and helped over 48,000 small businesses.
• In 2022, we created the Texas Capital Bank Foundation because we genuinely want to elevate the firm’s support of Texas nonprofits that are serving the needs of families that need it the most. While the Foundation is new, the firm’s commitment to giving back to the community is not
Our Board and Governance
An experienced and well-rounded board of directors is a crucial part of the firm’s commitment to financial resiliency and good governance. We engaged with several stockholders throughout the year and intently listened to your feedback. This year, we expanded our Board to twelve directors with the addition of Tom Long, who brings more than three decades of leadership and public company experience in the energy industry. The board of directors is committed to providing strong governance for the Company adopting market leading stockholder friendly policies, including board leadership structure, which is currently led by an independent Chair, a lack of takeover protections, a director retirement age, limits for directors on other board service, and a low threshold of 10% for stockholders to call a special meeting.
Due to the director retirement age policy, Larry Helm will be retiring from the Board following the Annual Meeting. I would like to take this opportunity to thank Larry for his years of service as the firm has benefited greatly from both his leadership and his deep expertise in banking matters during his 17 years of service to the firm, including 10 of those years as Chairman. With his retirement, the size of the Board will be reduced to eleven members.
Over the last two years, I have enjoyed meeting many of you, stockholders of the firm, and greatly appreciate the discussions and the insights you have shared with me as we continue to execute on our strategic plan. I look forward to our ongoing engagement and am grateful for your support of Texas Capital Bancshares and Texas Capital Bank as we are focused on driving value creation for all our stakeholders.
Your vote is important to us. Whether or not you plan to attend the Annual Meeting, please submit your proxy promptly so that your shares will be voted in accordance with your preference.
Sincerely,
Rob C. Holmes
President and Chief Executive Officer

TCBI 2023|Notice of Annual Meeting and Proxy Statement 4

Notice of Annual Meeting
Texas Capital Bancshares, Inc.
2000 McKinney Avenue, 7th Floor
Dallas, Texas 75201

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Tuesday, April 18, 2023, at 8:00 a.m. (central daylight time)
Location:	2000 McKinney Avenue, 7th Floor, Dallas, Texas 75201
Items of Business:
• To elect eleven (11) directors – Paola M. Arbour, Jonathan E. Baliff, James H. Browning, Rob C. Holmes, David S. Huntley, Charles S. Hyle, Thomas E. Long, Elysia Holt Ragusa, Steven P. Rosenberg, Robert W. Stallings, and Dale W. Tremblay, each to serve until the next annual meeting of stockholders or until their successors are elected and qualified;

• To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023;
• To approve, on an advisory basis, the 2022 compensation of the Company’s named executive officers as described in the Proxy Statement;
• To approve, on an advisory basis, the frequency of the Company’s say on pay vote; and
• To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.
Record Date:	Stockholders of record at the close of business on February 22, 2023 are the only stockholders entitled to notice of and to vote at the Annual Meeting.

The Proxy Statement for the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Texas Capital Bancshares, Inc. follows. Financial and other information about the Company are contained in the Annual Report to Stockholders for the fiscal year ended December 31, 2022 (the “2022 Annual Report”), which accompanies the Proxy Statement.
To ensure that your shares are represented at the meeting, the Company urges you to submit your voting instructions by proxy as promptly as possible. You may submit your proxy via the Internet or telephone, or, if you received paper copies of the proxy materials by mail, you can also submit a proxy via mail by following the instructions on the proxy card or voting instruction card. You are encouraged to submit a proxy via the Internet. It is convenient and saves the Company significant postage and processing costs. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the Proxy Statement.
The Company is making the Proxy Statement and the form of proxy first available on or about March 9, 2023.

By order of the board of directors,
Anna M. Alvarado
EVP, Chief Legal Officer & Corporate Secretary
March 9, 2023
Dallas, Texas

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON April 18, 2023:
The Texas Capital Bancshares, Inc. 2023 Notice of Annual Meeting and Proxy Statement, 2022 Annual Report (including the Company’s Annual Report on Form 10-K) and other proxy materials are available at www.proxydocs.com/tcbi.

TCBI 2023|Notice of Annual Meeting and Proxy Statement 5

Notice of Annual Meeting
VOTING INFORMATION
It is very important that you vote in order to play a part in the future of the Company. Please carefully review the proxy materials for the Annual Meeting and follow the instructions below to cast your vote on all of the voting matters.

Who is Eligible to Vote
You are entitled to one vote for each share of common stock you own. Only those stockholders that owned shares of the Company’s common stock on February 22, 2023, the record date established by the board of directors, will be entitled to vote at the Annual Meeting. At the close of business on the record date, there were 48,285,929 shares of common stock outstanding held by 149 identified holders.

The Company is furnishing its proxy materials to its stockholders primarily through the Internet in accordance with rules adopted by the Securities and Exchange Commission. Stockholders have been mailed a Notice of Internet Availability of Proxy Materials on or around March 9, 2023, which provides them with instructions on how to vote and how to access the proxy materials on the Internet. It also provides instructions on how to request paper copies of these materials. Stockholders who previously enrolled in a program to receive electronic versions of the proxy materials will receive an email notice with details on how to access those materials and how to vote.

How to Vote
Even if you plan to attend the Annual Meeting, please submit your voting instructions by proxy right away using one of the following methods for submitting a proxy (see page 12 for additional information). Make sure to have your proxy card, voting instruction form (“VIF”) or Notice of Internet Availability (“Notice”) in hand and follow the instructions. If your shares are held in the name of a broker, bank or other nominee, please follow the voting instructions that you receive from the broker, bank or other nominee entitled to vote your shares, which may include requesting and bringing to the meeting a Legal Proxy.

VOTE IN ADVANCE OF THE MEETING*			VOTE AT THE MEETING
via the Internet	by phone	by mail

Visit www.proxypush.com/tcbi to submit a proxy via your computer or mobile telephone	Call 1-866-390-5385 (toll-free) or the number on your proxy card or VIF	Sign, date and return your proxy card or VIF	Bring your proxy card, VIF or Notice and Legal Proxy

*You will need the 16-digit control number included on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.
If you have questions or require assistance with voting your shares, or if you need additional copies of the proxy materials, please contact Alliance Advisors, LLC, 200 Broadacres Drive, 3rd Floor, Bloomfield, New Jersey 07003. Stockholders may call toll free: (833) 501-4842.

Electronic Stockholder Document Delivery
Instead of receiving future copies of annual meeting proxy materials by mail, stockholders of record and most beneficial owners can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will save us the cost of producing and mailing documents and will also give you an electronic link to the proxy voting site.

TCBI 2023|Notice of Annual Meeting and Proxy Statement 6

Proxy Summary

PROXY STATEMENT SUMMARY

This summary provides an overview of selected information in this year’s Proxy Statement. The Company encourages you to read the entire Proxy Statement before voting.

Vision: To Be the Flagship Financial Services Firm in Texas Serving the Best Clients in our Markets

Goals:
▪Strong execution on the core set of financial products coupled with industry expertise and higher touch service that earns us the right to provide advice when it counts
▪Financially resilient firm that is easy to do business with and is both proactive and responsive to clients, employees and community needs
▪Build trusted relationships in our core markets and industries that leads us to being a “first call” from top clients and prospects
▪Employer of choice in Texas for people interested in growing their career in financial services
			Building a Technology-Enabled and Scalable Operating Model

Core Values:
1. Act with transparency, candor and discipline in all the Company does. 2. Be accountable to one another, clients, communities and stakeholders. 3. Commit to excellence every day. 4. Foster a culture of trust through collaboration, inclusion, and respect.

Annual Meeting of Stockholders

Date & Time	Location	Record Date
April 18, 2023 8:00 a.m. CDT	2000 McKinney Avenue, 7th Floor, Dallas, Texas 75201	February 22, 2023

Voting Matters
Stockholders will be asked to vote on the following matters at the Annual Meeting.
		Board Recommendation	Page Reference

Proposal One - Election of Directors The Board believes that each of the 11 director nominees has the knowledge, experience, skills and background necessary to contribute to an effective and well-functioning Board.		✓ Vote FOR each director nominee	15

Proposal Two - Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm The Audit Committee has appointed Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for 2023 and this appointment is being submitted to stockholders for ratification. The Audit Committee and the Board believe that the continued retention of Ernst & Young to serve as the independent auditor is in the best interests of the Company and its stockholders.		✓ Vote FOR	47

Proposal Three - Advisory Approval of the Company’s Executive Compensation The Company seeks a non-binding advisory vote from its stockholders to approve the compensation of the NEOs as disclosed in this Proxy Statement. The Board values the opinions of stockholders and will take into consideration the outcome of the advisory vote when considering future executive compensation decisions.		✓ Vote FOR	49
Proposal Four - Advisory Approval of Say on Pay Frequency The Company seeks a non-binding advisory vote from its stockholders on the frequency of the advisory approval of the compensation of the Company’s named executive officers (“Say on Pay”). The Board recommends one year.		✓ One Year	49
TCBI 2023|Notice of Annual Meeting and Proxy Statement 7

Proxy Summary

Governance Highlights

Board Composition (See page 15)

The Board has the appropriate diversity of thought, experience and expertise necessary to oversee the business. The Governance and Nominating Committee (the “Governance Committee”) regularly reviews the overall composition of the Board and its Committees to assess whether it reflects the appropriate mix of skills, experience, backgrounds and qualifications that are relevant to the current and future business and strategy, and to introduce fresh perspectives and broaden and diversify the views and experience represented on the Board.

Director Nominees (See page 19)
The following table provides summary information about each director nominee. Each nominee is to be elected by a plurality of the votes cast, but the Company’s governance guidelines require that each director who receives more “withhold” votes than “for” votes in the election must offer to resign.

					Committee Memberships
Nominee	Age[1]	Primary Occupation	Indepen- dent	Director Since	Audit	Compen- sation	Gover- nance	Risk
Paola M. Arbour	59	CIO, Tenet Healthcare	✓	2021			X	X
Jonathan E. BaliffÀ	59	CFO / Director, Redwire Corporation	✓	2017	X
James H. BrowningÀ	73	Former Partner, KPMG LLP	✓	2009	CH		X
Rob C. Holmes	58	CEO / President, Texas Capital Bancshares, Inc.		2021
David S. Huntley	64	Chief Compliance Officer, AT&T Inc.	✓	2018	X	X
Charles S. HyleÀ	72	Former Chief Risk Officer, Key Corp.	✓	2013	X			CH
Thomas E. LongÀ	66	Co-CEO / Director, Energy Transfer LP	✓	2022	X
Elysia Holt Ragusa	72	Principal, RCubetti LLC	✓	2010		X	CH
Steven P. Rosenberg	64	President, SPR Ventures, Inc.	✓	2001		X		X
Robert W. Stallings	73	President / CEO, Stallings Capital Group, Inc.	✓	2001			X	X
Dale W. Tremblay	64	Executive Chairman, C.H. Guenther & Son LLC	✓	2011		CH

À= Financial Expert	◊ = Board Chair CH = Committee Chair		[1] Age as of Proxy Mailing Date.

Board Tenure
The Board considers length of tenure when reviewing nominees to maintain an overall balance of experience, continuity and fresh perspective.

Board Independence and Leadership (See pages 15 and 27)
Each year the Board reviews and evaluates the Board’s leadership structure. The Board appointed Larry L. Helm as its Chairman for 2022. Mr. Helm will retire as of the Annual Meeting. The Board appointed Robert W. Stallings to succeed him as Chairman effective at the Annual Meeting. Rob C. Holmes is the CEO and President. All of the directors, other than the CEO, are independent (11 of 12 current members).

TCBI 2023|Notice of Annual Meeting and Proxy Statement 8

Proxy Summary

Governance Highlights (cont.)

Board Profile (See page 18)
The Board identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company’s current and future business needs. The following table indicates the number of current directors that have the noted skill or experience.

Balanced Mix of Skills, Qualifications and Experience
Financial Services Expertise
5
Accounting, Financial Reporting
5
Public Company Board Experience
9
Board Leadership Role
6
C-Suite Experience
10
Information Technology / Cyber Security
1
M&A Experience
9
Privacy / Data Security
1
Regulatory Compliance
5
Risk Management
5
Sales / Marketing
3

Board Diversity (See pages 18 and 26)
The Company and the Board believe diversity in the boardroom is critical to the success of the Company and its ability to create long-term value for stockholders. The diverse backgrounds and diversity of thought of the individual directors help the Board better oversee the Company’s management and operations from a variety of perspectives.
Women: 2 Directors (16.7%) Racial / ethnic diversity: 2 Directors (16.7%)
The Governance Committee and the Board consider diversity in a broad sense, including diversity of viewpoints, background, work experience and other demographics, such as race, age, gender identity, ethnicity, nationality, disability, sexual orientation and cultural background. The Board will continue to make diversity a priority when considering director candidates.

Stockholder Engagement and Outreach (See pages 39 and 53)
The Company routinely engages with various stakeholders, including stockholders, rating agencies, proxy advisory services, and customers on a variety of matters. This year, management contacted many of the stockholders for the purpose of formally engaging with them about their 2022 proxy vote and a variety of topics, including progress on the new strategic plan, executive compensation performance measures and metrics, ESG practices and data security. See “Governance – Stockholder Engagement” and “Executive Compensation – 2022 Say on Pay and Stockholder Engagement” for more information on specific discussions and actions since the last annual meeting.

TCBI 2023|Notice of Annual Meeting and Proxy Statement 9

Proxy Summary

Governance Highlights (cont.)

Environmental, Social and Governance (ESG) Update (See page 31 and following)
The Company established an ESG Council in 2021, which is overseen by the Board, consisting of executive leadership and senior management, to navigate and more proactively advance ESG-related efforts.

•Focused on operating the business in a sustainable manner. The headquarters, Texas Capital Center, is located in a leased building designated as a LEED (Gold level) facility
•Proud to support clients who excel in sustainable business practices

•During 2021 the Bank incorporated Environmental, Social and Governance considerations into a policy statement. The statement sets forth expectations that as part of the Bank’s “know your customer” program and due diligence efforts it will consider potential environmental, social or governance risk factors, including those related to the Bank’s Enhanced Due Diligence Industry list
•The Bank currently operates only 9 physical branches and will continue to focus on its branch-lite model, which is further evidenced by its investment and growth in its fully online, consumer platform, Bask Bank, offering a variety of savings products to consumers
•The Bank’s lending portfolio consists of less than 8% in the energy or carbon fuels sector

•With the launch of the Diversity, Equity and Inclusion Council in 2020, co-Chaired by the CEO and the CHRO, enhancements continue to be made to accelerate DEI efforts and outcomes, including establishing a VP of Diversity, Equity and Inclusion. Formed numerous employee resource groups (ERGs)
•Continued a record of strong community involvement in 2022 through employee volunteerism (over 9,300 hours), total impact lending ($10.8 billion) and philanthropic investment ($3 million)
•Created the Texas Capital Bank Foundation to further our assistance to Texas non-profit entities
•The Bank has a diverse workforce where 44% are women and 44% self-identify as ethnically diverse

•Strong Board and corporate governance practices support overall effectiveness and enable management to manage the business and maintain integrity in the marketplace
•During 2022, senior management contacted stockholders owning 61% of the common stock and, along with Board members, met with stockholders owning 35% of the shares to communicate the Company’s progress on ESG matters and to better understand how ESG fits into investment analysis and decision-making

•One other thing that shapes how the Bank and the Company think about ESG is that, as a bank, it’s already subject to some of the strictest regulation of any industry – the Bank’s information systems, internal controls, and capital allocations are just a few places it has more eyes on it than the average public company. At the end of the day, good corporate governance takes the form of policies and programs, including several internal committees the Bank implemented to ensure it protects the interests of all stakeholders
•During 2022, the Company continued development of security controls and processes through various means

Governance Practices (See pages 27 and 75)
The Board is committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens the Board and management accountability and helps build public trust in the Company. Highlights of the Company’s governance practices include:

•Annual election of directors
•Plurality voting for directors in uncontested elections with director resignation if withheld votes exceed for votes
•Independent Chair
•All directors are independent, other than CEO
•Director retirement policy
•Director capacity, commitment and over boarding policy
•Directors may be removed with or without cause
•Action by written consent / right to call special meeting permitted
•No poison pill
•Executive sessions of independent directors

•Annual Board and Committee evaluations
•Strong investor outreach program
•Robust stock ownership guidelines for directors and executives (directors-5x; CEO-6x; other EO's-4x)
•Prohibition on hedging and pledging
•Comprehensive recoupment policy
•Annual advisory vote on executive compensation
•Risk oversight by Board and Committees
•Human capital management oversight by Board and Compensation and Human Capital Committee
•Board oversight of Company issues related to corporate social responsibility, public policy, philanthropy, and community participation

TCBI 2023|Notice of Annual Meeting and Proxy Statement 10

Proxy Summary

Proxy Summary (cont.)

2022 Company Performance (See page 56)
$315.2 Million Net Income[1] up 34.0%[2]	$6.18 Diluted EPS[3] up 34.3%[2]	11.4% ROTCE[4] up 35.7%[2]

1.04% ROA[5] up 55.2%[2]	13.0% CET1 Ratio[6] up 17.5%[2]	11.3% ROACE[4] up 34.5%[2]

•2022 was a transformative year with significant progress toward the announced strategic plan to build the Flagship Financial Services firm in Texas, serving the best clients in its markets
• Launched an Investment Banking Division, Texas Capital Securities, with a full suite of investment banking products and services
• Invested in technology and people, reorganizing the operating model around client delivery to emphasize client experience
• Delivered operating leverage and positive financial trends, achieving target or better results on 11 of the 14 compensation plan financial goals. Almost all 16 strategic goals achieved as well.
• Sale of premium finance business / associated loan portfolio of a subsidiary provided approximately $3.4 billion cash to enhance financial resiliency, improving liquidity and capital ratios while earnings accretive
•Remained steadfast in its commitment to diversity, equity and inclusion and support of employees and the community through philanthropic activities and community lending

2022 NEO Compensation (See pages 61 - 72)
Compensation Elements	Compensation Decisions
Short- Term	Base Salary	•All NEOs received a base salary commensurate with their position after consideration of peer market data
Annual Incentive Bonus: Financial Goals (40%) Key CEO Goals (40%) Strategic Goals (20%)
•Maximum payout for each portion of the award is 150% of target
•Assessment of Company performance on a group of Financial Goals produced an aggregate payout of 120% (150% for the CEO)
•Assessment of NEO individual performance on the Key CEO Goals ranged from 100% to 150%, and on the other Strategic Goals ranged from 70% to 150%, with the CEO’s aggregate incentive bonus payout at 150% of target
•The Key CEO Goals (which were achieved) were creating a positive Digital Client Experience, implementing an improved Management Information Systems (costing & expense allocation framework), full deployment of the Investment Bank and Banking Sales enablement. Each of these and the other 12 Strategic Goals were measured against a scorecard

Long- Term	Performance RSUs (50% of award): Vest at the end of a 3-year performance period based on: •Three-year Average ROTCE[4] (60%), and •Relative TSR to Peer Group[7] (40%)	•All NEOs (except Mr. Cummings) received an award of performance RSUs for 2022[8] •Maximum payout for each portion of the award is 200% of target •ROTCE replaced EPS in the 2022 long-term performance plan
Time RSUs (50% of award): Ratable vesting over a 3-year vesting period, subject to continued employment	•All NEOs received an award of time RSUs for 2022

Notes: [1] Net income available to common stockholders. [2] Percentage change over the prior fiscal year. [3] Earnings per share. [4] Return on Tangible Common Equity or Return on Average Tangible Common Equity (“ROTCE"). ROTCE is a non-GAAP financial measure defined as net income available to common stockholders as a percentage of average tangible common equity. See “Annex A” to this Proxy Statement for additional information concerning this income measure and a reconciliation of this measure to Return on Average Common Equity (ROACE), the most comparable U.S. GAAP financial measure. [5] Return on average assets. [6] CET1 Ratio is Common Equity Tier 1 capital divided by risk-weighted assets. [7] Rank within Peer Group based on Relative Total Stockholder Return. [8] Mr. Cummings was designated as an executive officer after the annual performance RSU grant date.

TCBI 2023|Notice of Annual Meeting and Proxy Statement 11

Proxy Statement
PROXY STATEMENT
For the Annual Meeting of Stockholders to be held on April 18, 2023
This Proxy Statement is being furnished to the stockholders of Texas Capital Bancshares, Inc. (the “Company”) on or about March 9, 2023, in connection with the solicitation of proxies by the board of directors to be voted at the 2023 annual meeting of stockholders (the “Annual Meeting”). The Annual Meeting will be held on April 18, 2023, at 8:00 a.m. at the offices of the Company located at 2000 McKinney Avenue, 7th Floor, Dallas, Texas 75201. The Company is the parent corporation of Texas Capital Bank (“Texas Capital Bank” or the “Bank”; the Company and the Bank collectively referred to as the “firm” or the “Company,” where appropriate).
In accordance with rules and regulations adopted by the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of the proxy materials to each stockholder, the Company is furnishing proxy materials to its stockholders on the Internet. You will not receive a printed copy of the proxy materials unless you specifically request them. The Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy on the Internet.

INFORMATION ABOUT SOLICITATION AND VOTING
Record Date and Voting Securities
You are entitled to one vote for each share of common stock you own. Only those stockholders that owned shares of the Company’s common stock on February 22, 2023, the record date established by the board of directors, will be entitled to vote at the Annual Meeting. At the close of business on the record date, there were 48,285,929 shares of common stock outstanding held by 149 identified holders. Outstanding shares of the Company’s Series B Preferred Stock currently do not have voting rights.
Quorum and Voting
At least a majority of the total number of issued and outstanding shares of common stock as of the record date must be present at the Annual Meeting in person or by proxy and entitled to vote to have a quorum to transact business. If there are not sufficient shares present and entitled to vote at the Annual Meeting for a quorum or to approve any proposal, the board of directors may postpone or adjourn the Annual Meeting to permit the further solicitation of proxies.
Directors are elected by a plurality of the votes cast at the Annual Meeting. The eleven (11) nominees receiving the highest number of votes “for” will be elected. Votes may be cast “for” or may be “withheld” with respect to any or all nominees. For purposes of the election of directors, votes that are “withheld” and broker non-votes (described below) will be counted as “present” for purposes of establishing a quorum but will not be counted as votes cast and will have no effect on the result of the vote. Stockholders may not cumulate votes in the election of directors. In accordance with the Company’s Majority Voting Policy, any nominee for election as a director receiving a greater number of “withhold” votes than votes “for” election in an uncontested election must deliver his or her resignation to the board of directors. The board of directors will determine whether to accept the resignation based upon the recommendation of the Governance and Nominating Committee and consideration of the circumstances. The Company will disclose the Board’s decision and the process by which it was reached.
The affirmative vote of a majority of the shares of the Company’s common stock present in person or by proxy at the Annual Meeting is required to approve Proposal Two (ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm), and Proposal Three (advisory vote on 2022 executive compensation). Votes on these proposals may be cast “for,” “against” or “abstain.” An abstention will have the effect of a vote against Proposals Two and Three. With respect to Proposal Four (advisory vote on the frequency of stockholder advisory voting on executive compensation), stockholders will choose among holding advisory votes on the Company’s executive compensation every year, every two
TCBI 2023|Notice of Annual Meeting and Proxy Statement 12

Proxy Statement
years, or every three years, or may abstain from voting. The frequency choice receiving the most stockholder votes will be deemed to be the choice of the stockholders. Broker non-votes will have no effect on the outcome of Proposals Two and Three. Abstentions, votes against and broker non-votes will be counted as “present” for purposes of establishing a quorum. The results of voting on Proposals Three and Four are advisory only and will not be binding upon the Company or its board of directors.
The Company does not currently know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, the persons designated in the enclosed proxy will vote your proxy in their discretion on such matters.
A broker non-vote occurs when a bank, broker or other nominee holding shares for a beneficial owner submits an executed proxy to the Company but does not vote on a particular proposal because it does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. If your shares are held in the name of a bank, broker or other nominee, they are not permitted to vote on your behalf on Proposals One, Three or Four at the Annual Meeting unless you provide specific instructions to such bank, broker, or other nominee in accordance with their procedures. For your vote to be counted on Proposal One (election of directors), Proposal Three (advisory vote on 2022 executive compensation), and Proposal Four (advisory vote on the frequency of stockholder advisory voting on executive compensation), you must communicate your voting decisions to your bank, broker or other nominee within the time period stated in their instructions to you. Your bank, broker or other nominee will be permitted to vote on Proposal Two (ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm) without instructions from you.
The individuals named as proxies will vote properly completed proxies received prior to the Annual Meeting in the way you direct. If you send in a properly completed proxy but do not specify how the proxy is to be voted, the shares represented by your proxy will be voted to elect the eleven (11) director nominees, to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2023, to approve, on an advisory basis, the 2022 compensation of the named executive officers, and to approve, on an advisory basis, the selection of annual voting on executive compensation. If your shares are held by a bank, broker or other nominee and you want to vote in person at the Annual Meeting, you must obtain a legal proxy from the record holder and present it at the Annual Meeting.
If you are a stockholder of record you may revoke a proxy at any time before the proxy is exercised by:
1.delivering written notice of revocation to Texas Capital Bancshares, Inc., Attn: Corporate Secretary – Annual Meeting, 2000 McKinney Avenue, 7th Floor, Dallas, Texas 75201;
2.submitting another properly completed proxy card that is later dated;
3.voting by telephone at a subsequent time;
4.voting through the Internet at a subsequent time; or
5.voting in person at the Annual Meeting.
If your shares are held in the name of a broker, bank or other nominee, please follow the instructions that you receive from them to instruct them to revoke the voting of your shares.
Please review the proxy materials and follow the relevant instructions to vote your shares. The Company hopes you will exercise your rights and fully participate as a stockholder.
Solicitation of Proxies
It is important that you are represented by proxy or are present in person at the Annual Meeting. The Company requests that you vote your shares by following the instructions as set forth in the Notice of Internet Availability of Proxy Materials. Your proxy will be voted in accordance with the directions you provide.
The Company’s board of directors is making this solicitation and the Company will pay the costs and all expenses of this proxy solicitation. The directors, officers and employees of the Company and the Bank may also solicit proxies by telephone or in person but will not be paid additional compensation to do so. The Company engaged Alliance Advisors, LLC to assist with the solicitation of proxies for a fee of $12,000.
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Proxy Statement
The Company also agreed to reimburse Alliance Advisors, LLC for certain expenses and to indemnify Alliance Advisors, LLC against certain losses and expenses. The Company will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock.
The Company is permitted to send a single Notice of Annual Meeting of Stockholders (“Notice”) and any other proxy materials it chooses to mail to stockholders who share the same last name and address, unless the stockholders have notified the Company of their desire to receive multiple copies of the Notice or proxy materials. This procedure is called “householding” and is intended to reduce printing and postage costs.
The Company will promptly deliver, upon written or oral request, a separate copy of the Notice or proxy materials to any stockholder residing at an address to which only one copy was mailed. If you would like to receive a separate copy of the Notice or other proxy materials, either now or in the future, please contact the Company in writing at the following address: Texas Capital Bancshares, Inc., Attn: Investor Relations, 2000 McKinney Avenue, 7th Floor, Dallas, Texas 75201, or via telephone at (214) 932-6600.
If you hold your shares through a bank, broker or other nominee and would like to receive additional copies of the Notice and any other proxy materials, or if multiple copies of the Notice or other proxy materials are being delivered to your address and you would like to request householding, please contact your bank, broker or nominee.
TCBI 2023|Notice of Annual Meeting and Proxy Statement 14

Governance
GOVERNANCE
The Company is committed to effective corporate governance, which promotes the long-term interests of stockholders, strengthens Board and management accountability and helps build public trust in the Company. See “Corporate Governance Highlights” for more information.
The Company’s corporate governance guidelines, Board committee charters and other materials can be accessed on the Company’s website at https://investors.texascapitalbank.com/governance-responsibility/governance-documents/default.aspx. The Company will promptly deliver free of charge, upon request, a copy of the corporate governance guidelines, Board committee charters or Code of Business Conduct or its most recent Form 10-K or Annual Report to any stockholder requesting a copy. Requests should be directed to the Company’s Corporate Secretary, Texas Capital Bancshares, Inc., 2000 McKinney Avenue, 7th Floor, Dallas, Texas 75201. The Company’s SEC filings, including Forms 3, 4 and 5 filed by the Company’s directors and executive officers, can be accessed on the website at https://investors.texascapitalbank.com/financials/sec-filings/default.aspx.

PROPOSAL ONE – Election of Directors
Background
Based on the recommendation of the independent Governance and Nominating Committee (“Governance Committee”), the board of directors nominated eleven directors – Paola M. Arbour, Jonathan E. Baliff, James H. Browning, Rob C. Holmes, David S. Huntley, Charles S. Hyle, Thomas E. Long, Elysia Holt Ragusa, Steven P. Rosenberg, Robert W. Stallings, and Dale W. Tremblay, to serve a one-year term expiring at the 2024 annual meeting of stockholders, or until their successors are elected and qualified. All of the nominees have indicated their willingness to continue to serve as a director if elected. Each of the nominees have previously been elected as directors of the Company by stockholders except for Mr. Long, who was elected by the Board in May 2022. Mr. Larry L. Helm has been a director since 2006 and is retiring from the Board as of the 2023 Annual Meeting pursuant to the Company’s director retirement guidelines. The Board thanks Mr. Helm for his service to the Company and the Board.
At the Annual Meeting, you will have the opportunity to elect these eleven nominees. Unless otherwise instructed, the proxy holders will vote the proxies received by them for these eleven nominees. However, if any of the nominees is unable or declines to serve for any reason, your proxy will be voted for the election of a substitute nominee selected by the board of directors.
The board of directors determined that each of the Company’s current directors, and each of the director nominees, other than Mr. Holmes, qualifies as an “independent director” as defined in the Nasdaq Stock Market Listing Rules and as further defined by applicable statutes and regulations.
The name of each of the nominees for election and certain information about them, as of the date of this Proxy Statement (except ages, which are as of the estimated proxy mailing date), is set forth below. Included in the information below is a description of the particular qualifications, attributes, skills and experience that led the Board to conclude that each person below should serve as a director of the Company.
There is no family relationship between or among any of the executive officers or directors. There are no arrangements or understandings between any of the executive officers or directors and any other person pursuant to which any of them are elected as a director or appointed as an officer.

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Governance

Board Composition and Refreshment	Board Refreshment
Over the last seven years: ▪5 new directors elected ▪Rotation of Two Committee Chairs ▪Expanded skills and qualifications (including diversity) represented on the Board New Chair appointed for 2023
Ensuring the Board is composed of directors who bring diverse viewpoints and perspectives, exhibit a variety of skills, professional experience and backgrounds, and effectively represent the long-term interests of the stockholders, is a principal priority of the Board and the Governance Committee. The Board and the Committee also understand the importance of Board refreshment, and strive to maintain an appropriate balance of tenure, turnover, diversity and skills on the Board. The Board believes that new perspectives and new ideas are critical to a forward-looking and strategic board, as is the ability to benefit from the valuable experience and familiarity that longer-serving directors bring.

Qualifications Required of All Directors
The Board and the Governance Committee require that each director be a recognized person of high integrity with a proven record of success in his or her field and have the ability to devote the time and effort necessary to fulfill his or her responsibilities to the Company. Each director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, a willingness to assume fiduciary responsibilities, an appreciation of diversity and a commitment to sustainability and to dealing responsibly with social issues. In addition, the Board conducts interviews of potential director candidates to assess integral qualities, including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.
The Board considers diversity in a broad sense, including diversity of viewpoints, background, work experience and other demographics, such as race, age, gender identity, ethnicity, nationality, disability, sexual orientation and cultural background, and professional experience and skills in evaluating candidates for Board membership and assesses the effectiveness of this policy through the Governance Committee’s annual review of director nominees. The Board believes that diversity results in a variety of points of view and, consequently, a more effective decision-making process.
A substantial majority of the board must qualify as independent under the relevant listing standards of the Nasdaq Stock Market and applicable rules of the SEC. All members of the current board of directors, other than Mr. Holmes, qualify as independent under these standards.
Mr. Long joined the Board in May 2022. The Governance Committee and the full Board carefully reviewed his experience, skills and attributes, including his independence. The Governance Committee and the Board elected him to the Board in May 2022 and determined to recommend him to stockholders for re-election at the 2023 Annual Meeting. He had been recommended as a candidate by unrelated company’s CEO.

TCBI 2023|Notice of Annual Meeting and Proxy Statement 16

Governance
Qualifications, Attributes, Skills and Experience on the Board
The Board identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company’s current and future business needs. The following table summarizes certain characteristics of the Company and the associated qualifications, attributes, skills and experience that the Board believes should be represented on the Board.

Qualifications, Attributes, Skills and Experience	Characteristics

Financial Services Expertise	Experience in one or more of the Company’s specific financial services areas
Accounting, Financial Reporting	Experience as an accountant or auditor at an accounting firm, chief financial officer, or other relevant experience in accounting and financial reporting
Public Company Board Experience	Experience as a board member of another public company
Board Leadership Role	Experience in a leadership role on a board of directors, including Chair, Lead Director, or Committee Chair
C-Suite Experience	Experience as a CEO, CFO, COO, CIO, CRO or other senior executive of a major organization or public company
Information Technology / Cyber Security	Experience understanding information systems and technology and implications for operating businesses, including cyber security
M&A Experience	Experience with respect to banking, mergers and acquisitions, private equity, capital markets transactions, investment banking, and long-term strategic planning
Privacy / Data Security	Experience managing privacy, cyber and data security risks in a large organization
Regulatory Compliance	Experience in regulatory matters or affairs, including as part of a regulated financial services firm or other highly regulated industry
Risk Management	Experience managing risks in a large organization or risks facing large financial institutions
Sales / Marketing	Experience building or supervising sales / marketing organizations, including for new markets or products / services

TCBI 2023|Notice of Annual Meeting and Proxy Statement 17

Governance
Board Qualifications and Experience Matrix
The following chart reflects the various qualifications and experience of the 11 director nominees. Each director also contributes other important skills, expertise, experience, viewpoints, and personal attributes to the board of directors that are not reflected in the chart below.
TCBI 2023|Notice of Annual Meeting and Proxy Statement 18

Governance
Director Nominees

Career Highlights

▪Executive Vice President and Chief Information Officer, Tenet Healthcare Corporation (since 2018), oversees the leadership and strategic direction for Tenet’s information technology (IT) systems and identifies opportunities to support that company’s expansive care network through the application of digital technology, data analytics, automation and customer experience
▪Prior to joining Tenet, she served in Vice President and President roles at Service Now and ProV International
▪Earlier in her career, Arbour served as vice president of service delivery at Dell Services, where she was responsible for global service delivery and customer experience; and served as Vice President in services across Europe and the United States for EDS

Paola M. Arbour	Committee Membership(s) ▪Governance & Nominating ▪Risk
Chief Information Officer,Tenet Healthcare	Specific Qualifications, Experience, Skills and Expertise	Select Professional and Community Contributions
Director since 2021	▪More than 35 years of experience leading and transforming IT organizations ▪Executive management experience ▪IT expertise	▪Advisory board member, Dallas CIO Leadership Association ▪Board member, the Technology Business Management Council ▪Member, Evanta CIO Community for Gartner
Independent
Age 59

	Other Current Public Directorships ▪None	Public Directorships in the Past Five Years ▪None

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Governance

Career Highlights

▪Chief Financial Officer, Director (since 2021), Chair Audit Committee, and member Nominating and Corporate Governance Committee, Redwire Corporation (NYSE:RDW)
▪Operating Partner, Genesis Park, a private investment company
▪Former President, Chief Financial Officer, and Director, Genesis Park Acquisition Corp. (NYSE:GNPK), a special purpose acquisition company (SPAC) (from 2020 until its merger with Redwire Corporation in 2021)
▪Former CEO / President / Director (2014-2019), and Senior Vice President and Chief Financial Officer (2010-2014), Bristow Group Inc. (NYSE:VTOL), an industrial aviation solutions provider offering helicopter transportation, and search and rescue and aircraft support services.[1] Mr. Baliff ceased serving as an executive officer of Bristow in February 2019
▪Executive Vice President-Strategy (2008-2010), NRG Energy, leading development and implementation of corporate strategy and M&A
▪Managing Director, Credit Suisse’s Global Energy Group (1997-2008)
▪U.S. Air Force veteran. While on active duty, he served in numerous assignments flying F-4 Phantom Fighter aircraft, including the first combat missions during the first Gulf War

Jonathan E. Baliff	Committee Membership(s) ▪Audit
Chief Financial Officer, Redwire Corporation	Specific Qualifications, Experience, Skills and Expertise	Select Professional and Community Contributions
Director since 2017	▪Extensive financial / leadership experience in executive roles with public companies ▪Focus on corporate strategy, coupled with banking experience earlier in his career ▪Financial Expert	▪U.S. Air Force (1985 until retirement in 1993 with the rank of Captain) ▪Board Member, Alley Theatre ▪Board of Advisors, Georgetown Graduate Schools of Foreign Service
Independent
Age 59

	Other Current Public Directorships ▪Redwire Corporation	Public Directorships in the Past Five Years ▪Genesis Park Acquisition Corp. ▪Bristow Group Inc.

1 The 2014 global oil price collapse and ensuing turmoil in offshore transportation services resulted in several in the industry filing for bankruptcy, including Bristow Group Inc., which filed for Chapter 11 bankruptcy protection in May 2019. Bristow was the world’s largest commercial helicopter and industrial aviation company serving the energy and government sectors. Despite the 2014 global oil price collapse, Bristow continued to recognize revenue growth while Bristow’s peer group’s revenues fell by an average of ~10% annually with most competitors filing for bankruptcy over the same period.
TCBI 2023|Notice of Annual Meeting and Proxy Statement 20

Governance

Career Highlights

▪Retired as partner (2009), KPMG LLP, an international accounting firm, after more than 38 years with the firm
▪Served as Chairman of the Board, director and member, Audit Committee, of RigNet Inc., a global technology company providing customized communications services, applications, real-time machine learning and cybersecurity solutions to enhance customer decision-making and business performance (from 2012 until acquired by Viasat Inc. in 2021)
▪Director (since 2016), and Chair, Audit Committee, Herc Holdings, Inc., a NYSE-listed full-service equipment rental company

James H. Browning	Committee Membership(s) ▪Audit (chair) ▪Governance & Nominating
Former Partner, KPMG	Specific Qualifications, Experience, Skills and Expertise	Select Professional and Community Contributions
Director since 2009	▪More than 38 years in public accounting ▪Expertise in financial / accounting / SEC matters ▪Vast experience dealing with public company boards ▪Financial Expert	▪Member, AICPA ▪Member, NACD
Independent
Age 73

	Other Current Public Directorships ▪Herc Holdings Inc.	Public Directorships in the Past Five Years ▪RigNet, Inc.

Career Highlights

▪Chief Executive Officer and President of the Company, member of the board of directors (since Jan. 2021); CEO & President, Texas Capital Bank
▪Former senior executive JPMorgan Chase & Co. and predecessor firms (1989 until 2020), including as Global Head of Corporate Client Banking and Specialized Industries (2011 until 2020), co-head of JPMorgan’s North American Retail Industries Investment Banking practice (2005 - 2011), head of Investment Banking for the southern region of the U.S. (2010 - 2011), and had shared oversight of the Commercial Banking Credit Markets business, which provided Asset Based Lending and other credit solutions (2016 - 2020)

Rob C. Holmes	Committee Membership(s) ▪None
Chief Executive Officer, President and Director	Specific Qualifications, Experience, Skills and Expertise	Select Professional and Community Contributions
Director since 2021	▪Extensive knowledge of all aspects of our business ▪More than 30 years of experience and leadership in the banking industry	▪Advisory Board, University of Texas at Austin McCombs School of Business ▪Board Member, Baylor Health Care System Foundation ▪Member, University of Texas at Austin Development Board ▪Salesmanship Club
Non-Independent
Age 58

	Other Current Public Directorships ▪Dillard’s, Inc.	Public Directorships in the Past Five Years ▪None

TCBI 2023|Notice of Annual Meeting and Proxy Statement 21

Governance

Career Highlights

▪More than 27-year career with AT&T Inc. and subsidiaries, a global leader in telecommunications, media and technology
▪Senior Executive Vice President & Chief Compliance Officer (since 2014), responsible for developing privacy policies, legal and regulatory compliance, and ensuring adherence to internal compliance requirements, and protecting company assets
▪Former Senior Vice President & Assistant General Counsel, AT&T Services (2012-2014)
▪Former Senior Vice President & General Counsel, AT&T Advertising Solutions and AT&T Interactive (2010-2012)

David S. Huntley	Committee Membership(s) ▪Audit ▪Compensation and Human Capital
Chief Compliance Officer, AT&T	Specific Qualifications, Experience, Skills and Expertise	Select Professional and Community Contributions
Director since 2018	▪Compliance and legal expertise ▪Experience developing and implementing policies to safeguard the privacy of customer and employee information
▪Director, AT LAST!, the Baylor Health Care System Foundation, the Dallas Citizens Council, and the National Urban League
▪Trustee, Southern Methodist University; Public Trustee, Dallas Medical Resources
▪Executive Committee, Texas Business Hall of Fame

Independent
Age 64

	Other Current Public Directorships ▪None	Public Directorships in the Past Five Years ▪None

Career Highlights

▪Retired Senior Executive Vice President & Chief Risk Officer, Key Corp. and Key Bank (holding company and regional bank based in Cleveland, Ohio)(from 2004 until his retirement in 2012)
▪Former executive Barclays Capital, working in the U.S. and London (from 1980 - 2003), most recently as Managing Director and Global Head of Credit Portfolio Management - London
▪Former banker, JP Morgan (1972-1980)

Charles S. Hyle	Committee Membership(s) ▪Risk (chair) ▪Audit
Former Chief Risk Officer, Key Corp.	Specific Qualifications, Experience, Skills and Expertise	Select Professional and Community Contributions
Director since 2013	▪Broad financial services experience ▪Managing bank credit and operational risk ▪Financial Expert	▪An active impact investor in several startup social enterprises focused on educational technology through Learn Launch + Accelerator in Boston
Independent
Age 72
	Other Current Public Directorships ▪None	Public Directorships in the Past Five Years ▪None

TCBI 2023|Notice of Annual Meeting and Proxy Statement 22

Governance

Career Highlights

▪Co-Chief Executive Officer (since 2021) and director (since 2019), Energy Transfer LP and its general partner, LE GP, LLC. Formerly Energy Transfer Group's Chief Financial Officer (CFO) (2016-2020)
▪Chairman of the Board (since 2021) and director (since 2018), USA Compression GP, LLC
▪CFO / director, Penn Tex Midstream GP, LLC (2016-2017)
▪Executive Vice President / CFO, Regency GP LLC (2010-2015)
▪Vice President / CFO, Matrix Service Company (2008-2010), and DCP Midstream Partners, LP (2005-2008)
▪Various executive / financial positions with Duke Energy Corp. (1998-2005)

Thomas E. Long	Committee Membership(s) ▪Audit
Co-CEO / Director, Energy Transfer LP	Specific Qualifications, Experience, Skills and Expertise	Select Professional and Community Contributions
Director since 2022	▪Extensive financial / leadership experience serving in roles with public companies ▪Focus on corporate finance, coupled with energy-related experience ▪Financial Expert	▪Member, Financial Executives International
Independent
Age 66

	Other Current Public Directorships ▪Director of Energy Transfer LP and LE GP, LLC (2019- )	Public Directorships in the Past Five Years ▪Director of the general partner of Sunoco LP (2016-2021)

Career Highlights

▪Former President / COO, The Staubach Company (2001-2008)(merged with Jones Lang LaSalle in 2008)
▪Retired International Director, Jones Lang LaSalle, a commercial real estate services company (2008-2017)
▪Former director (2007-2018), Lead Director, member, Compensation Committee, and Chair, Nominating and Corporate Governance Committee, Fossil Group, Inc.

Elysia Holt Ragusa	Committee Membership(s) ▪Governance & Nominating (chair) ▪Compensation and Human Capital
Principal, RCubetti LLC	Specific Qualifications, Experience, Skills and Expertise	Select Professional and Community Contributions
Director since 2010	▪C-Suite and Public Company Board Experience ▪Commercial Real Estate Expertise ▪Leadership Training Experience ▪Change Management Expertise ▪M&A Expertise	▪Board of Directors, The Contemporary Austin ▪Advisory Board, University of Texas McCombs School of Business ▪United Way of Dallas Allocation Chair
Independent
Age 72

	Other Current Public Directorships ▪None	Public Directorships in the Past Five Years ▪Fossil Group, Inc.

TCBI 2023|Notice of Annual Meeting and Proxy Statement 23

Governance

Career Highlights

▪President, SPR Ventures, Inc., a private investment company (since 1997)
▪Former owner, CEO and President, SPR Packaging LLC, a manufacturer of flexible packaging for the industrial and consumer industry (2006 until its sale in 2018)
▪Former President, ConAgra Private Label (1992-1997)
▪Director (since 2008), Chair, Nominating and Corporate Governance Committee, and member, Audit Committee, Cinemark Holdings, Inc., a leader in the motion picture exhibition industry with theatres and screens in the U.S. and Latin America
▪Former director (2007-2014), member Audit, Compensation and Nominating and Governance Committees, PRGX Global, Inc., a supplier of specialized data auditing services
▪Former director of Ready Ice, Inc. (1996-2004), Chair, Audit Committee, and former director of PRGX, Inc. (2005-2011), served on multiple committees, both publicly traded companies

Steven P. Rosenberg	Committee Membership(s) ▪Compensation and Human Capital ▪Risk
President, SPR Ventures, Inc.	Specific Qualifications, Experience, Skills and Expertise	Select Professional and Community Contributions
Director since 2001	▪Corporate leadership, private entrepreneurial investment and public company boards / management ▪Experience in accounting and financial management ▪M&A ▪Sales and marketing
▪Member, Executive Board and Treasurer, Dallas Holocaust and Human Rights Museum
▪Trustee and Past President, AkibaYavneh Academy
▪Treasurer and Endowment Chair, American Friends of Bar Ilan University, Israel
▪Member, National Council, AIPAC

Independent
Age 64

	Other Current Public Directorships ▪Cinemark Holdings, Inc.	Public Directorships in the Past Five Years ▪None

Career Highlights

▪Chairman of the board of directors and CEO of Stallings Capital Group, Inc., an investment company (since March 2001)
▪Retired Executive Chairman of the Board of GAINSCO, Inc., a property and casualty insurance company (August 2001 - April 2021, when GAINSCO was acquired by State Farm)
▪Former CEO of an asset management company as well as a savings bank
▪Former director of Crescent Real Estate Equities Company and the Federal Home Loan Bank of Dallas

Robert W. Stallings	Committee Membership(s) ▪Governance & Nominating ▪Risk
President & CEO, Stallings Capital Group, Inc.	Specific Qualifications, Experience, Skills and Expertise	Select Professional and Community Contributions
Director since 2001	▪Banking, financial services and insurance expertise ▪Private entrepreneurial investment ▪Public company board experience	▪Chairman & Founder, The Stallings Foundation
Independent
Age 73

	Other Current Public Directorships ▪None	Public Directorships in the Past Five Years ▪None

TCBI 2023|Notice of Annual Meeting and Proxy Statement 24

Governance

Career Highlights

▪Executive Chairman (former President / CEO, since 2001), C.H. Guenther & Son LLC (dba Pioneer Flour Mills; a food manufacturer of high-quality products; one of the oldest privately held companies in the U.S.)
▪Prior to joining C.H. Guenther, senior officer, The Quaker Oats Company, responsible for all Worldwide Food Service Businesses
▪Former director (2005-2019), member, Audit Committee, and Chair, Compensation Committee, Clear Channel Outdoor Holdings, Inc., a large, public advertising company
▪Director, Nature Sweet Ltd., a privately-owned agricultural and distribution company; director, Monogram Foods, a privately-owned major co-packer and private label provider for strategic partners throughout the nation

Dale W. Tremblay	Committee Membership(s) ▪Compensation and Human Capital (chair)
Executive Chairman, C.H. Guenther & Son LLC	Specific Qualifications, Experience, Skills and Expertise	Select Professional and Community Contributions
Director since 2011	▪Public / private company management leadership ▪M&A and private equity experience ▪Sales & marketing experience ▪Public company board experience
▪Director, Haven for Hope
▪Director, San Antonio Opera
▪Former Founding Board Member, Texas Can Academy - San Antonio
▪Federal Reserve Bank of Dallas - former Consumer Advisory Committee Member
▪Former Finance Advisory Board Member, Michigan State University

Independent
Age 64

	Other Current Public Directorships ▪None	Public Directorships in the Past Five Years ▪Clear Channel Outdoor Holdings, Inc.

Retiring Director
Mr. Helm has been a director of the Company since 2006, and Chairman since 2012. He is retiring from the Company as of the 2023 Annual Meeting in accordance with the Company’s director retirement guideline.

Career Highlights
▪Chairman of the Board of the Company (since May 2012); served as interim CEO of the Company (May 2020 until Jan. 2021)
▪Former senior advisor, Accelerate Resources, LLC, engaged in the acquisition of non-operated oil and natural gas properties and mineral interests (Aug. 2017 until May 2020)
▪Former head of U.S. Middle Market Banking at Bank One (2001 - 2004) and CEO (1996 - 1998) of Bank One Dallas, N.A.

Larry L. Helm	Committee Membership(s) ▪Risk
Chairman of the Board	Specific Qualifications, Experience, Skills and Expertise	Select Professional and Community Contributions
Director since 2006	▪Current and former banking executive, with extensive knowledge of our industry ▪Executive management expertise	▪Immediate Past Chair, Goodwill Industries of Dallas ▪Former Board Member, Dallas Chapter of the American Red Cross, and Dallas Symphony Orchestra
Independent
Age 75

	Other Current Public Directorships ▪ESGEN Acquisition Corporation	Public Directorships in the Past Five Years ▪None
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Governance
Board Diversity
The Company believes it is important that its board of directors is composed of individuals reflecting the diversity represented by its employees, customers, and its communities. In recent years, the Governance Committee took this priority to heart in its nominations process, and the diversity of the Board has broadened. With the addition of Paola Arbour in 2021, the Company continued to expand the diversity of its Board. Provided below is enhanced disclosure regarding the diversity of the Board.

Board Diversity Matrix (As of March 9, 2023)*
Board Size:
Total Number of Directors			12
				Did Not Disclose Gender
	Female	Male	Non-Binary

Part I: Gender Identity
Directors[1]	2	10	–	–
Part II: Demographic Background[2]
African American or Black	–	1	–	–
Alaskan Native or Native American	1	–	–	–
Asian	–	–	–	–
Hispanic or Latinx	–	–	–	–
Native Hawaiian or Pacific Islander	–	–	–	–
White	1	9	–	–
Two or More Races or Ethnicities	–	–	–	–

LGBTQ+[3]			–
Demographic Background Undisclosed			–

* The Board Diversity Matrix as of the prior year appears in the Company’s 2022 Notice of Annual Meeting and Proxy Statement, available on the Company’s website at https://investors.texascapitalbank.com/financials/sec-filings/default.aspx.
[1] Number of directors based on gender identity.
[2] Number of directors who identify in any of these categories.
[3] Number of directors who self-identify in any of these categories.

The Governance Committee considers diversity in a broad sense, including diversity of viewpoints, background, work experience and other demographics, such as race, age, gender identity, ethnicity, nationality, disability, sexual orientation and cultural background.

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Governance
BOARD AND COMMITTEE MATTERS
Board of Directors
The board of directors oversees the business affairs of the Company. The board of directors meets on a regularly scheduled basis to review significant developments affecting the Company and to act on matters requiring approval by the board of directors. Special meetings of the board of directors are held as required from time to time when important matters arise that require action between scheduled meetings. The board of directors held six regularly scheduled meetings during 2022. Each of the Company’s directors participated in at least 75% of the meetings of the board of directors and the committees of the board of directors on which the director served during 2022.
Board Leadership Structure
The Board’s leadership structure is designed to promote Board effectiveness and to appropriately allocate authority and responsibility between the Board and management. The Board believes it is important to retain flexibility to determine its leadership structure based on the particular composition of the Board, the individuals serving in leadership positions, the needs and opportunities of the Company as they change over time. Currently, the CEO and chairman positions are separated under the Company’s board leadership structure. Larry L. Helm acts as the non-executive Chair, and Rob C. Holmes serves as the CEO. Mr. Helm will be retiring from the board of directors and as Chair as of the Annual Meeting. The Board has appointed Robert W. Stallings to serve as Chairman commencing at the Annual Meeting. The members of the Company’s board of directors also serve as directors of the Bank to provide effective oversight of the Bank.

A significant portion of the Board’s oversight responsibilities is carried out through its four independent, principal standing committees: Audit Committee, Risk Committee, Governance and Nominating Committee, and Compensation and Human Capital Committee. Allocating responsibilities among committees allows more in-depth attention devoted to the Board’s oversight of the business and affairs of the Company. See “Risk Oversight” below for more information. Committees meet regularly in conjunction with scheduled Board meetings and hold additional meetings as needed. Each committee reviews reports from senior management and reports its actions to, and discusses its recommendations with the full Board.

All committee chairs are appointed at least annually by the Board. Committee chairs are responsible for:
•Calling meetings of their committees
•Approving agendas for their committee meetings
•Presiding at meetings of their committees
•Serving as a liaison between committee members and the Board, and between committee members and senior management, including the CEO
•Working directly with the senior management responsible for committee mandates
Board members have direct access to management and regularly receive information from and engage with management during and outside of formal Board meetings. In addition, the Board and each committee has the authority and resources to seek legal or other expert advice from sources independent of management.
Board and Corporate Governance: Strong Governance Practices
The board of directors is committed to providing sound governance for the Company. The board of directors adopted Corporate Governance Guidelines (the “Guidelines”) and charters for each committee of the board of directors to provide a flexible framework of policies relating to the governance of the Company. These documents are available in the “Governance Documents” section of the Company’s website at https://investors.texascapitalbank.com/governance-responsibility/governance-documents/default.aspx.
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Governance

The Company’s sound governance practices include:
•Annual election of all directors
•Plurality voting for directors in uncontested elections with a required offer of resignation by any director who receives more “withhold” votes than “for” votes in the election
•Independent Chair
•All directors are independent, other than CEO; 100% principle standing committee member independence
•Director retirement policy
•Director capacity, commitment and over boarding policy
•Directors may be removed with or without cause
•Action by written consent / stockholder right to call special meeting permitted
•Executive sessions of independent directors at each regular Board meeting
•Annual Board and Committee evaluations
•Strong investor outreach program, including participation by the Chair and other Directors
•Accountability to maintain stock ownership per director and executive guidelines
•Prohibition on hedging and pledging
•Comprehensive recoupment policy
•Ongoing director education
•Ongoing consideration of Board composition and refreshment, including diversity in director succession
•Strong director attendance: each director attended the 2022 annual meeting and 75% or more of total meetings of the Board and committees on which he or she served during 2022
•Board oversight of corporate responsibility and ESG matters
•Board and Compensation and Human Capital Committee oversight of human capital management matters
•Direct Board access to management and access to independent advisors
•No poison pill
Among the policies addressed in the Guidelines are the following:
•Retirement policy. A director who reaches the age of 75 at or before the time of his or her election will not be eligible for election to the board of directors, subject to waiver of this requirement on an annual basis by unanimous vote of the remaining members of the board.
•Board leadership structure. Currently led by an independent Chair.
•Limits on other board service. No director may serve on more than four public company boards (including the Company’s board of directors), but the Chair may only serve on a maximum of two other public company boards. The Company’s CEO and other executive officers may serve on only one other public company board.
•Review of significant responsibility changes. Any director who retires from his or her principal employment, or whose principal occupation or business association changes substantially, must tender a letter of resignation to the board of directors. The board of directors will determine whether to accept the resignation based on the recommendation of the Governance Committee after its review of the circumstances.
•Annual meeting attendance. The board of directors expects all of its members to attend the Company’s annual meetings of stockholders. Of the eleven directors then serving on the Board, all of the directors were in attendance at the 2022 Annual Meeting.
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•Director compensation. Director compensation includes a substantial equity component representing approximately half of each director’s annual compensation to align director interests with the long-term interests of stockholders. See “Director Compensation”.
•Director stock ownership. The board of directors established stock ownership guidelines for directors to further align their interests with the long-term interests of stockholders. Directors are expected to own common stock having a value of at least five times the cash portion of the annual retainer paid to outside directors, and may not dispose of any shares of the Company’s common stock unless they own, and will continue to own, common stock with a value at or above that level.
•Executive pay governance and stock ownership. As discussed in more detail below at “Executive Compensation – Compensation Discussion and Analysis”, the Guidelines include policies addressing:
◦Executive stock ownership;
◦No excise tax gross-ups with respect to executive compensation received upon a change in control;
◦No “single trigger” payment or acceleration of benefits upon a change in control; and
◦Recoupment or “Clawback” of incentive compensation upon a restatement of the Company’s financial statements.
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Governance
Risk Oversight
The board of directors is responsible for oversight of management and the business affairs of the Company, including the management of risk. The board of directors oversees an enterprise-wide approach to risk management, intended to support the achievement of strategic objectives to optimize the organizational performance and enhance stockholder value while operating within the guidelines of the Company’s risk appetite statement. Although the board of directors has the ultimate oversight responsibility for the risk management process, the Board has generally delegated the responsibility of risk oversight activities to the Board’s Risk Committee. Certain other Board-level committees are delegated oversight of specific aspects of risk management. For example, human capital and incentive compensation risk is overseen by the Compensation and Human Capital Committee of the Board. While the Risk Committee has oversight of each risk category, including cyber, the Audit Committee of the Board has primary reporting and oversight of certain programs and operating activities that have key risk management roles or attributes, including financial reporting, internal audit, external audit and most aspects of the compliance management program.

The following graph shows the Board’s allocation of key risk topics to the various Board committees.

Board of Directors

•Oversight of risk in ESG matters

Risk Committee	Audit Committee

•Oversight of the Company’s management of credit, liquidity, strategic, market, operational (including information technology and cyber security), compliance, financial, and capital adequacy (“enterprise”) risks
•Annual review and approval of the Company’s risk management framework and review and recommendation to the board of directors of the Company’s risk appetite statement
•Oversees the activities of the ERC, which is chaired by the Company’s Chief Risk Officer, who has a direct reporting relationship to the Risk Committee
•Oversight of supervisory issues and enforcement actions and remediation efforts
•Confirms that the Company’s lending activities are within the context of the Company’s risk framework
•Communicate with the other Board committees to assure the integrated oversight of the full range of enterprise risks

•Oversight of major financial risk exposures
•Monitors the Company’s financial reporting risk, including the allowance for credit losses, and regulatory compliance risk
•Oversight of Trust Department
•Review significant risk trends identified by internal audit

Compensation and Human Capital Committee

•Review and oversight of compensation plan risk assessments •Oversight of risk related to human capital management, including talent management, executive succession planning and DEI

Governance and Nominating Committee

•Oversight of risks related to corporate governance practice and procedure

To embed risk management into the front-line processes while maintaining a strong system of oversight, the enterprise risk management (“ERM”) Framework establishes a “Three Lines of Defense” model for risk governance. The Three Lines of Defense clarifies the roles and responsibilities of the Lines of Business (“LOBs”)(first line of defense), Independent Risk Management (second line of defense), and Internal Audit (third line of defense) relative to the management of risk, as well as provides a framework that supports the integrity of information escalated to the Bank’s risk governance committees and to the Board. The three lines are balanced in importance and stature and must all operate effectively across the organization to enable strong risk management.

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Governance

The ERM principles and related components detailed within the accompanying chart represent a summary of the Company’s overall ERM Framework.
To provide clarity on the role of certain parties relative to the three lines of defense, all departments / functions have been mapped to each line of defense. There are instances and functions that transcend the three lines of defense that have responsibilities inclusive of those in the first and second lines of defense but other than risk-taking activities. Furthermore, a formal organizational structure is in place which outlines the chain of command/line of authority within each business area.

Management established an internal Executive Risk Committee (“ERC”), reporting to the Board's Risk Committee, chaired by the Company’s Chief Risk Officer (Mr. Storms), and comprised of executives responsible for all major categories of risk to provide management oversight and guidance related to the Company’s enterprise risk management, including the CEO and CFO. The ERC updates the Company’s risk appetite statement and enterprise risk management policy on an annual basis and establishes various risk tolerances focused on quantitative and qualitative key risk indicators, which are ultimately approved by the board of directors.

In addition, the Bank is expected to conduct a Capital Stress Test exercise to assess the capital adequacy of the Bank in a stressed economic environment while ensuring alignment with the Board’s Risk Appetite. The Capital Stress Test Framework is part of the overall capital planning and management process. Management’s Capital Management Committee (“CMC”) is responsible for the governance, oversight, decision-making and approval for the annual capital stress test exercise. The CMC is designed to escalate matters, as necessary, to the Asset/Liability Committee (“ALCO”) and then to the Executive Risk Committee.

Controls are incorporated into the process, establishing principles and policies to ensure that the capital stress test exercise is governed and consistent with various stakeholder expectations. The capital adequacy assessment will underpin which capital actions can be carried out after the review of the capital stress test results and the appropriate approvals.
Environmental, Social and Governance (ESG) Highlights
Overview
The Company’s vision is, “To be the flagship financial services firm in Texas serving the best clients in our markets.” In order to make that happen, the firm needs to ensure it has the appropriate level of focus in the management of its environmental, social and governance (“ESG”) practices. The firm takes a comprehensive approach to corporate social responsibility that includes investing in its communities, creating a culture of strong corporate governance, attracting and retaining the best talent, and continuing focus on sustainable business practices. The Company believes that this approach enables it to more effectively serve its stockholders, clients, communities, and colleagues.

While the ESG programs continue to evolve, the firm is currently focusing on creating value through the following prioritized areas: governance, sustainable finance, diversity, equity and inclusion (“DEI”), engaging and empowering employees, philanthropy, employee giving and volunteerism, and investment in affordable housing and taking a proactive approach to cyber security to protect Bank employees and customers. The firm continues to improve and deepen its ESG initiatives by assessing its practices against industry best practices, incorporating stakeholder feedback and actively participating in and advocating for the causes that matter most to its various stakeholders.

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The Company launched the ESG Council in 2021, led by the Chief Legal Officer, which is responsible for oversight and proactively advancing ESG efforts, including involvement of key internal executives and integration with the Bank’s strategy. During 2022, the firm enhanced the ESG Council by solidifying the monthly cadence of meetings, expanded the Council by adding additional executives to ensure all stakeholders are engaged to enhance the comprehensive approach, developed an ESG Roadmap with measurable short-term and long-term goals, with defined benchmarks to measure progress, and identified gaps and other areas for improvement internally to drive further improvements in the Company’s ESG scoring across many rating agencies. To better highlight the impact the Bank is having, its website now has a dedicated landing page, Our Values in Action, highlighting the Bank’s environmental, social and governance efforts. The website is: https://www.texascapitalbank.com/who-we-are/our-company/our-values-in-action.

Stockholders

Board of Director and Committee Oversight

é	é	é	é

ESG Leadership Council

1 Operating Committee-Level Leadership Integrating with Strategy
2 Subject Matter Experts from Across the Company to Drive Execution
3 Monthly Meeting Cadence to Maintain Momentum
4 Education and Baselining to Move Efficiently
5 Organized Sub-Teams to Coordinate Activities

Clear and Effective Communication to Both Internal and External Stakeholders

Areas of 2022 Focus
The Company continues to refine its focus on how its business impacts individuals, groups and communities around the world. As further described below, key ESG accomplishments in 2022 included:
•Heightened focus on supporting employees, clients and communities, including by expanding employee benefits and other programs to assist clients and provide local and regional support;
•Expanded efforts to advance DEI initiatives, including
▪market-related activities to support DEI,
▪formed and launched three additional employee resource groups (“ERGs”),
▪continued purposeful DEI university hiring efforts, and
▪more focus on community-focused DEI events;
•Incorporated environmental, social and governance considerations into a Bank policy statement;
•Greater transparency through increased ESG reporting and disclosures;
•Initiation of work to evaluate and address climate risks and opportunities;
•Formation of the Texas Capital Bank Foundation;
•Becoming the Employer of Choice in Texas for people interested in growing their career in financial services and offering benefits that improve lives:
▪expanding Ginger Mental Health Support,
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▪continued offering of Vitality, Health Cooking Classes,
▪Step Challenges,
▪creation of TCBI Leadership Model,
▪Early Careers Program,
▪renewed Investments in the Intern Program, and
▪creation of Success Profiles to name a few;
•In 2022, the Bank was honored:
▪ Most Trusted Bank in America by Newsweek
▪ D CEO Magazine Corporate Citizenship Awards
◦Collaboration of the Year
▪Texas Bankers Foundation LiFE Award

“As President and CEO, it is important to me that the Company live up to its stated values. As we look forward, we are eager to accelerate our advancements in diversity, equity and inclusion efforts as well as environmental, social and corporate governance areas.”
ROB C. HOLMES

Much of what the firm does with respect to ESG may seem far from core operations, but there is a business case for it – benefits that are hard to quantify aren’t less valuable but nonetheless, done right they lead to value creation. Management couldn’t work as effectively as it does without extensive local engagement, as described below. Another thing that shapes how the firm thinks about ESG is the fact that, because its primary operating subsidiary is a bank, it is already subject to some of the strictest regulation of any industry. But even with that high bar, the firm still has been able to deliver on its strategic transformation plan and continues reinvesting in the communities it serves.
ESG Governance and Reporting
The Company’s ESG program is under the primary oversight of the Board, with the Compensation and Human Capital Committee focusing on human capital management (including talent management, executive succession planning, DEI and culture). Management reviews and discusses strategy, goals, practices and performance with the Board, which also receives management updates on progress, ratings, disclosures and stakeholder engagement. At the executive management level, the ESG program is led by the Chief Legal Officer, in collaboration with the Company’s ESG Council established in 2021, which ensures appropriate alignment and involvement from the Chief Executive Officer, other executive leaders and cross-functional management. In 2022, the Company published its Corporate Social Responsibility Report, which can be found at https://www.texascapitalbank.com/sites/default/files/documents/TCB_2022_Corporate_Responsibility_Report_Digital.pdf. This report includes details on many of the ESG initiatives and accomplishments. In 2022, the Company also published on its website an ESG-focused landing page titled “Our Values in Action,” meant to highlight the Company’s ESG-related progress and initiatives in real-time rather than waiting to share the news in a quarterly or yearly periodical. See https://ww.texascapitalbank.com/who-we-are/our-company/our-values-in-action. The Company will continue to enhance and evolve its disclosures, taking into consideration industry practices and stakeholder expectations, among other factors.
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Governance

Environmental

The Company is focused on operating the business in a sustainable manner, as it believes it better serves its communities and also has a positive effect on operating expenses. The Company also believes that it’s important for its clients to reflect the values behind how it does business, which is why it endeavors to steward its capital and resources toward investments that drive value, socially responsible and sustainable business practices.

• Operational Environmental Impact. The firm’s corporate headquarters, Texas Capital Center, is located in a leased building that has been designated as a U.S. Green Building Council Leaders in Energy and Environmental Design (LEED) Gold level building, and its newer lease, the North Dallas Campus, is also LEED certified (Silver level building). Additionally, the firm’s branch-light operating philosophy allows it to avoid the impact on the environment of operating a large number of facilities, while still allowing it to serve clients with the level of service its clients have come to expect.

• Sustainable Finance. The firm’s lending agreements require that energy industry and real estate construction clients comply with all applicable federal, state and local environmental regulatory requirements. The Company is proud to support clients who excel in sustainable business practices, including the following:
◦An energy client that provides a clean burning alternative to diesel and gasoline for municipalities and private transportation fleets.
◦A client that creates products from recycled plastic, agricultural waste and natural resources, while aiding in the fight against deforestation in the United States.
During 2021 the Bank incorporated Environmental, Social and Governance considerations into a policy statement. Now, as part of the regular process around engaging with clients and potential clients, the Bank’s “know your customer" program and robust due diligence assessments help evaluate potential environmental, social and governance risk factors so that the Company can remain committed to doing business in the most sustainable way possible.

Social and Human Capital Management

The health, safety and well-being of employees and customers is of paramount importance. This includes financial and other support, encouragement of a culture of diversity, equity, and inclusion, through training and development, and both personal and financial involvement in the community.

• Health & Safety. The Company’s policy is to provide a safe and healthy workplace. In 2022, the Company continued its support of the Company’s employees, clients and communities in a variety of ways.

◦The Company focused on providing employee support to address work, life, financial and health-related issues. This included programs and benefits to support the needs of employees. Examples include mental health support, technology and a commitment to retain and improve incentive compensation packages.
◦The Company has an enhanced performance management process, and a defined process for succession planning deeper into the organization.

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Governance

• Diversity, Equity and Inclusion.
Diversity Statement. At Texas Capital Bank, diversity, equity, and inclusion (DEI) is an integral part of the strategy to build a strong culture where employees can reach their full potential professionally and personally. People are the firm’s greatest asset; the firm’s DEI initiatives are a driver and an enabler for employees to thrive within the firm’s teams, with clients, and in the firm’s communities.

In 2022, the Company enhanced its inclusion efforts through cultural celebrations and employee engagement activities across its markets, and the Company broadened communications internally and externally as it highlighted the stories and experiences of diverse leaders from across the firm. Additionally, the Company added headcount to the DEI team to support the firm’s DEI efforts.

“Texas Capital Bank remains committed to our DEI efforts and fostering an inclusive and diverse workplace where all voices are heard and valued. Our continued investment in DEI is critical not only to the evolution of our business, but in strengthening our overall focus on our people and promoting a work environment of which we can all be proud.”
ROB C. HOLMES, CEO & President

Recruiting Talent. The firm’s Talent Acquisition and Community Development teams worked together to expand its relationship with academic and strategically located HBCUs (Historically Black Colleges and Universities) across the firm’s Texas markets. This year, the Company expanded its pipeline strategy by adding three tier-one HBCUs to the targeted schools: Huston-Tillotson University, Prairie View A&M University and Texas Southern University. Additionally, the Company launched a Commercial Banking Program at Huston-Tillotson University and the University of North Texas, Dallas; a local HSI (Hispanic Serving Institution). As the Company increases its engagement with these institutions, the Company plans to grow enrollment in the Banking Certificate Program by 25% in 2023. The Company’s university recruiting efforts have been successful in building its diversity pipeline – resulting in 44% of the hired analysts being female and 25% self-identifying as ethnically diverse.
As a firm, at December 31, 2022, 44% of the workforce are female and 44% self-identify as ethnically diverse. The Company will continue to invest in recruiting strategies to help Texas Capital Bank reflect the clients and communities it serves.
Diversity Council. In 2020, the Company launched the Diversity Council made of colleagues from departments across the organization assisting in the creation of a DEI strategy. The Council is continuing to develop DEI goals and metrics that will align to the Company’s business strategy. This year, in support of the Council’s educational efforts, the Company shared the Texas Diversity Council resources to help the team learn and begin to implement diversity best practices across the firm.
Employee Resource Groups (ERGs). In late 2021 / early 2022, the Company rounded out the suite of ERGs with the launch of its final three: Emerging Professionals, PROUD and Multi-Ethnic Resource Group (MERG). The Company previously launched the Women of Texas Capital Bank ERG and the Veterans ERG. Approximately 25% of the firm’s employee population participates in one or more of the ERGs. This year, the ERGs hosted various personal and professional development events as well as created opportunities for the Bank to engage with its local communities. To highlight some of these impactful events: the Emerging Professional ERG hosted a personal finance workshop to promote financial literacy across the firm, and the Women of TCB ERG partnered with the Susan G. Komen Foundation and UT Southwestern Medical for Breast Cancer Awareness month. MERG partnered with the Talent Acquisition team to support recruitment efforts as the Company expanded its HBCU and HSI strategy. The goal in 2023 is to build ERG membership and to continue to align ERG efforts in a strategic way to the firm’s business goals.
Why the ERGs exist.
▪Emerging Professionals: the mission is to provide members opportunities to build relationships across generations through networking and community service events and career development activities
▪Multi-Ethnic Employee Resource Group (MERG): the mission is to serve all employees by prioritizing the importance of diversity and inclusion across all ethnicities both within the Bank and in its
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Governance
communities; the goal is to provide a multicultural perspective through initiatives that promote cultural competence, allyship, and development
▪Professionals Respecting Others’ Unique Differences (PROUD): the mission is to cultivate an inclusive environment that supports and encourages LGBTQ+ and allies to advance their professional skills and leadership abilities through mentorship, dialogue, and bringing one’s authentic self to work
▪Women of TCB: the mission is to support and encourage women to advance their professional skills and leadership abilities through connection, mentorship, and dialogue
▪Veterans and Employees Together (VETs): the mission is to honor and to recognize the Veterans that serve or have served the country; the goal is to create opportunities to connect Veterans and non-Veterans for dialogue around leadership, development, and service
Supplier Diversity. The Company is committed to supporting and promoting qualified diverse businesses from historically underrepresented groups. This year, the Company revamped its supplier diversity program by updating exiting vendor records, revising its vendor questionnaire, and establishing benchmarking metrics for better reporting and goal setting. The Company will continue to grow its supplier diversity efforts through intentional outreach, awareness, and information across the firm and third-party vendors.

• Training and Development. The Company is committed to supporting the development of its employees. The development of employees at every level in the organization reinforces the leadership framework, the Company’s values, and its commitment to employees having the opportunity to grow their careers at Texas Capital Bank. This commitment is evidenced by over 88,000 hours of learning resulting in employees gaining the technical and professional skills needed to be successful in their role and advancing their careers.

In 2022, part of the Company’s training and development included:
◦Revising and updating of critical annual regulatory compliance and required corporate training for all employees
◦Building and delivering technical, job-specific skills training for areas such as operations, sales, credit, and technology
◦Refining the analyst program to focus on critical credit training, technical training, and leadership skills
◦Launching job profiles for roles across the Bank with skills, knowledge, and abilities to empower employees to focus on targeted skill development and career ownership
◦Launching a leadership model with business-critical competencies for focused coaching and development

• Involvement in the Community / Affordable Housing. The Company established itself as a leader in the community by making strategic financial investments in community endeavors and by promoting a strong corporate culture of volunteerism. The Company’s Community Impact Program exists to remove barriers that stand in the way of communities becoming healthy, resilient, and prosperous. The Company does that through three pillars:
◦Live: Basic needs to support quality of life
◦Learn: Educational opportunities for lifetime success
◦Lift: Supportive services for individuals, small businesses and veterans

Throughout 2022 the Company was able to provide a wide range of support to its communities, including Total Impact Lending of $10.8 billion, exclusively within its market assessment areas in Texas and exclusively serving low- and moderate-income (“LMI”) / underserved communities and small businesses that fit the SBA definition of $1MM or less in annual revenues or loans less than $1MM to a business, comprised of:
◦$349 million in community lending, which includes loans in underserved communities, including for affordable housing; loans to community service providers; loans to businesses that create jobs in LMI areas; and loans for rebuilding and revitalizing these areas.
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◦$10.49 billion in the form of more than 48,000 small business loans.
These loans helped to create 413 affordable housing units, 50 permanent new jobs, and the acquisition, renovation or expansion of 4 charter schools, each in the communities that it serves.
The Bank also had Impact Investing during 2022 of $10 million. Texas Capital Community Development Corporation, a wholly-owned subsidiary of the Bank, made investments in various Community Reinvestment Act-qualified funds that provide equity and subordinated debt capital into small and growing businesses. These investments funds are Small Business Investment Corporations (SBIC); Community Development Corporations (CDFI); and real estate funds that invest in preserving affordable multi-family housing.
Additional impactful activities included:
◦The Company’s employees spent over 9,300 hours volunteering in Company-sponsored projects, including teaching financial literacy and skills-based volunteering. Impact Teams are committees in each of the firm’s offices that coordinate volunteer projects to serve their local community. These teams are completely voluntary and serve as the hands and feet of the volunteer program. Over 135 non-profit boards are served.
◦The Mobile Banking Center was re-branded and re-launched at a Community Fair, where the Bank celebrated the West Dallas community with a free event and announced newly expanded hours of operation at the Trinity Groves branch.
◦The Mobile Banking Center hosts a virtual financial literacy curriculum to be deployed in every market throughout Texas to ensure that there is no disruption to the financial literacy programming the Bank provides through its Mobile Banking Center or with partner non-profit agencies.
The Company’s 2022 annual Corporate Social Responsibility Report highlights its commitment to underserved communities.
• Philanthropy. During 2022 the Company also made more than $3 million in various philanthropic gifts (with approximately 1/3 in each of the three pillars). The Company partnered with over 100 organizations through funding, referrals and investments. These cover a wide range of activities from financial literacy to support services for the homeless. In addition, the Company and its employees helped restock food bank shelves, planted community gardens, taught kids how to code, purchased holiday gifts for children in need and supported front-line heroes.
In honor of National Cancer Survivors Month in June 2022, Texas Capital Bank launched a fundraiser to benefit the American Cancer Society’s life-saving work in the State of Texas. The Bank’s goal was to raise $10,000 by June 1, 2022. The Bank pledged to match every dollar that employees raised up to $10,000, for a total of $20,000. In less than 24 hours the Bank met that $10,000 goal, but didn’t stop there – employee donations continued to pour in, and the amount raised soon surpassed $20,000. All told, the Bank contributed $50,000 to the American Cancer Society.

• Texas Capital Bank Foundation. During 2022, a non-profit 501(c)(3) organization, Texas Capital Bank Foundation, was created with an established board of directors to carry out the Foundation’s commitment to the communities it serves. Via the Bank’s $8 million donation, the Foundation will meet its philanthropic commitment to the community through Community Impact Grants and four newly-created Honors Awards, three of which follow the Bank’s pillars of “Live,” “Learn,” and “Lift.” The fourth Honors Award is the STAR Award, given to an organization for “Supporting our Troops, Active and Remembered”.

“Giving back has always been a part of our DNA, and with the establishment of the Texas Capital Bank Foundation, we are excited to grow our investments in nonprofit organizations committed to helping fellow Texans.”
ROB C. HOLMES, CEO & President

• Political Activities. Corporate responsibility includes participation from time to time in the political and public policy process, specifically in areas that impact the banking industry, as well as clients, stockholders, employees and communities. It is important that the Company engage with legislators and policymakers, where appropriate, and support initiatives to advocate constructively for the long-term interests of the Company’s business and key constituents. Political activities are subject to the oversight of the Governance
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Governance
Committee, which recognizes the importance of appropriate governance and risk management of the Company’s corporate political activities, and reviews activities for alignment with the Company’s business, strategy and corporate values, as well as compliance with applicable laws and regulations. Political contributions are made primarily through a federal political action committee that is non-partisan and employee funded. Political contributions utilizing corporate funds are limited and subject to restrictions and disclosure pursuant to applicable policies.

Governance

• Corporate Governance. Strong corporate governance practices support the Company’s overall effectiveness and enable the firm to manage its business and maintain its integrity in the marketplace. The Company believes strong governance is essential and constructive at all levels, from the board of directors to executive management and throughout the Company. For more information about the firm’s governance practices, see “Board and Corporate Governance: Strong Governance Practices” and “Compensation Governance Best Practices”. During 2022 directors and management met with stockholders to communicate progress on ESG matters and to better understand how ESG fits into their investment analysis and decision making. See “Stockholder Engagement” below.

Because the Company’s primary operating subsidiary is a bank, the Bank has robust controls and reviews, which cover everything from stress testing to anti-money laundering activities. In the last few years the Bank expanded those frameworks with working groups like the DEI Council and the ESG Council to broaden the scope of those efforts – legal compliance is a comfortable minimum for these projects, but in many areas the Company is doing more.
As noted above, the Company has a strong ERM Framework allowing the firm to examine potential risk at multiple levels and with internal executive- and Board-level oversight.
• Information Security. In 2022, the firm continued to enhance its security program under the auspices of continually improving security to battle the growing cyber threat. These included, among other things, network detection and response, data security, secure logins, establishment of an insider risk program, and continued evolution of third-party cyber security protocols and processes. These improvements contribute to the Company’s ability to protect its employees, clients and third-party partners.
Additionally, the Company continued enhancing its capability to address cyber threats – an industry-wide growing risk that is ever evolving. In that regard, the Company bolstered its security operations by growing its cyber intelligence team, among other detection and prevention capabilities. These capabilities resulted in assisting clients in protecting funds, taking down impersonating websites, while providing peace of mind and engendering the trust of employees and clients.
The Company also enhanced its focus on employees and clients by rolling out a large scale Cyber Education and Awareness program that included new Phish testing, educational videos, improved cyber security training, and multiple cyber security presentations from the Federal Bureau of Investigations, highlighting the strong partnership the Company maintains with law enforcement and its clients and customers in each market to educate and highlight how cyber threats may affect them and what the Company does to protect and combat these threats.
• Code of Conduct. The Company’s Code of Conduct is updated yearly, and all directors, officers, and employees are required to adhere to the principles of honesty and transparency set forth in the Code of Conduct and Company policies.
The above summary reflects selected highlights of the firm’s various ESG efforts and is not an exhaustive list.
TCBI 2023|Notice of Annual Meeting and Proxy Statement 38

Governance
Stockholder Engagement
The Board and management team greatly value the perspectives and feedback of the Company’s stockholders, which is why they maintain an ongoing, proactive engagement with stockholders throughout the year in a variety of ways. Throughout the year, the Investor Relations team and executive leaders regularly meet with current stockholders, prospective investors, and investment research analysts. These meetings typically include the Company’s CEO, CFO, and Investor Relations Team in order to engage stockholders and solicit feedback on various topics relevant to the Company’s strategy and performance. Additionally, management attended numerous investment analyst sponsored industry conferences and conducted several non-deal roadshows to meet both in person and virtually with existing and prospective investors.
In Fall 2022, three directors, Mr. Helm (the Chairman), Mr. Tremblay (the Compensation and Human Capital Committee Chair), Mr. Stallings (the Board’s longest-tenured director), and executive management, significantly expanded the engagement efforts, meeting with several investors to discuss our new strategic plan, executive compensation and other topics outlined below. In many instances, the directors and management discussed the voting results on the Company’s 2022 Say on Pay Vote. For more information, see “Executive Compensation – 2022 Say on Pay Vote and Stockholder Engagement” below. Feedback from this year’s investor meetings was positive with many investors expressing appreciation for the Company’s strategy and new executive team, and additional discussion concerning the compensation plans. The Company continually evaluates enhancements to its corporate governance, ESG and executive compensation practices, and appreciates engaging with key stakeholders – including stockholders – in the evaluation of these enhancements.

Engagement
Strategies
Engage with: ▪Institutional stockholders ▪Retail stockholders ▪Equity research analysts ▪Proxy advisory firms ▪Industry thought leaders ▪Investment bankers	Communicate through: ▪Proxy Statement ▪Annual Report ▪SEC Filings ▪Press Releases ▪Investor relations website ▪Investor meetings
2022 Engagements
▪Met with stockholders and potential investors nationwide
▪Attended 5 investor conferences and attended 6 research analyst hosted group meetings
▪Hosted 2 fireside chats to provide detailed information on new products and services
▪Executive management participated in 2 non-deal roadshows
▪Chief Executive Officer and Chair conducted the 2022 Annual Meeting of Stockholders
▪Fall 2022 engagement with top holders

Topics discussed:
▪Business strategy and execution, including premium finance business disposition
▪Compensation and incentive plans (metrics and targets)
▪Environmental, social and governance issues and programs
▪Data security programs
▪Financial performance
▪Ad hoc topics

Opportunities to engage: ▪Stockholder engagement program ▪Quarterly earnings calls ▪Investor conferences ▪Non-deal roadshows ▪Annual stockholders’ meeting ▪Headquarter visits from investors

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Governance
Committees of the Board of Directors
The board of directors has four standing committees:
•Audit Committee
•Governance and Nominating Committee
•Compensation and Human Capital Committee
•Risk Committee
The following table sets forth the current composition of the committees as of the date of this Proxy Statement and the number of meetings of each committee during 2022.

	Independent Director	Audit Committee	Governance and Nominating Committee	Compensation and Human Capital Committee	Risk Committee
Paola M. Arbour	✓		•		•
Jonathan E. Baliff À	✓	•
James H. Browning À	✓	£	•
Larry L. Helm ◊[1]	✓				•
Rob C. Holmes
David S. Huntley	✓	•		•
Charles S. Hyle À	✓	•			£
Thomas E. Long À	✓	•
Elysia Holt Ragusa	✓		£	•
Steven P. Rosenberg	✓			•	•
Robert W. Stallings	✓		•		•
Dale W. Tremblay	✓			£
Meetings in 2022	Board = 6	6	7	6	5
◊ Chair of the Board £ Committee Chair ● Committee Member À Financial Expert
1 Mr. Helm will retire as a director and Chair of the Board at the 2023 Annual Meeting. Mr. Stallings has been appointed Chairman of the Board effective at the 2023 Annual Meeting.
A general description of the functions performed by each committee is set forth below. For more information about the risk oversight delegated to each committee, see “Risk Oversight” above beginning on page 30.
•Audit Committee. The Audit Committee oversees the Company’s and the Bank’s processes related to financial and regulatory reporting, internal control, and regulatory and legal compliance. The Audit Committee also oversees the Company’s internal control over financial reporting, management’s preparation of the financial statements of the Company, the Company’s methodology for establishing the allowance for credit losses and the sufficiency of quarterly provisions for credit losses, the Trust Department, and reviews and assesses the independence and qualifications of the Company’s independent registered public accounting firm. The board of directors adopted a written charter for the Audit Committee. The Audit Committee appoints the firm selected to be the Company’s independent
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Governance
registered public accounting firm and monitors the performance of such firm, reviews and approves the scope of the annual audit and quarterly reviews and reviews with the independent registered public accounting firm the Company’s annual audit and annual consolidated financial statements. The Audit Committee also oversees the Company’s internal audit staff, which includes reviewing with management the status of internal accounting controls, and evaluates areas having a potential financial or regulatory impact on the Company that may be brought to the Audit Committee’s attention by management, the independent registered public accounting firm, the board of directors or by employees or other sources, including the Company’s confidential “hotline” maintained to allow employees to make confidential reports of matters requiring attention.
The board of directors determined that all of the Audit Committee’s members are able to read and understand fundamental financial statements and are independent of management as contemplated by the current listing standards of the Nasdaq Stock Market and SEC regulations. The board of directors also determined that four members, Messrs. Baliff, Browning, Hyle and Long, qualify as “audit committee financial experts” as defined by the SEC and also satisfy the Nasdaq Stock Market’s financial sophistication requirements.
•Governance and Nominating Committee. The Governance and Nominating Committee (“Governance Committee”) oversees the corporate governance policies for the Company and identifies, screens, recruits and recommends to the board of directors candidates to serve as directors. The Governance Committee makes recommendations concerning the composition of the board of directors and its committees, considers any corporate governance issues that arise and develops appropriate recommendations, develops specific criteria for director independence, and assesses the effectiveness of the board of directors. The board of directors adopted a charter for the Governance Committee.
The Governance Committee considers industry knowledge and other business expertise, personal traits such as character, integrity and wisdom, and the candidate’s understanding of business operations, marketing, finance or other aspects relevant to the success of a large publicly traded corporation in today’s business environment, among other factors, when evaluating candidates for the Company’s board of directors.
The Governance Committee endeavors to have a board of directors representing diverse backgrounds and possessing a wide range of professional experience in areas that are relevant to the Company’s business and its status as a public company. To that end, the Governance Committee considers diversity in a broad sense when identifying nominees, looking primarily for diversity in professional experiences and skills, but also considering other dimensions of diversity, including race, age, gender identity, sexual orientation, disability, ethnicity, nationality and cultural background. Director searches in recent years have specified that candidates should provide diversity to the Board in addition to specific experience and skill sets being sought; the individuals considered by the Governance Committee in these searches have included diverse candidates, and it is expected that future director searches will continue this practice. Two of the four most recent additions to the board of directors enhanced its gender and racial diversity. These considerations ensure the board of directors is comprised of individuals who are able to contribute a variety of viewpoints, which the Governance Committee believes is an important component in ensuring that the Board exercises good judgment and diligence.
The Governance Committee evaluates and recommends individual director candidates in the context of the needs and then-current make-up of the Board as a whole. The objective is to recommend individuals who will, acting as a group, contribute to the success of the Company’s business and advancement of stockholder interests through the exercise of sound judgment.
The Governance Committee regularly assesses whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the Board. Candidates may come to the attention of the Governance Committee from current directors, stockholders, professional search firms, officers or other persons. The Governance Committee considers individuals recommended by stockholders in the same manner and to the same extent as it considers director nominees identified by other means. All candidates are reviewed in the same manner regardless of the source of the recommendation.
•Compensation and Human Capital Committee. The Compensation and Human Capital Committee (“Compensation Committee”) advises management and makes recommendations to the board of
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Governance
directors with respect to the compensation and other employment benefits of the named executive officers of the Company. The Compensation Committee also oversees the Company’s long-term incentive and annual incentive programs for executive officers and employees. The board of directors adopted a written charter for the Compensation Committee. The board of directors determined that all of the Compensation Committee’s members are independent of management as contemplated by the current listing standards of the Nasdaq Stock Market, and are also independent under SEC rules, including SEC Rule 16b-3. For more information regarding the Compensation Committee’s processes and procedures for the consideration and determination of executive compensation, see the “Compensation Discussion and Analysis” later in this Proxy Statement.
•Risk Committee. The Risk Committee oversees the Company’s policies and processes related to risk identification, assessment, monitoring and management, including the establishment of a comprehensive risk framework for the Company and setting and monitoring the risk appetite of the Company. See “Risk Oversight” above. A majority of the Risk Committee members are intended to be “independent” directors. The board of directors adopted a written charter for the Risk Committee.
Additional Governance Matters
Communications with the Board
Stockholders may communicate with the board of directors, including the non-management directors, by sending an e-mail to bod@texascapitalbank.com or by sending a letter to the board of directors, c/o Corporate Secretary, 2000 McKinney Avenue, 7th Floor, Dallas, Texas 75201. The Corporate Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. If deemed an appropriate communication, the Corporate Secretary will submit stockholder correspondence to the chairman of the board or to any specific director to whom the correspondence is directed.
Code of Business Conduct and Ethics
The Company adopted a Code of Business Conduct and Ethics (“Code of Conduct”) that applies to all of its directors and employees, including its CEO, CFO, and Chief Accounting Officer. The Code of Conduct is available on the Company’s website at https://investors.texascapitalbank.com/governance-responsibility/governance-documents/default.aspx. Any amendments to, or waivers from, the Code of Conduct applicable to the executive officers will be posted on the Company’s website within four days of such amendment or waiver.
Director Compensation
Director Compensation Process
The Company’s director compensation program is intended to enhance its ability to attract, retain and motivate non-employee directors of exceptional ability and to promote the common interest of directors and stockholders in enhancing the value of common stock. The Board reviews director compensation at least annually based on recommendations by the Compensation Committee (in consultation with the Governance Committee). The Compensation Committee has the authority to engage a consulting firm to evaluate director compensation and since 2018 has engaged Pearl Meyer to assist in setting director compensation. The Compensation Committee reviews director compensation taking into account multiple factors, including pay practices at publicly traded companies, continued expansion of director, committee chair and board chair responsibilities, and the growing time commitment. The Committees and the Board base their determinations on director compensation on recommendations from Pearl Meyer and on market practices and reviewing trends at other S&P 500 companies and compensation peer companies (outlined below). The Compensation Committee continues to look at the structure of Board compensation to more align with industry and peer groups. The Board approved a new director compensation package effective April 19, 2022. Compensation for the portion of 2022 prior to such date was paid and pro-rated based on the prior director compensation package.
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Governance
2022 Director Compensation
For service on the board of directors in 2022, non-employee directors were paid an annual retainer of $70,000 (increased as of April 2022 from $55,000 and in lieu of individual board and committee meeting fees). Also, effective April 2022, the Chair of the Board is entitled to an additional $90,000 per year for serving in that role. Directors serving as chair of the Audit Committee and Risk Committee received an additional $30,000 per year for serving in those roles, and the directors chairing the Compensation Committee and Governance Committee received an additional $25,000 per year for serving in those roles. Directors serving on a committee, but not serving as chair, received an additional $10,000 per year for serving in those roles.
In addition to cash retainer fees, each non-employee director received an annual grant of RSUs with an aggregate grant date fair value of approximately $80,000 at the April 2022 board meeting, which vest in full one year from the grant date on April 19, 2023. New non-employee directors receive a grant of RSUs with an aggregate pro rata grant date fair value of approximately $80,000 upon their appointment, which vest in full on the first anniversary of the grant date.
The following table contains information pertaining to the compensation of the Company’s board of directors for fiscal year 2022. Amounts below also include fees paid for service on subsidiary board committees.
2022 Director Compensation Table*

Name	Fees Earned or Paid in Cash (A)	Stock Awards (B)	Total

Paola M. Arbour	$79,500	$80,031	$159,531
Jonathan E. Baliff	74,500	80,031	154,531
James H. Browning	116,500	80,031	196,531
Larry L. Helm	154,583	80,031	234,614
David S. Huntley	90,000	80,031	170,031
Charles S. Hyle	116,500	80,031	196,531
Thomas E. Long	37,500	80,014	117,514
Elysia Holt Ragusa	110,750	80,031	190,781
Steven P. Rosenberg	90,250	80,031	170,281
Robert W. Stallings	84,750	80,031	164,781
Dale W. Tremblay	104,000	80,031	184,031
*Columns for which no amounts are reported have been deleted. Mr. Holmes is also a director of the Company but he receives no separate compensation for his service as a director and his compensation is included in the “2022 Summary Compensation Table” below.
(A)Amounts represent meeting fees paid upon attendance of board and committee meetings, annual retainer fees and fees for service as chairman of the board or a committee.
(B)Amounts represent the aggregate grant date fair value of time-based RSUs, determined in accordance with Accounting Standard Codification (ASC) Topic 718. On April 19, 2022, the then currently serving directors received 1,377 RSUs, with a grant date fair value of $58.12 per share, which will vest in full on April 19, 2023. Messrs. Rosenberg and Hyle elected to defer vesting of 100% of their award of such units until their respective date of separation from the board of directors. On May 16, 2022, Mr. Long received 1,542 RSUs with a grant date fair value of $51.89 per share, which will vest in full on May 16, 2023.
Director Stock Ownership Guidelines
The Board established stock ownership guidelines for directors to further align their interests with the long-term interests of stockholders. Directors are expected to beneficially own shares of common stock having a value of at least five times the cash portion of the annual retainer paid to outside directors (increased during 2022 from four times). The types of securities that count toward the required ownership guideline include (i) shares of common stock owned outright, whether individually or through beneficial ownership in a trust or entity, and (ii) vested or unvested time-based RSUs. Directors may not dispose of any such shares unless they own, and will continue to own, common stock with a value at or above that level. As of the computation date, December 31, 2022, all of the then current independent directors had attained the minimum stock ownership levels based on holdings, except for Ms. Arbour, who joined the Board in 2021, and Mr. Long, who joined the Board in 2022.
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Stock Ownership Information
STOCK OWNERSHIP INFORMATION
Principal Stockholders and Beneficial Owners
The following table sets forth information as of the record date for the Annual Meeting, February 22, 2023, concerning the beneficial ownership of the Company’s common stock by each person the Company knows to beneficially own more than 5% of the issued and outstanding shares of common stock.

Persons Known to Company Who Own More Than 5% of Outstanding Shares of Company Common Stock	Number of Shares of Common Stock Beneficially Owned		Percent of Shares of Common Stock Outstanding*
BlackRock, Inc. and certain affiliates	5,855,996	(1)	12.1%
The Vanguard Group and certain affiliates	4,977,806	(2)	10.3%
T. Rowe Price Investment Management, Inc.	3,633,859	(3)	7.5%
Dimensional Fund Advisors LP and certain affiliates	3,197,594	(4)	6.6%
State Street Corporation and certain affiliates	2,621,681	(5)	5.4%
AllianceBernstein L.P.	2,517,210	(6)	5.2%
*    Percentage is calculated on the basis of 48,285,929 shares, the total number of shares of common stock outstanding on February 22, 2023.
(1)    As reported by BlackRock, Inc. on a Schedule 13G/A filed with the SEC on January 23, 2023, as of December 31, 2022, reporting sole voting power with respect to 5,744,979 shares and sole dispositive power with respect to 5,855,996 shares. Its address is 55 East 52nd St., New York, NY 10055.
(2)    As reported by The Vanguard Group on a Form 13G/A filed with the SEC on February 10, 2023, as of January 31, 2023, reporting shared voting power with respect to 34,563 shares, sole dispositive power with respect to 4,894,377 shares and shared dispositive power with respect to 83,429 shares. Its address is 100 Vanguard Blvd., Malvern, PA 19355.
(3)    As reported by T. Rowe Price Investment Management, Inc. on a Form 13G filed with the SEC on February 14, 2023 as of December 31, 2022, reporting sole voting power with respect to 1,865,129 shares, and sole dispositive power with respect to 3,633,859 shares. Its address is101 E Pratt St., Baltimore, MD 21201.
(4)    As reported by Dimensional Fund Advisors LP on a Form 13G filed with the SEC on February 10, 2023 as of December 30, 2022, reporting sole voting power with respect to 3,149,063 shares and sole dispositive power with respect to 3,197,594 shares. Dimensional provides investment advice to four registered investment companies and acts as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (collectively, the “Funds”). In certain cases, subsidiaries of Dimensional may act as an advisor or sub-adviser to certain Funds. In its role as investment adviser, sub-adviser and/or manager, Dimensional or its subsidiaries may possess voting and/or investment power over the securities of the issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares. However, all shares are owned by the Funds, and Dimensional disclaims beneficial ownership of such shares. Its address is Building One, 6300 Bee Cave Road, Austin, TX 78746.
(5)    As reported by State Street Corporation on a Form 13G/A filed with the SEC on February 7, 2023 as of December 31, 2022, reporting shared voting power with respect to 2,504,463 shares and shared dispositive power with respect to 2,621,681 shares. Its address is One Lincoln Street, Boston, MA 02111.
(6)    As reported by AllianceBernstein L.P on a Form 13G/A filed with the SEC on February 14, 2023 as of December 31, 2022, reporting sole voting power with respect to 2,190,709 shares, sole dispositive power with respect to 2,466,387 shares and shared dispositive power with respect to 50,823 shares. Its address is1345 Avenue of the Americas, New York, NY 10105.

The following table sets forth information as of the record date for the Annual Meeting, February 22, 2023, concerning the beneficial ownership of the Company’s common stock and the Company’s depositary shares representing a 1/40th interest in one share of the Company’s 5.75% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B, par value $0.01 per share, by: (a) each director, director nominee, and NEO; and (b) all of the Company’s executive officers and directors as a group. The persons named in the table have sole voting and investment power with respect to all shares they owned, unless otherwise noted. In computing the number of shares beneficially owned by a person and the percentage of ownership held by that person, shares of common stock subject to options, restricted stock units (“RSUs”) or stock appreciation rights (“SARs”) held by that person that are currently exercisable or will become exercisable or vest within 60 days of February 22, 2023 are deemed exercised and outstanding.
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Stock Ownership Information

Name of Director, Director Nominee, and NEO (1)	Number of Shares of Common Stock Beneficially Owned		Percent of Shares of Common Stock Outstanding**	Number of Depositary Shares for Preferred Stock Beneficially Owned		Percent of Depositary Shares for Preferred Stock Outstanding**
Anna M. Alvarado	4,663	(2)	*	–		*
Paola M. Arbour	2,710	(3)	*	–		*
Jonathan E. Baliff	6,634	(4)	*	–		*
James H. Browning	18,343	(5)	*	–		*
John W. Cummings	1,213	(6)	*	–
Larry L. Helm	77,858	(7)	*	–		*
Rob C. Holmes	14,471	(8)	*	–		*
David S. Huntley	7,837	(9)	*	–		*
Charles S. Hyle	11,389	(10)	*	–		*
Thomas E. Long	–	(11)	*	–		*
Elysia Holt Ragusa	14,164	(12)	*	10,077	(12)	*
Steven P. Rosenberg	37,749	(13)	*	–		*
J. Matthew Scurlock	6,898	(14)	*	–		*
Robert W. Stallings	251,000	(15)	*	45,000	(15)	*
Tim J. Storms	9,481	(16)	*	–		*
Dale W. Tremblay	13,364	(17)	*	–		*

All current executive officers and directors as a group (16 persons)	477,774		0.99%	55.077		0.11%
*    Less than 1% of the issued and outstanding shares of the class.
**    Percentage is calculated on the basis of 48,285,929 shares of common stock, the total number of shares of common stock, and 12,000,000 depositary shares representing a 1/40th interest in one share of the Company’s 5.75% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B, par value $0.01 per share, each outstanding on the record date, February 22, 2023.
(1)    Unless otherwise stated, the address for each person in this table is 2000 McKinney Avenue, 7th Floor, Dallas, Texas 75201.
(2)    Includes 4,663 shares held by Ms. Alvarado.
(3)    Includes 1,333 shares held by Ms. Arbour, as well as 1,377 RSUs that will vest within 60 days.
(4)    Includes 5,257 shares held by Mr. Baliff, as well as 1,377 RSUs that will vest within 60 days.
(5)    Includes 16,966 shares held by Mr. Browning, as well as 1,377 RSUs that will vest within 60 days.
(6)    Includes 1,213 shares held by Mr. Cummings.
(7)    Includes 76,481 shares held by Mr. Helm, as well as 1,377 RSUs that will vest within 60 days.
(8)    Includes 14,471 shares held by Mr. Holmes.
(9)    Includes 6,460 shares held by Mr. Huntley, as well as 1,377 RSUs that will vest within 60 days.
(10)    Includes 10,012 shares held by Mr. Hyle, as well as 1,377 RSUs that will vest within 60 days.
(11)    [Nothing to report for Mr. Long.]
(12)    Includes 12,787 shares held by Ms. Ragusa, as well as 1,377 RSUs that will vest within 60 days, and 10,077 depositary shares.
(13)    Includes 3,257 shares held by Mr. Rosenberg, as well as 1,377 RSUs that will vest within 60 days. Also includes 33,115 shares held by EAD Investments, Ltd. Mr. Rosenberg and his spouse are the beneficiaries of the two trusts that have equal ownership of EAD Investments, Ltd.
(14)    Includes 6,520 shares held by Mr. Scurlock as well as 378 RSUs that will vest within 60 days.
(15)    Includes 175,623 shares held by Mr. Stallings, as well as 1,377 RSUs that will vest within 60 days. Also includes 74,000 shares and 35,000 depositary shares held by SCG Ventures LP. Mr. Stallings and his spouse are the owners of Stallings Management LLC that is a general partner of SCG Ventures LP.
(16)    Includes 9,481 shares held by Mr. Storms.
(17)    Includes 11,987 shares held by Mr. Tremblay, as well as 1,377 RSUs that will vest within 60 days.
TCBI 2023|Notice of Annual Meeting and Proxy Statement 45

Audit Matters
AUDIT MATTERS
Audit Committee Report
The purpose of the Audit Committee is to oversee the Company’s processes related to financial and regulatory reporting, internal control and regulatory and legal compliance. This includes the internal controls over financial and regulatory reporting of the Company, the audits and financial statements of the Company and the performance, independence and qualifications of the independent auditor and internal auditors of the Company. The Audit Committee serves as the primary communication link among the Board, the independent public accounting firm, and the Company’s internal auditors. The Audit Committee also oversees the Trust Department and receives regular updates. As noted above, the Audit Committee operates pursuant to a written charter adopted by the board of directors, and each member has been determined by the Board to be independent under applicable legal requirements.
Company management is responsible for the financial statements and the reporting process, including the system of disclosure controls and procedures and the internal control over financial reporting. The independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States and on the effectiveness of the Company’s internal control over financial reporting.
In the performance of its oversight function, the Audit Committee reviewed and discussed with the Company’s management and the Company’s independent registered public accounting firm the audited financial statements of the Company for the year ended December 31, 2022.

The Audit Committee discussed with the Company’s independent registered public accounting firm the matters required to be discussed pursuant to the Public Company Accounting Oversight Board Auditing Standard, Communications with Audit Committees, and as required by the SEC. The Audit Committee received and reviewed the written disclosures and the letter from the Company’s independent registered public accounting firm under applicable requirements of the Public Company Accounting Oversight Board regarding communication with audit committees concerning independence, and discussed with the independent registered public accounting firm the firm’s independence. The Audit Committee also considered whether the provision of non-audit services to the Company by Ernst & Young LLP is compatible with maintaining their independence, and has determined that such independence has been maintained.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, to be filed with the SEC on February 9, 2023.
The Audit Committee evaluates the performance of the independent registered public accounting firm each year and determines whether to re-engage the current firm or consider other audit firms. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the registered public accounting firm, along with their capabilities, technical expertise, and knowledge of the Company’s operations and industry. Based on these evaluations, the Audit Committee decided to engage Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2023.
This report is submitted on behalf of the Audit Committee of the board of directors of Texas Capital Bancshares, Inc.

Dated: February 9, 2023	James H. Browning, Chair
Jonathan E. Baliff
David S. Huntley
Charles S. Hyle
Thomas E. Long

TCBI 2023|Notice of Annual Meeting and Proxy Statement 46

Audit Matters
Auditor Fees and Services
The Audit Committee has appointed Ernst & Young LLP to continue as the Company’s independent registered public accounting firm for the 2023 fiscal year. Fees for professional services provided by the Company’s independent registered public accounting firm in each of the last two fiscal years, in each of the following categories, were:

(in thousands)	2022	2021
Audit fees	$2,282	$2,366
Tax fees	501	458
Total	$2,783	$2,824
Fees for audit services include fees associated with the audit of the Company’s annual consolidated financial statements and internal controls over financial reporting, the review of periodic reports and other documents filed with the SEC, including the consolidated financial statements included in the Company’s Form 10-Qs, comfort letters, accounting consultations billed as audit services and services that are normally provided in connection with statutory or regulatory filings or engagements. Tax fees included various federal, state and local tax compliance services, as well as tax consultations.
Pre-approval Policies and Procedures
The Audit Committee adopted a policy that requires advance approval of all audit, audit-related and tax services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee delegated to the chairman of the Audit Committee authority to approve permitted services provided that the chairman reports any decisions to the Audit Committee at its next scheduled meeting.
PROPOSAL TWO – Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm
The Audit Committee appointed Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2023. The Company is seeking stockholder ratification of the appointment of Ernst & Young LLP for fiscal year 2023. Stockholder ratification of the appointment of the Company’s independent registered public accounting firm is not required by the Company’s bylaws, state law or otherwise. However, the board of directors is submitting the appointment of Ernst & Young LLP to the Company’s stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee will consider this information when determining whether to retain Ernst & Young LLP for future services. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from the Company’s stockholders. See the discussion at “Auditor Fees and Services” above for information regarding the services provided to the Company by Ernst & Young LLP.
Proposal Two requires the affirmative vote of the holders of a majority of the outstanding shares of common stock present, in person or represented by proxy, and entitled to vote on the proposal at the Annual Meeting.
The board of directors unanimously recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2023.
TCBI 2023|Notice of Annual Meeting and Proxy Statement 47

Executive Compensation
EXECUTIVE COMPENSATION

See “Annex A” for information about the use of certain non-U.S. GAAP financial measures in the Executive Compensation section of this Proxy Statement.
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Executive Compensation
PROPOSAL THREE – Advisory Approval of the Company’s Executive Compensation
In accordance with the requirements of Rule 14a-21(a) under the Securities Exchange Act of 1934 (the “Exchange Act”), the Company is providing stockholders with an advisory vote to approve executive compensation on an annual basis, commonly referred to as a “Say on Pay” vote. The Company has held a say on pay vote annually since the Company’s 2011 annual meeting of stockholders.
The Company believes that its executive compensation programs effectively align the interests of its named executive officers, or NEOs, with those of its stockholders by creating a combination of incentive compensation arrangements, in both cash and equity-based programs, which are directly tied to performance and creation of stockholder value, coupled with a competitive level of base compensation. The Company's objective is that the NEOs should have a substantial portion of total compensation derived from performance-based incentives. At the Company’s 2022 Annual Meeting of Stockholders, the Company received the affirmative support of 56.8% of votes cast in favor of its 2021 executive compensation. In response to the stockholder vote, and after engaging with stockholders and stockholder advisory firms during the Company’s Fall 2022 engagement, the Committee made changes to the Company’s executive compensation programs and agreed to change certain practices. See “2022 Say on Pay Vote and Stockholder Engagement” below.
The Board values stockholders’ opinions, and, as in prior years, the Board intends to evaluate the results of the 2023 vote when making future decisions regarding compensation of the NEOs. The Company encourages you to carefully review the “Executive Compensation” section of this Proxy Statement and particularly the “Compensation Discussion and Analysis” for a detailed discussion of the Company’s executive compensation programs.
This annual advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s NEOs and the policies and practices with respect to their compensation described in this Proxy Statement. Your vote on Proposal Three is advisory and, therefore, not binding on the Company, the board of directors or the Compensation and Human Capital Committee. This advisory vote may not be construed as overruling a decision by the Board, nor create or imply any additional fiduciary duty of the Board.
The Company is asking stockholders to indicate their approval, on an advisory basis, for the 2022 compensation paid to the Company’s NEOs by voting FOR the following resolution:
RESOLVED, that the stockholders approve, on an advisory basis, the 2022 compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to SEC Regulation S-K, Item 402, including the Compensation Discussion and Analysis, the compensation tables and the narrative executive compensation disclosures to the compensation tables included in this Proxy Statement.
Proposal Three requires the affirmative vote of the holders of a majority of the outstanding shares of common stock present, in person or represented by proxy, and entitled to vote on the proposal at the Annual Meeting.
The board of directors unanimously recommends that you vote “FOR” approval of this resolution.
PROPOSAL FOUR – Advisory Approval of the Frequency of the Company’s Say on Pay Vote
In addition to providing an advisory vote on the Company’s executive compensation program, the Company is requesting that stockholders indicate their preference for the frequency in which these advisory votes on executive compensation should take place – every one, two or three years. This vote is mandated by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC regulations. In 2017, stockholders indicated their preference for advisory voting on the Company’s executive compensation plan every year.
TCBI 2023|Notice of Annual Meeting and Proxy Statement 49

Executive Compensation
Stockholders may indicate their preference on this advisory vote by choosing every year, every other year, or every three years, or abstaining on this vote, when stockholders vote in response to the resolution set forth below. The Company will ask stockholders not less than every six years whether they desire a different vote frequency on the advisory vote on executive compensation.

RESOLVED, that a non-binding advisory vote of the Company’s stockholders to approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure, in the proxy statement of the Company for the annual meeting of stockholders of the Company at which such advisory vote is to occur, be held every year, every other year or every three years, or abstain.

The board of directors has recommended that stockholders approve that the Company conduct an advisory vote on executive compensation each year. The Board believes that an annual review of executive compensation practices will be better aligned with stockholder interests as it allows the Company to obtain information on stockholders’ views of the compensation of the named executive officers on a more consistent basis. It also allows us to engage in regular dialogue with stockholders on corporate governance matters, including the Company’s executive compensation philosophy, policies and programs. For these reasons, the Board believes that stockholders should support an annual advisory vote on executive compensation.

The option of one year, two years or three years that receives the highest number of votes cast by the stockholders will be the frequency for the advisory vote on named executive officer compensation that has been selected by stockholders. However, because this is an advisory vote, this proposal is not binding upon the Company in any way and the Compensation and Human Capital Committee and the board of directors may decide that it is in the best interests of stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by the stockholders. The Compensation and Human Capital Committee, which is responsible for designing and administering the executive compensation program, and the board of directors, value the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making a decision about the frequency of future advisory votes on executive compensation.

The option that receives the highest number of votes cast by stockholders will be the advisory vote frequency selected by stockholders. However, as noted above, the voting on this proposal is advisory. The Company will publicly announce the results of the voting on this Proposal, as well as the frequency chosen by the Board and the Compensation and Human Capital Committee (if different). Not later than 2029, the Company will have another vote to determine the frequency of this advisory vote.

The board of directors unanimously recommends the selection of one year as the stockholders’ preference for the frequency of the Say on Pay vote.
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes the objectives and elements of the Company’s executive compensation program, its alignment with performance decisions regarding named executive officers and actions of the Compensation and Human Capital Committee (“Compensation Committee”). In view of the Company’s competitive performance and historical earnings levels and earnings growth, the Compensation Committee believes that the Company’s executive compensation philosophy and practices have been successful in attracting and retaining talented, dedicated executive officers and providing them with competitive compensation levels that are properly aligned with stockholder interests.
TCBI 2023|Notice of Annual Meeting and Proxy Statement 50

Executive Compensation
Executive Summary
The Compensation Committee is committed to an executive compensation program that drives pay-for-performance, appropriately balances risk, rewards the creation of stockholder value, and reinforces individual accountability through a robust performance management program and compensation forfeiture provisions.

Stockholders Should Approve our NEO Compensation

1	Company Performance	2	Performance Evaluation Framework

•2022 was a transformative year with significant progress toward the announced strategic plan to build the Flagship Financial Services firm in Texas, serving the best clients in its markets
•Financial results in 2022 compared favorably with 2021 in many respects, despite initiative implementation costs
•Net income for common stockholders and diluted earnings per share were $315.2 million and $6.18, respectively, each up over 34% from the prior year
•Company achieved 11 of 14 financial goals in the annual incentive plan, and the Bank’s CET1 Ratio achieved 13.0%
•Strong capital and liquidity, the strongest in the history of the firm
•Company achieved 15 of 16 strategic goals in the annual incentive plan, including creation of new investment banking subsidiary to facilitate broader client product and service offerings
•Sale of premium finance business and related loan portfolio for ~$3.4B cash, led by CEO, reduces risk, secures liquidity, improves capital ratios, and was accretive to earnings
•New cultural expectations introduced to emphasize the importance of diversity, equity and inclusion, doing what's right for the customer, and executing effectively
For more information, see “Company Performance” below.

•Total incentive compensation awarded for 2022 directly tied to overall performance
•Overall performance evaluated through robust performance management program, including assessment of Company performance (including financial metrics) and individual performance
•Strategic performance assessment considered contributions towards numerous Company goals and four Key CEO Strategic Goals, including (i) creating a positive digital client experience, (ii) full deployment of the Company’s investment bank subsidiary, (iii) banking sales enablement, and (iv) implementation of new systems that will better facilitate cost and expense allocation
•All financial and strategic performance measures evaluated against a detailed scorecard
 For more information, see “Performance Assessment and Compensation Determination Framework” below.

3	NEO 2022 Compensation

•NEO incentive compensation for 2022 relative to target reflects Company performance against financial targets as well as individual performance on individual management strategic objectives
•NEO short-term incentive plan is based on financial (40%) and strategic (60%) goals, ensuring strong pay-for-performance alignment
•In assessing and determining NEO performance and compensation, the Compensation Committee evaluated Company performance and set payouts at an aggregate of 120% of target (150% for the CEO) on the financial metrics
•Performance on the Key CEO Strategic Goals ranged for the NEOs from 100% to 150%; performance on the remaining Strategic Goals ranged for the NEOs from 70% to 150%, which generally resulted in an aggregate above target payout for the NEOs for the 2022 performance year

•For 2022 performance, the Compensation Committee awarded Mr. Holmes total direct compensation of $8,052,476, composed primarily of the following:
◦$1,000,000 in base salary; and
◦$7,039,976 in variable compensation, comprised of
▪$3,000,000 annual incentive plan (cash) bonus (150% of target)
▪$4,039,976 long-term incentive compensation (for the 2022 awards, 1/2 in performance RSUs; 1/2 in time RSUs)
For more information, see “NEO 2022 Compensation” below.

4	Pay Practices	5	Risk Management and Accountability

•Tied incentive compensation directly to NEOs’ overall performance (e.g., Company and individual), following good compensation governance principles
•Awarded majority of 2022 target incentive compensation in long-term equity (for 2022 annual awards, evenly split between performance-based RSUs and time-based RSUs)
•Adjusted pay practices to address stockholder concerns
For more information, see “2022 Say on Pay Vote and Stockholder Engagement” and “Pay Practices” below.

•Risk balancing features discourage excessive risk-taking, such as awarding a majority of variable compensation in long-term equity, and imposing caps on incentive compensation payouts
•Enhanced Recoupment and Forfeiture Policy adopted in 2022, broadened in 2023, strengthens the firm’s ability to recover and/or cancel cash incentive compensation and/or long-term equity awards under appropriate circumstances, including certain financial restatements
For more information, see “Risk Management and Accountability” below.

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Executive Compensation
Executive Officers
The Company’s current executive officers, and the positions held by them as of the date of this Proxy Statement, are:
Rob C. Holmes, CEO and President of the Company and Texas Capital Bank. Mr. Holmes, age 58, has served as CEO and President of the Company and Texas Capital Bank and as a member of the board of directors since January 2021. He worked for JPMorgan Chase & Co. and its predecessor firms from 1989 until 2020, where he served as Global Head of Corporate Client Banking and Specialized Industries from 2011 until 2020. During that time, he had end-to-end responsibility for the business, providing global treasury management services, credit, and investment banking solutions to clients in North America, as well as select countries in Europe and Asia. Prior to serving as head of JPMorgan’s Corporate Client Banking and Specialized Industries, he was the co-head of JPMorgan’s North American Retail Industries Investment Banking practice and the head of Investment Banking for the southern region of the U.S. He also shared oversight of the Commercial Banking Credit Markets business, which provided Asset Based Lending and other credit solutions, and of Business Transformation efforts for large, multinational corporations. Mr. Holmes was a member of JPMorgan’s Commercial Banking Operating Committee and served on the Board of Managers of J.P. Morgan Securities LLC.
Anna M. Alvarado, Executive Vice President, CLO and Corporate Secretary of the Company and Texas Capital Bank. Ms. Alvarado, age 44, has served as Executive Vice President, Chief Legal Officer (“CLO”) and Corporate Secretary of the Company and Texas Capital Bank since October 2021. She served as global General Counsel at FirstCash, Inc., a Fort Worth-based consumer financial services and retail company and the leading international operator of pawn stores from January 2015 through October 2021. While there, Ms. Alvarado oversaw an international team of more than 50 and led important initiatives including the company’s Latin American expansion and several domestic and international acquisitions. Prior to joining FirstCash, Ms. Alvarado served as an attorney at Texas-based firms Tanner & Associates PC and Hill Gilstrap PC.
John W. Cummings, Executive Vice President and CAO of the Company and Texas Capital Bank. Mr. Cummings, age 62, has served as the Company’s Chief Administrative Officer (“CAO”) since October 2022, and Texas Capital Bank's CAO since January 2022. Prior to joining Texas Capital Bank, he spent nine years at Citigroup Inc. serving most recently as head of its Wealth Advisory business. He previously served as Chief Operating Officer and Head of U.S. Investment Products for Citigroup Personal Wealth Management. Before Citigroup, Inc., Mr. Cummings was with Merrill Lynch & Co. for 27 years, where he began his career and advanced through assignments within Finance, Corporate Services, Sales and Head of Global Technology & Operations before serving as Chief Operating Officer of the Global Private Client business and Head of the Retirement, Trust Company, Clearing and Digital Investments businesses. Mr. Cummings has served on the Board of Directors of the Depository Trust Company, Level 8 and on the Advisory Board for Columbia University Master of Science in Technology Management program.
J. Matthew Scurlock, Executive Vice President and CFO of the Company and Texas Capital Bank. Mr. Scurlock, age 41, has served as the Company’s Chief Financial Officer (“CFO”) since January 2022, and served as Executive Vice President, Corporate Treasurer from May 2019 through December 2021, where he was most recently responsible for managing the Corporate Finance, Investor Relations, Corporate Treasury, and Corporate Strategy initiatives. He was Director of Finance from July 2017 through April 2019, and Capital Analytics & Stress Testing Manager from August 2013 to June 2017. Prior to joining the Company, Mr. Scurlock worked for Deloitte & Touche LLP, where he provided strategic consulting to financial services clients. Prior thereto, he served as a Vice President in the Corporate Finance group for Zions Bancorporation, leading financial modeling and balance sheet management efforts.
Tim J. Storms, Executive Vice President and CRO of the Company and Texas Capital Bank. Mr. Storms, age 64, assumed the role of Executive Vice President and Chief Risk Officer (“CRO”) of the Company and Texas Capital Bank on February 22, 2021. Mr. Storms worked at JPMorgan Chase & Co. and its predecessor firms from 1981 until his retirement in 2019, where he served as Chief Risk Officer of Commercial Banking’s Real Estate businesses from 2015 to 2019. Prior to that position he held several key executive positions including Chief Credit Officer of Commercial Banking and Head of Risk Management for corporate clients and real estate across North America for Investment Banking. Mr. Storms was also a member of a number of committees, including the Risk Operating Committee of Investment Banking and Commercial Banking.
TCBI 2023|Notice of Annual Meeting and Proxy Statement 52

Executive Compensation
Named Executive Officers
The Named Executive Officers (NEOs) for 2022 are:

Named Executive Officer	Title
Rob C. Holmes	Chief Executive Officer, President[1] and Director
J. Matthew Scurlock	EVP and CFO[1]
John W. Cummings	EVP and CAO[1]
Tim J. Storms	EVP and CRO[1]
Anna M. Alvarado	EVP, CLO and Corporate Secretary[1]

[1] Also serves in the same capacity for Texas Capital Bank.
2022 Say on Pay Vote and Stockholder Engagement
The Company’s annual Say on Pay vote is one of the opportunities to receive feedback from stockholders regarding the Company’s executive compensation program, and as such is taken very seriously by the Compensation Committee and the Board. The Company’s executive compensation program received the support of approximately 56.8% of the votes cast at the 2022 annual meeting of stockholders. This reflected a decrease in support compared to prior years, which indicated that there was an opportunity to understand stockholders’ feedback and take action to be responsive. As a result, the Company continued to actively seek feedback from stockholders, reaching out to stockholders owning more than 61% of the outstanding common stock and speaking with stockholders holding approximately 35% of the common stock, to better understand what motivated their votes and attempt to address any ongoing concerns. Three directors, the Chairman (Mr. Helm), the Compensation Committee Chair (Mr. Tremblay), and the longest-tenured director (Mr. Stallings), and members of management participated in conversations with stockholders owning approximately 35% of the common stock. Feedback from this year’s investor meetings was positive with many investors expressing appreciation for the Company’s strategy and new executive team, and additional discussion concerning the compensation plans. All feedback was shared with the Compensation Committee and the board of directors and helped to shape changes made to the Company’s executive compensation program and related disclosure, as set forth below and elsewhere in this CD&A.
Through this engagement, the Company learned that stockholders were largely supportive of the executive compensation program design for fiscal 2021. Furthermore, stockholders appreciated the Company’s responsiveness to their feedback concerning enhanced disclosure regarding fiscal 2021 payout determinations and the annual incentive structure. However, stockholders wanted to further understand Mr. Holmes’ total fiscal year 2021 compensation package, the year he was hired by the Company as its new CEO. During these conversations, the Board discussed the components of Mr. Holmes’ compensation, including his sign-on awards to replace lost benefits and equity at his former employer, and the plan for a more modest annual compensation package after the initial hiring year. For 2022, Mr. Holmes received a standard CEO package of compensation, described elsewhere in this CD&A, without any special cash or equity awards. The Compensation Committee agreed that it would not make any further material one-time awards.
The Board also specifically discussed with stockholders the 2021 performance-based RSU award, including the structure of the award and the difficulty that the Compensation Committee had in setting targets for the individual year EPS metrics in each of the two outlying years (2022 and 2023) in light of COVID-19, work underway on the new strategic plan and a new CEO joining at the beginning of 2021. During 2022, the Compensation Committee set the targets for EPS for the middle performance year (2022), and in February 2023 set the targets for EPS for the final performance year (2023) of the 2021 performance award. Further, at the time of the February 2022 equity grants, the Compensation Committee set all of the metrics for the 2022 performance-based RSU award. The Compensation Committee plans in the future to set all of the
TCBI 2023|Notice of Annual Meeting and Proxy Statement 53

Executive Compensation
performance metrics for variable awards at the time of the award. In addition, the Committee plans to use multi-year metrics as opposed to multiple one-year metrics.
The Board also discussed with stockholders the performance measures and metrics used in the annual incentive plan and long-term (equity) incentive plan. Several stockholders understood the need for qualitative metrics in the annual incentive plan given the turnaround of the Company and the time horizon required to create long-term value but equally expressed a preference for additional quantitative measures. Several stockholders provided feedback on what they are seeing in terms of best practices on specific financial metrics.
The Compensation Committee and the Board greatly value these engagements with stockholders and are committed to maintaining ongoing dialogue and incorporating stockholder feedback into the design of the executive compensation program going forward.
The following table summarizes feedback themes heard from stockholders and actions taken to be responsive:

What the Board Heard	Our Perspective and How the Board Responded
Preference for more disclosure, including discretion used by the Compensation Committee	Additional disclosure is included in this Proxy Statement. See “Performance Assessment” and “Individual Performance Summaries”
General preference for more quantitative performance measures in the Company’s incentive and equity plans
The Company’s 2023 annual incentive plan will have a significant amount of the performance measures based on financial metrics. The 2023 plan will utilize Return on Average Assets (35% weighting), Efficiency Ratio (35% weighting) and Strategic Objectives (30% weighting) as the performance measures. Strategic Objectives will again be included to allow the Compensation Committee to consider the Company’s progress on its 2021-announced strategic plan. The 2023 long-term (equity) incentive plan performance measures for the PRSUs will be ROTCE (60% weighting) and Relative TSR (40% weighting) over a 3-year performance period (no change from 2022)

Why was the CEO’s compensation for 2021 so high? Will the Compensation Committee refrain from material one-time payments?	Our Company needed a new, strong CEO, who could lead a new strategic plan and vision for the Company. To obtain such a candidate, the Board had to incentivize an executive to leave his existing position (and forfeit earned bonus compensation and outstanding equity awards) by making substantial sign-on cash and equity awards. As explained elsewhere in this CD&A, the CEO’s 2022 compensation plan is a more traditional incentive-based plan. The Compensation Committee has agreed that it will not make any further material one-time payments
The Compensation Committee should set all the metrics for long-term performance awards at the time of grant, and should not use multiple one-year metrics in a multi-year performance period
There were reasons why the Compensation Committee did not feel comfortable in February or May 2021 in setting financial hurdles for 2022 and 2023 performance. During 2022, the Committee had the opportunity to better understand the impact of the Company’s new strategic plan, and so during 2022, the Committee set the hurdles for the 2022 EPS tranche, and in February 2023, the Committee set the final hurdles. The Committee plans to set metrics for future long-term performance equity awards at the time of grant (and the metrics for the 2023 performance award have been set) and to utilize multi-year metrics as opposed to multiple one-year metrics

Consider disclosure of EEO-1 employee data in the Company’s filings	Disclosure of EEO-1 employee data in the Company’s filings is under consideration by the Compensation Committee and management
Preference for enhanced disclosure of the incentive compensation metrics applied and the rationale behind these decisions
It is Company policy to disclose the actual performance hurdles for the short- and long-term performance metrics after the performance period has concluded. For more information about the rationale for our performance metrics, see “Performance Assessment and Compensation Determination Framework”

Future advisory votes on executive compensation and continued dialogue with stockholders will continue to serve as an additional tool to guide the board and the Compensation Committee in evaluating the alignment of the Company’s executive compensation program with the interests of the Company and its stockholders.
TCBI 2023|Notice of Annual Meeting and Proxy Statement 54

Executive Compensation
Executive Compensation Supports Business Transformation
The Compensation Committee continues to make changes to the Company’s executive compensation program to reflect the transformation of the Company and its long-term strategic goals. The Compensation Committee views executive compensation as instrumental in the Company’s ability to drive stockholder value through plans and programs that reinforce shared success, serve to attract the talent needed to effectively develop and execute on the Company’s strategic priorities, align the interests of executives with those of stockholders over the short-, medium-, and long-term, and discourage imprudent or excessive risk-taking and hold individuals accountable, as appropriate.
Enhancements to the Compensation Program
To foster and reinforce alignment between the interests of the NEOs and those of stockholders, the Compensation Committee made a number of enhancements to the Company’s executive compensation program, specifically:

Changed Annual (Cash) Incentive Compensation Plan Design
For 2022:
In lieu of only two financial metrics (in 2021), evaluating Company performance across 14 different financial metrics
40% of incentive target based on financial metrics; 60% of incentive target based on achievement of key strategic initiatives (2/3 on achievement of Four Top CEO Strategic Goals, and the remainder on other Company Strategic Goals). A high percentage of annual plan goals were dedicated to strategic measures to assure continued progress on implementation of 2021 strategic plan
For 2023:
Performance measures will have a greater emphasis on quantitative measures: Return on Average Assets (35% weighting), Efficiency Ratio (35% weighting) and Strategic Objectives (30% weighting)

Long-Term (Equity) Incentive Compensation Plan Design
For 2022:
Replaced EPS and substituted Three-Year Average ROTCE (at 60% weighting) as the primary performance measure. Maintained Relative TSR against peers (at 40% weighting). These performance measures included in a performance-based RSU over a three-year performance period (50% of the award). Remaining 50% of the award is time-based RSUs vesting ratably over 3 years.
For 2023:
No Change: Performance measures will be Three-Year Average ROTCE (60% weighting) and Relative TSR against peers (40% weighting) over a 3-year performance period

Adopted Enhanced Recoupment and Forfeiture Policy
The Company’s recoupment policy (new in 2022, amended and expanded in 2023) covers both cash incentive and equity awards made in the prior 4 years to designated classes of employees, including the NEOs, requiring return, reimbursement and/or forfeiture of awards (or return of the proceeds received from the sale of equity awards) in case (1) of a financial restatement due (a) to the gross negligence, intentional misconduct or fraud by a current or former employee, or (b) to a material financial reporting violation under the federal securities laws, (2) the Company suffers extraordinary financial loss, reputational damage or similar adverse impact resulting from the acts or omissions made by the employee, or (3) of an act or omission of a covered employee that constitutes a violation of a Company policy or a non-competition, non-solicitation or other restrictive covenant

Compensation Plan Changes for the Broader Organization
Reduced the number of compensation plans overall and provided a structure that is directly linked to Company performance including individual performance – all of which reinforces our philosophy of pay for performance
Expanded performance-based RSUs deeper in the organization to reinforce the importance of performance
Expanded the pool of participants eligible to receive long-term incentive compensation

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Executive Compensation

1	Company Performance

Notable results for 2022 include:

Financial Performance

$315.2 Million Net Income[1] up 34.0% [2]	$6.18 Diluted EPS[3] up 34.3%[2]	11.4% ROTCE[4] up 35.7%[2]

1.04% ROA[5] up 55.2%[2]	13.0% CET1 Ratio up 17.5%[2]	11.3% ROACE[4] up 34.5%[2]

Company Achievements

•Wholesale business transformation over two years
•Made significant progress against both near-term objectives and longer-term goals to build a platform capable of delivering products and services relevant to customers at every stage of their life cycles, with Texas Capital Bank taking monumental steps to reimagine and restructure the way it operates internally and how it provides products and services for clients
•Continued investment to reorganize the operating model around client delivery, while realigning expenses directly against expanded coverage and improved capabilities
•Financial results in 2022 compared favorably with 2021 in many respects, despite initiative implementation costs
•Net income for common stockholders and diluted earnings per share were $315.2 million and $6.18, respectively, each up over 34% from the prior year
•Expanded ancillary products and services, including access to capital markets, financial advisory, sales and trading, M&A and other investment banking solutions, together with wealth-management and treasury services
•Continued progress against our digital product roadmap and a positive digital client experience using competitive branch-lite network
•Sale of premium finance business and associated loan portfolio of bank subsidiary provided approximately $3.4 billion cash to enhance financial resiliency, improving tangible book value while being accretive to earnings
•Sale increased capital levels, and puts Texas Capital Bank in the most favorable capital position in its history (top decile to peers) – CET 1[6], Tier 1 Capital and Total Capital ratios were 13.0%, 14.67% and 17.7%,, respectively, at December 31, 2022
•Divestiture enhances capacity to concentrate efforts and reposition the capital base in support of businesses where Texas Capital Bank can be relevant to clients by offering broader commercial banking solutions rather than solely a loan product
•Compared to the end of 2020, the balance sheet is considerably stronger and of better quality, with reduced reliance on higher-cost funding sources and a loan portfolio that is increasingly representative of the Bank’s stated focus on banking the best clients in its markets. The Company continues to reduce the volatility of future earnings through expanded capabilities and proactive interest rate risk management program
•Named to Newsweek’s list of America’s Most Trusted Companies 2022, specifically The Most Trusted Bank in America for 2022
•Completed build-out of senior management, with continued investment in people and building teams with best-in-class talent
•Remained steadfast in commitment to diversity, equity and inclusion through continued purposeful DEI initiatives, including NBCU (Historically Black Colleges and Universities) hiring efforts and more community-focused DEI events
•Continued support of employees and the community through philanthropic activities, community lending and volunteerism

[1] Net income available to common stockholders. [2] Percentage change over the prior fiscal year. [3] Diluted earnings per common share. [4] Return on Average Tangible Common Equity. See “Annex A” to this Proxy Statement for additional information concerning this non-GAAP income measure and a reconciliation of this measure to Return on Average Common Equity (ROACE), the most comparable U.S. GAAP financial measure. [5] Return on assets. [6] CET1 Ratio is Common Equity Tier 1 capital divided by risk-weighted assets.

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Executive Compensation

2	Performance Assessment and Compensation Determination Framework

To make compensation decisions that drive sustained stockholder value, the Compensation Committee provides strong oversight and relies on a sound set of compensation principles, a disciplined performance assessment framework, consultation by and engagement of an independent advisor, and is informed by market data.
Committee Oversight
The Compensation Committee of the board of directors oversees the Company’s executive compensation programs. Each member of the Compensation Committee is an “independent director” as defined by the Nasdaq Stock Market Listing and SEC Rules. With approval of the Board, the Compensation Committee developed and applies a compensation philosophy that focuses on a combination of competitive base salary and incentive compensation, including cash and equity-based programs, which are directly tied to performance and creation of stockholder value. That philosophy includes the tenet that a significant amount of the executive’s compensation should be variable.
The Compensation Committee meets throughout the year, including formal meetings, informal conferences and discussions with other directors, management and consultants. The Compensation Committee works with executive management, primarily the CEO, to assess the compensation approach and compensation levels for the executive officers and key employees other than the CEO. The Compensation Committee makes recommendations to the board of directors with respect to the overall executive compensation programs, philosophy and objectives of the Company. The Compensation Committee establishes objectives for the Company’s CEO and sets the CEO’s compensation based, in part, on the evaluation of market data provided by its independent compensation consultant as well as Board approved financial plans for the Bank. The Compensation Committee also reviews and recommends to the Board the Company’s annual and long-term incentive plans for executive officers. Additional Compensation Committee oversight responsibilities are included in its Committee charter.
The Compensation Committee regularly reviews the Company’s compensation programs to ensure that compensation levels and incentive opportunities are competitive and reflect performance, and do not incentivize excessive risk taking. Factors considered in assessing the compensation of individual officers may include the Company’s overall performance, the officer’s experience, performance and contribution to the Company, the achievement of strategic goals, external equity and market value, internal equity, fairness and retention. There are no material differences in compensation policies and approach among the NEOs, as all relate primarily to performance and contribution in achieving consolidated results. In the case of the NEOs other than the CEO, the CEO makes recommendations to the Compensation Committee regarding salary increases, annual incentive amounts and total compensation levels.
Compensation Philosophy and Objectives
The Company provides a compensation package for the NEOs that is primarily driven by the overall economic performance of the Company and progress on the Company’s transformational strategic plan, together with a focus on the performance of each executive, which the Company believes impacts its overall long-term profitability. The objectives of the Company’s executive compensation programs are:
•to attract and retain highly qualified executive officers by providing total compensation opportunities that are competitive with those provided in the industry and commensurate with the Company’s business strategy and performance objectives;
•to provide incentive and motivation for the executive officers to enhance stockholder value by linking their compensation to the value of common stock;
•to provide an appropriate mix of fixed and variable pay components to establish a “pay-for-performance” oriented compensation program, and requiring a significant amount of the executive’s compensation to be variable (See “2022 Target Pay Mix” below); and
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•to provide competitive compensation opportunities and financial incentives without imposing excessive risk to the Company, and to ensure that appropriate standards related to asset quality, capital management and expense management are maintained.
The Compensation Committee targets total compensation paid to the Company’s executive officers to be aligned with the 50th percentile of the Company’s peer group and market. Some executive officers may be below the 50th percentile, while some may be above, depending on the facts and circumstances of each executive including experience, time in position and performance.
The Compensation Committee believes that the direct ownership of substantial amounts of common stock combined with stock-settled incentives combine to strongly align the interests of the Company’s senior executive officers with the interests of stockholders. The Company’s NEO compensation arrangements place a large amount of each individual’s future compensation “at risk” relative to the performance of the Company’s common stock. NEOs’ significant investments in common stock, as required by the Company’s executive stock ownership guidelines, which were expanded in 2022, also make executives sensitive to declines in stock price.
The Compensation Committee generally considers the returns realized by stockholders through increases or decreases in the price of the Company’s common stock in the course of establishing NEO equity incentive compensation performance targets and in determining annual incentive compensation and vesting of long-term performance-based incentives.
The Company’s long-term performance-based incentives are earned based on achievement of performance measures. These performance measures are based on the Company’s financial performance and take into account the importance of balancing the risk appetite and risk management framework established by the board of directors, regulatory expectations for safe and sound operation of a federally insured bank and the desire and ability of executive leadership and employees to achieve long-term, sustainable growth in stockholder value.
Performance Assessment
The cornerstone of the compensation program is the performance assessment, which is guided by a robust performance assessment framework, supported by a process overseen by the Compensation Committee, and directly drives the outcome of incentive compensation awarded.

Performance Assessment Process
The Compensation Committee directly oversees the performance management of the named executive officers and approves their compensation after considering overall performance against their annual objectives. The Compensation Committee reviews and approves the annual financial and non-financial performance objectives set by the CEO. These objectives are aligned with the Company’s strategic plan, risk appetite, and risk and control framework. The objectives then flow through to each named executive, who establishes aligned goals that are reviewed by the Compensation Committee.

For the Company performance component, the Compensation Committee evaluates Company results after the end of the performance year, taking into account financial outcomes, consistency with the strategic plan and risk appetite, prior year performance, and execution of key initiatives and other qualitative factors. The CEO and the Compensation Committee assess Company performance as a starting point for determining compensation for named executive officers. Additional details on the Company performance determination for 2022 are discussed under “Company Performance” above.

For the individual performance and risk accountability (risk overlay) components, at the end of a performance period, the CEO evaluates the performance of the other named executive officers against their objectives. The performance evaluation of each named executive officer includes performance related to risk accountability, group financial performance, quantitative measurable achievements on financial and strategic goals, and overall management effectiveness. For Mr. Holmes, a formal performance assessment framework, including quantitative and qualitative objectives, was used to assess his performance and determine his compensation for the 2022 performance year.
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Performance Assessment Framework
The Company’s performance assessment framework evaluates the performance of the named executive officers on the basis of the following categories:

Company Performance	• Reflects a range of financial metrics • Financial metrics can include, among others, revenue, earnings per share, returns, profitability, and deposits

Strategic Performance
• Reflects execution against Key CEO Goals and Company-wide strategic deliverables and initiatives (Strategic Priorities), tailored for each executive’s role
• Individual performance includes advancing talent management through the leadership model, focus on employee development, purposeful succession planning and further advancing DEI efforts

Within the performance assessment framework, named executive officers have actionable and measurable objectives that are used by the CEO in connection with his recommendations to the Compensation Committee for its consideration and to assess and provide ongoing feedback on performance.

Compensation Determination Framework
The determination of actual annual incentive compensation for 2022 was determined by the Compensation Committee based on a holistic assessment of Company performance, individual performance, and risk accountability. Each named executive officer has a base salary and total incentive compensation target (comprised of annual cash bonus and long-term equity targets), which are established by the Compensation Committee after careful consideration of market data from the Company’s Market Peer Group, the value and importance of the role to the organization, key differentiating factors, and input from the Compensation Committee’s independent compensation consultant.

Based on the factors set forth above, including an overall performance assessment, the Compensation Committee determined each named executive’s total incentive compensation for 2022. Consistent with the compensation principles of paying for performance and promoting effective risk management, the Compensation Committee weights target incentive compensation opportunities – and thus incentive compensation awards – more heavily toward compensation that vests over time, pays out based on performance that creates long-term value, and is subject to forfeiture or recovery (as appropriate). See “Pay Practices” for further detail.
Role of Compensation Consultant
The Compensation Committee engaged Pearl Meyer as its independent executive compensation consulting firm for 2022 to provide:
•expertise on compensation strategy and program design;
•information relating to the selection of the Company’s peer group and compensation practices employed by the peer group and overall market;
•advice regarding structuring and establishing executive compensation plans or arrangements that are aligned with the objectives of the Company and the interests of stockholders;
•recommendations to the Compensation Committee concerning the existing executive compensation programs and changes to such programs; and
•benchmarking of director pay.
Pearl Meyer provided its executive compensation consulting services under the direction of the Compensation Committee and did not provide any additional services to the Company (other than a review of director pay for the Board). Management provides input to the compensation consultant but does not direct or oversee its
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activities with respect to the Company’s executive compensation programs. In order not to impair the independence of the compensation consultant, or create the appearance of an impairment, the Committee follows a policy that the compensation consulting firm may not provide other services to the Company. The Compensation Committee has evaluated Pearl Meyer’s independence, including the factors relating to independence specified in Nasdaq Stock Market Listing Rules, and determined Pearl Meyer to be independent.
Compensation Peer Group
The Compensation Committee works with the independent compensation consultant to collect and review competitive market compensation practices. As one point of reference, the Compensation Committee reviews compensation practices for a peer group of publicly traded banks and bank holding companies of comparable size. The peer group used in evaluating and setting 2022 NEO target compensation included the following:

Associated Banc-Corp	Hancock Whitney Corporation
BankUnited, Inc.	PacWest Bancorp
BOK Financial Corporation	Pinnacle Financial Partners, Inc.
Comerica Incorporated	Prosperity Bancshares Inc.
Cullen/Frost Bankers, Inc.	Signature Bank
F.N.B. Corporation	Western Alliance Bancorporation
First Horizon National Corporation	Wintrust Financial Corporation
Pearl Meyer conducted a review of the Company’s peer group in mid-2022 and, based on that review, the Compensation Committee approved several adjustments to the peer group to be used in compensation-setting for 2023. Signature Bank and First Horizon Corporation will be removed due to their considerably larger asset size than the peer group median. Bank OZK and Simmons First National Corporation will be added to balance the peer group median asset size and due to their Texas presence. Synovus Financial Corp. was substituted for PacWest Bancorp due to business similarity and relative geography.

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Executive Compensation

3	Named Executive Officer 2022 Compensation

2022 Target Pay Mix
The following is the 2022 target pay mix for the CEO and the average of the other NEOs (exclusive of sign-on and make-whole awards):

2022 CEO Target Pay Mix
15%
15%
54%
31%
85%
Base Salary
Short-Term Incentives
Long-Term Incentives
Fixed
Variable / At Risk

2022 Ave. NEO Target Pay

36%
33%
36%
30%
64%
Base Salary
Short-Term Incentives
Long-Term Incentives
Fixed
Variable / At Risk

2022 Annual Incentive Plan Performance Summary
The Compensation Committee assessed the Company’s performance as a factor for determining incentive compensation award levels for the named executive officers. In evaluating fiscal 2022 performance, the Compensation Committee reviewed the Company’s and the Bank’s performance on 14 financial performance measures and 16 strategic goals (4 Key CEO Goals and 12 other strategic goals) each contained on a scorecard.
The Compensation Committee assessed performance on the financial metrics at an aggregate 120% of target (150% of target for the CEO), with target representing estimated expected performance levels. The key financial performance / achievements leading to the Compensation Committee’s decision included achieving target or better results on 11 of the 14 financial goals, and the Bank’s CET1 Ratio achieving 13.0%. Performance on the remaining three financial goals was lower in part due to market conditions, partially offset by tighter expense controls. For the CEO, the Compensation Committee gave great weight to the CEO’s role in identifying, planning and consummating the sale of the Company’s insurance premium finance business, which had financial and strategic impacts including positively impacting earnings, reducing risk, securing liquidity and improving capital ratios.
The Compensation Committee determined aggregate individual NEO performance on the Four Key CEO Strategic Goals ranging from 100% to 150%, while aggregate performance on the other Company Strategic Goals ranged from 70% to 150%, with differences in the strategic performance measures applied to each of the NEOs based on specific individual contributions. The key achievements leading to the Compensation Committee’s decisions were attainment of the Four Key CEO Strategic Goals (creating a positive Digital Client Experience, implementing an improved Management Information Systems (costing & expense allocation framework), Full Investment Bank Deployment and Banking Sales Enablement), and attainment of all but one of the other 12 Strategic Goals. The Company made significant progress on the remaining strategic goal.
In setting the amount of the bonus pool under the annual performance bonus plan, the Compensation Committee considered the ratio of incentives in relation to pre-tax net income and capital generation.
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Executive Compensation
Individual Performance Summaries

Rob C. Holmes
Chief Executive Officer and President	2022 Compensation
Responsibilities:
Mr. Holmes is the President and Chief Executive Officer (“CEO”) of the Company. He develops and guides the Company’s long-term strategic direction to deliver long-term value for stockholders, employees and other stakeholders.
He is responsible for senior leadership development and succession planning, defining and reinforcing the Company’s mission and culture, and engaging with stockholders, customers, and regulators.

	Base Salary	$1,000,000
	Annual Incentive Award - Cash	3,000,000
	Long-Term Equity Awards	4,039,976
	Other	12,500
	Total	$8,052,476
In 2022, the Company achieved target or better results on 11 of the 14 financial goals in the Company’s annual incentive (cash) bonus plan. In addition, the Company achieved the Four Top CEO Goals (creating a positive Digital Client Experience, implementing an improved Management Information Systems (costing & expense allocation framework), full Investment Bank Deployment and Banking Sales Enablement) and attained all but one of the other 12 Company strategic goals. Further, the Company completed the divestiture of non-core assets increasing profitability and capital ratios.
Based on this performance assessment, the Compensation Committee awarded Mr. Holmes an annual incentive plan (cash) award of $3,000,000 (150% of target), and set Mr. Holmes’ 2022 total compensation at $8,052,476, down 65.9% from 2021.

Performance Category	Performance Highlights
Financial Performance
Under Mr. Holmes’ leadership, the Company:
•Achieved target or better results on 11 of the 14 financial goals
•C&I loans, excluding PPP loans and Insurance Premium Finance loans (in periods prior to divestiture), grew $2.3 billion, or 29%, in 2022
•Treasury product fees increased 27% year-over-year reflecting strong adoption of the Bank’s newly built cash management and payment capabilities
•Wealth management income rose as assets under management growth of 11% outpaced broad market declines resulting in a 14% increase in wealth management and trust fee income during 2022
•Investment banking and trading income grew 43% year-over-year
•In total, fee income from focus areas increased by approximately $19 million, or 31% year-over-year, representing steadily improving client receptivity to the completely refreshed operating model and capability set
•Completed the sale of its premium finance subsidiary and related loan portfolio for approximately $3.4 billion in cash, allowing the Bank to achieve record liquidity and capital ratios
•Achieved operating leverage in Q3 ahead of guidance
•Executed $115.3 million of share repurchases at a weighted average price of approximately 100% of the prior month’s tangible book value
•Delivered strong liquidity and record regulatory capital ratios; year-end CET1 Ratio of 13.0% in top decile of peers

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Executive Compensation

Key CEO Goals
 Investment Bank Deployment
•Launched the Investment Banking division, Texas Capital Securities, making TCBI the only Texas-based institution offering a full suite of investment banking products and services focused on delivering exceptional outcomes for our clients. All capabilities targeted for deployment in 2022 are now operational
•Client adoption is also on schedule. Texas Capital Securities has onboarded many new client trading accounts and traded over $8 billion of mortgage and corporate debt and equity securities. Syndications and Capital Solutions also posted strong years, with a record number of transactions and associated fees
•Investment Banking and Trading income totaled $35.1 million, a 43% year-over-year increase, despite an 85% contraction in industry-wide capital markets activities

 Positive Digital Client Experience
•Developed market-leading, cloud-native software including Initio, TCBI’s proprietary account opening and onboarding solution; a completely modern and API-driven services platform; a cross-LOB operations management system; and a completely modernized and cloud-based data platform
•Implemented reporting dashboards that now systematically measure and drive continuous improvement. TCBI’s Onboarding process went from below average to best in our local peer group with a 20% improvement in client satisfaction
•Taken together, these items form the foundation for Digital Client Experience 2.0

 Banking Sales Enablement
•Complete rebuild of legacy customer relationship management (CRM) platform to equip client-facing Bankers with tools required to deliver the firm to the best clients in our markets
•Partnership between Banking Sales Enablement, Technology, and the Lines of Business resulted in the following improvements in 2022:
◦Refined Coverage & Tracking resulting in a consistent firm-wide go-to-market strategy
◦Improved TCBI Client Planning & Engagement Model enabling effective delivery of the firm’s broad range of products and services
◦Augmented talent and installed scalable processes to translate data into actionable client insights

 Management Information Systems (Costing & Expenses Allocation Framework)
•Installed peer-leading granular costing and performance measurement process, linking operational and financial performance, and enabling more consistent allocation of expense and capital
•Leveraged the above-mentioned enhancements to drive integration of Finance, Technology, and Operations resulting in complete reevaluation of current and prospective Technology investments, overhaul of our Operations organization, and foundational platform improvements that form the basis for planned efficiencies in 2023

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Executive Compensation

Other Strategic Goals
•Earning the Right - 100% completed
◦In addition to delivering Digital Client Experience and Costing & Expense Allocation Framework, installed new Loan Management System and oversaw new Digital Product Development
•Financial Resilience – nearly complete, one item moving to 2Q23
◦Achieved second investment grade rating from S&P giving TCBI it’s first dual investment grade ratings since 2015
◦Material progress on the Risk-focused analytical platform
•First Call – 100% completed
◦In addition to full Investment Bank deployment, launched the interest rate only product via the digital bank and finalized industry specialization
• Employer of Choice - 100% completed
◦Implemented new TCBI Leadership Model, installed new Corporate Title structure, and filled over 1300 roles

J. Matthew Scurlock
Executive Vice President and Chief Financial Officer	2022 Compensation
Responsibilities:
As Chief Financial Officer (“CFO”), Mr. Scurlock is responsible for managing the Company’s overall financial condition, including resource and capital allocation and expense discipline.
He is also responsible for overseeing all corporate finance functions, including Financial Planning and Analysis, Accounting, Finance Operations and Controls, Tax, and Treasury.
He is responsible for investor relations, and personally engages with stockholders, analysts, and rating agencies.

	Base Salary	$500,000
	Annual Incentive Award - Cash	406,000
	Long-Term Equity Awards	427,937
	Other	28,866
	Total	$1,362,803
Performance Category	Performance Highlights
Financial Performance
Under Mr. Scurlock’s leadership, the Company continued to align the balance sheet and expense base in support of the Company’s strategic objectives as measured by:
•$115.3 million of share repurchases at a weighted average price of approximately 100% of the prior month’s tangible book value
•Active balance sheet management, including targeted reductions of select deposit sources ahead of plan, and reducing earnings at risk through execution of $3 billion of interest rate hedges
•Achieving year-over-year quarterly pre-provision net revenue growth in the third quarter
•Delivering a new expense management framework
•Enhancing the procurement and third-party risk management program reducing third-party expense

Key CEO Goals
 Investment Bank Deployment
•Critical partner in supporting the business plan, ensuring profitability ramp in excess of opportunity costs and defined hurdles, offerings aligned to chosen risk parameters, and capital and liquidity structure properly evaluated consistent with the firm’s risk appetite
•Installed permanent Finance and Business Management infrastructure to support ongoing capability build and performance reporting

 Positive Digital Client Experience
•Active participant in bi-weekly Strategic Project Meetings working to remove roadblocks and decision critical items required to achieve desired outcomes on time, and on budget
•Direct oversight of Finance and Business Management teams aligned to Technology and Operations ensuring anticipated client benefits and operational efficiencies were realized

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Executive Compensation

 Banking Sales Enablement
•Direct oversight of Banking Sales Enablement implementation including hiring, resource planning, and ensuring enterprise-wide partnership and prioritization
•Realized benefits include the behavioral expectations and technology support to align Banker coverage to client needs, a new TCBI-wide approach to client planning and engagement, and analytics and insights to equip Bankers to better serve their clients

 Management Information Systems (Costing & Expenses Allocation Framework)
•Direct oversight of cross-functional initiative to catalog cost drivers, determine allocation approaches, and implement activity-based costing model necessary to measure line of business, product, and channel profitability
•Partnered across the organization to refresh routines necessary to further ensure current and go-forward expenses are directly aligned to published strategic objectives

Other Strategic Goals
•Primary oversight or critical partner on each defined goal working directly with each line of business leader to drive execution
•Significant focus placed on strategic goals related to Financial Resilience and First Call:
◦Divestiture of BankDirect Capital Finance pulled forward four years of earnings, generated approximately $165 million of capital and reduced risk-weighted assets by over $3.0 billion, which resulted in approximately 220 basis points of CET1
◦Regulatory capital ratios are the highest levels in 20 years with CET1 Ratio of 13% and Total Risk Based Capital Ratio of 17.7%
◦C&I loans, excluding PPP loans and Insurance Premium Finance loans (in periods prior to divestiture), now comprise 52% of the total portfolio, an increase of $3.3 billion, or 48% since year end 2020
◦Improvement in funding structure of the firm resulted in reduction of the highest cost, highest beta, and shortest duration deposits from 23% to 13% of total deposits from year end 2021
◦Expense base fully re-underwritten and aligned to our strategic goals; the proportion of non-interest expense directly attributable to our people, technology, and operational infrastructure to remain a priority

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Executive Compensation

John W. Cummings
Executive Vice President and Chief Administrative Officer	2022 Compensation
Responsibilities:
Mr. Cummings is the Chief Administrative Officer (“CAO”) of the Company, reporting to the CEO.
He is responsible for Consumer Banking, Marketing, Strategy, Real Estate, Operations, Private Wealth Management, ESG and Community Development (which includes CSR).

	Base Salary	$471,591
	Annual Incentive Award - Cash	551,000
	Long-Term Equity Awards	330,010
	Sign-On Make-Whole Award	770,000
	Other	12,505
	Total	$2,135,106
Performance Category	Performance Highlights
Financial Performance
Under Mr. Cummings’ leadership, the Company:
•Total Private Wealth assets under management reached $3.0 billion, at year-end or an 11% annual increase, despite a 19.4% decline in the S&P 500
•Reorganized operating model around client delivery; restructuring key firm-wide processes across credit delivery, onboarding, and treasury services
•Rebuilt Corporate Real Estate to align the operating model and real estate footprint with the evolving needs of clients and employees

Key CEO Goals
 Investment Bank Deployment
•Developed and implemented operations and control processes to quickly and efficiently onboard clients
•Active participant in bi-weekly Strategic Project Meetings working to enable scalable and well-controlled infrastructure

 Positive Digital Client Experience
•Digital deposit products successfully launched with results exceeding 2022 plan
•Partnered with the Technology group to deliver the Commercial Onboarding Application, Initio, improving client and employee experience while hardening operational infrastructure

 Banking Sales Enablement
•Reengineered firm’s Operations for improved scale, efficiency and controls, including designing and executing a new service model within Operations that eliminated siloed functions, improving both client and employee experience

Management Information Systems (Costing & Expenses Allocation Framework) •Key stakeholder in improved MIS platform enabling more proactive management of resource allocation and performance management
Other Strategic Goals
•Developed and delivered multi-year real estate strategy across all markets, including successfully completing new leases for North Dallas Campus and Dallas Headquarters
•Developed and launched the new Texas Capital brand image and marketing campaign
•Rapidly reorganized the CAO management structure for greater accountability and performance, including augmenting talent through key leadership additions across disciplines, restructuring front-line coverage and support model, and effectively partnering with Technology and Finance
•Successfully launched an improved service model for Commercial Banking and Treasury

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Executive Compensation

Tim J. Storms
Executive Vice President and Chief Risk Officer	2022 Compensation
Responsibilities:
Mr. Storms is the Chief Risk Officer (“CRO”) responsible for management of the Risk Organization, as well Chair of the Executive Risk Committee (“ERC”), which includes the development of, and adherence to, the Risk Appetite Statement of the Company.
Mr. Storms plays a very active role on the Operating Committee, Balance Sheet Committee, Credit Policy Committee, Operational Risk Management Committee, Regulatory Compliance Management Committee, Asset Liability Management Committee and Reputational Risk Committee to ensure that risk management is properly balanced in the implementation of the Strategic Plan.

	Base Salary	$512,500
	Annual Incentive Award - Cash	548,100
	Long-Term Equity Awards	634,186
	Other	18,300
	Total	$1,713,086
Performance Category	Performance Highlights
Financial Performance
Financial Performance
Under Mr. Storms’ leadership, the Company continued to improve Credit Quality through disciplined underwriting and portfolio management practices as measured by:
•2022 Net Charge-offs of $19.9 million or 0.09% of average loans, compared to 0.06% of average loans in 2021
•Provision for Loan Losses of $66 million resulting in a net increase in Allowance for Credit Losses of $41.6 million from the prior year
•Non-Performing Assets of $48.3 million, and Criticized & Classified Loans of $513.2 million – both of which represented improvement from year end 2021 levels

Key CEO Goals
 Investment Bank Deployment
•Rigorous New Business Initiative Approval (“NBIA”) process of all new products and systems completed prior to launch of new Sales & Trading activity
•Bolstered Market Risk Management capability though new hires as well as incorporation of Value at Risk (“VaR”) metrics as part of Risk Appetite Statement

Positive Digital Client Experience •Executed on all compliance and operational risk management requirements
Banking Sales Enablement •Executed on all compliance and operational risk management requirements driving lower risk and a more friendly client experience

 Management Information Systems (Costing & Expenses Allocation Framework)
•Executed on all compliance and operational risk management requirements resulting in transparent and more financially resilient results

Other Strategic Goals
 Other Strategic Goals
•Partnered to mitigate interest rate risk through $3 billion of interest rate hedges, a new practice which also underwent NBIA approval
•Implemented new Loan Management System
•Oversaw completion of all firm-wide Risk & Control Self-Assessments (“RCSAs”)
•Significant development of more granular Dual Risk Rating in Credit Risk Management
•Capital Ratios improved to historic peer-leading highs (year-end CET1 Ratio of 13.0%)

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Executive Compensation

Anna M. Alvarado
Executive Vice President, Chief Legal Officer and Corporate Secretary	2022 Compensation
Responsibilities:
Ms. Alvarado is the Chief Legal Officer (“CLO”) responsible for supervising and coordinating all legal matters for the Company and the Bank, and also the Corporate Secretary, serving as key legal advisor to the Board of Directors.
As CLO, she oversees legal compliance with the securities laws and banking regulations, serves as the lead legal advisor on all the firm’s strategic initiatives and commercial and transactional matters, oversees the Company’s ESG Council, advises the Bank on litigation risks, and serves as primary liaison with regulators.

	Base Salary	$570,000
	Annual Incentive Award - Cash	483,360
	Long-Term Equity Awards	487,818
	Other	12,825
	Total	$1,554,003
Performance Category	Performance Highlights
Financial Performance
Under Ms. Alvarado’s leadership,
•Established a new legal infrastructure, including build out of a new legal team, policies and guidelines, which resulted in a reduction of legal spend of at least 10% for core banking needs
•Restructured the firm’s insurance program, using a risk-based approach resulting in obtaining superior insurance coverage while reducing insurance premium costs

Key CEO Goals	Investment Bank Deployment • In partnership with the Investment Banking Division, helped facilitate launching of the broker dealer and sales and trading floor
Positive Digital Client Experience •Partnered with Credit and Treasury and initiated, facilitated, and provided legal clarity on implemented product and service offerings
Banking Sales Enablement •Facilitated speed of products by revamping, updating, and drafting core bank customer-facing documents and core Treasury products and services

 Management Information Systems (Costing & Expenses Allocation Framework)
•Executed on all legal requirements associated with compliance, execution, implementation and operational risks, including among other things, contract optimization resulting in mitigation of risks and increased efficiency

Other Strategic Goals
•Implemented the firm’s dispute resolution and arbitration agreement and intellectual property agreement resulting in reduced legal spend, cost avoidance and deterrent, and increased Company protection of assets
•Reduced number of law firms used by bank by 58% resulting in optimum pricing, reduced legal spend, and increased legal operating efficiency
•Partnered with Corporate Real Estate and provided support in negotiating and drafting new lease at the North Dallas Campus operations center and Texas Capital Center, resulting in legal expense avoidance while obtaining favorable lease terms
•Formalized and led ESG Council functions, initiated the creation and execution of the firm’s ESG landing page on TCB website, Our Values in Action, adopted SASB standards, and increased ESG scores with rating agencies
•Facilitated and provided significant support in the sale of the Bank’s insurance premium finance subsidiary: BankDirect Capital Finance

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Executive Compensation

4	Pay Practices

Elements of the Compensation Program
The following table sets forth a high-level summary of named executive officer direct pay elements and key design features for 2022 related compensation. The Company’s variable compensation program is composed of an annual incentive cash bonus and long-term equity, both of which are directly tied to Company and individual performance.
Compensation paid upon the vesting of performance-based restricted stock units is based on Company performance over a three-year performance period. For 2022, Mr. Holmes and the other executive officers (other than Mr. Cummings) received half of their long-term equity in the form of performance-based RSUs and the other half in time-based RSUs. The Compensation Committee believes a mix of performance-based and time-based awards is consistent with peer company compensation practices and appropriately balances driving long-term Company performance and retaining the senior leadership needed to advance the Company’s transformation. The Compensation Committee will continue to evaluate the appropriate mix of long-term equity awarded to the Company’s senior leaders, including the CEO, and the performance metrics, for alignment with the Company’s strategy priorities at the time.

2022	Compensation Element	Description	Rationale
Short- Term[1]	Base Salary	• Fixed component of pay targeted at the median of the market.	• Provides fixed compensation for executive to perform job functions.
Annual Cash Incentive
• Delivered in cash annually.
• Tied to achievement of financial goals (40% weighting)[3] and strategic goals (60% weighting)[4] evaluated against a detailed scorecard.
• Executives can earn 0-150% of their target award based on achievement of pre-established targets.
• Rewards key drivers of annual operating and strategic plans. • Provides tangible, achievable goals and reinforces key priorities of the organization.
Long- Term1 2	Performance-Based Restricted Stock Units (50% of LTI)
• Vests at the end of the three-year period, if earned.
• Executives can earn 0-200% of their target award based on achievement of pre-established targets:
◦Average ROTCE over the 3-year performance period (60% weighting)
◦Relative TSR to peer group achieved vs. target over a three-year performance period (40% weighting)
• No dividend equivalents are paid or accrued on these RSUs.

• Focuses executives on achievement of a return goal, which is strongly tied to stockholder value creation.
• Provides tangible, achievable goal as senior leaders have the greatest ability to drive ROTCE.
•Assures performance is aligned with stockholders and peers.
• Vesting period is consistent with market practice and assists with retention.

	Time-Based Restricted Stock Units (50% of LTI)	• Ratable vesting over a three-year period, subject to continued employment on the vesting date. • No dividend equivalents are paid or accrued on these RSUs.	• Vesting period is consistent with market practice and assists with retention.
[1] All annual incentive compensation (bonus) and long-term equity awards are subject to recoupment and/or forfeiture under the terms of the Company’s Recoupment and Forfeiture Policy. See “Recoupment of Incentive Compensation” below.
[2] Long-term equity awards are subject to the Company’s stock ownership guidelines and equity hold policy. See “Executive Stock Ownership Guidelines” below.
[3] For 2022, the financial metrics considered by the Compensation Committee are Investment Banking NIR, Treasury Fees, Non-Interest Revenue, Avg. Liquidity Assets, Avg. Operating Deposits, Avg. Indexed Deposits, IB Deposit Beta, Energy LHI, Real Estate LHI, ROA, ROTCE, CET1 (yearly low), NCOs, and Total Frontline.
[4] For 2022, two-thirds of this portion of the award is focused on 4 Key CEO Strategic Goals (Positive Digital Client Experience, Management Information Systems (Costing & Expense Allocation Framework), Full Investment Bank Deployment and Banking Sales Enablement), and the remaining one-third is focused on 12 other Company Strategic Goals. All of the Strategic Goals fall into four categories: Earning the Right, Financial Resilience, First Call and Employer of Choice. All of the Strategic Goals were evaluated against a scorecard. For 2023, the performance measures and weightings will change. See “Enhancements to Our Compensation Program” above.

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Executive Compensation
Base Salary
Base salaries are designed to compensate executive officers for their roles and responsibilities and to provide competitive levels of fixed compensation that reflects their experience, duties and scope of responsibilities. The Company pays competitive base salaries to recruit and retain executives of the quality necessary to ensure its success. Base salaries for the NEOs are subject to annual review, but are not always adjusted on an annual basis. The Compensation Committee determines the appropriate level and timing of changes in base compensation for all of the NEOs, and for NEOs other than the CEO, based on the recommendation of the CEO. In making determinations of salary levels for the NEOs, the Compensation Committee considers the entire compensation package for each NEO, including annual incentive compensation and equity-based compensation provided under the Company’s long-term incentive compensation plan.
The Compensation Committee determines the level of periodic salary increases after reviewing:
•the qualifications, experience and performance of each NEO;
•the compensation paid to persons having similar duties and responsibilities in the Company’s peer group companies; and
•the nature of the Company’s business, the complexity of its activities and the importance of the executive’s experience to the success of the business.
After considering these factors and discussing proposed salaries for the other NEOs with the CEO, the Compensation Committee recommended, and the Board approved, no change to annual salaries for the NEOs then serving in February 2022, except Mr. Storms whose base salary was increased by $75,000 (annual rate) beginning March 1, 2022.
Annual Incentive Compensation
The Company provides annual cash incentive opportunities to motivate and reward the NEOs for achievement of financial results as well as strategic and business objectives. A target bonus opportunity is set for each NEO as a percentage of base salary, with the percentage varying depending on their position. For 2022, the annual incentive target amounts for the NEOs were as follows:

Executive Officer	Target Incentive (% of Base Salary)	Target Incentive ($)
Rob C. Holmes	200%	$2,000,000
J. Matthew Scurlock	70%	350,000
John W. Cummings	95%	475,000
Tim J. Storms	90%	472,500
Anna M. Alvarado	80%	456,000
Actual incentive amounts that could be earned by the NEOs for 2022 were based on the level of achievement of performance goals relating to the following key metrics: financial metrics (40% weighting) and strategic metrics (60% weighting, with two-thirds related to Four Key CEO Strategic Goals, and the remainder on 12 other Company Strategic Goals). See “Named Executive Officer 2022 Compensation – Company Performance” above for the specific earnings potentials for these metrics, and the Company performance payout.
In addition, in determining the amount of annual incentives earned, the Compensation Committee considers the entire compensation package of each of the NEOs and the performance of that individual and may make discretionary adjustments as are deemed necessary.
The Compensation Committee met in January and February 2023 to consider the Company’s performance against incentive goals for 2022 and to determine the annual incentives to be paid to the NEOs. For 2022, the following results were achieved and considered in determining NEO incentive compensation:
•A payout determined at 120% of target for the financial performance goals (150% for the CEO) (40% of the total).
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•Achievement of individual performance toward Four Top CEO Strategic Goals were reviewed and determined by the Board and the Compensation Committee to equal a range of 100% - 150% of target for this metric for the NEOs.
•Achievement of individual performance toward the remaining Company Strategic Goals were reviewed and determined by the Board and the Compensation Committee to equal a range of 70% - 150% of target for this metric for the NEOs. All of the Strategic Goals were evaluated against a 16-point scorecard.
This resulted in an aggregate payout in a range of 106% - 150% of each NEO’s aggregate target incentive compensation amount. See “Individual Performance Summaries” above.
Based on the achievement of the financial, business and individual performance goals described above, the Compensation Committee awarded the following annual incentive (bonus) compensation to the NEOs for fiscal year 2022:

Executive Officer	Target Incentive ($)	Aggregate Incentive Earned (% of Target)	Incentive Earned ($)
Rob C. Holmes	$2,000,000	150%	$3,000,000
J. Matthew Scurlock	$350,000	116%	$406,000
John W. Cummings	$475,000	116%	$551,000
Tim J. Storms	$472,500	116%	$548,100
Anna M. Alvarado	$456,000	106%	$483,360

2022 Performance-Based Equity Awards
Long-term incentive awards for the NEOs include equity-based awards designed to directly align the interests of the NEOs with those of stockholders and to motivate the NEOs to increase the value of the Company to stockholders over the long term. Equity awards granted on or after May 26, 2022 were made pursuant to the Company’s 2022 Long-Term Incentive Plan (“2022 LTIP”). Equity awards granted prior to that date were made pursuant to the Company’s Amended and Restated 2015 Long-Term Incentive Plan (the “2015 Plan”).
The Company made an annual grant of equity awards to Mr. Holmes, Mr. Scurlock, Mr. Storms and Ms. Alvarado in February 2022 (“2022 NEO equity awards”). The 2022 NEO equity awards consisted of RSUs, 50% of which were performance-based awards and 50% of which were time-based awards. The performance-based RSUs may be earned in amounts ranging from 0% to 200% of the target award, based on the Company’s level of achievement of performance goals relating to (i) average Return on Average Tangible Common Equity (ROTCE) (60% weighting) and (ii) total stockholder return (“TSR”) relative to the peer group (40% weighting), each for the three-year performance period ending December 31, 2024. The performance-based awards contain a feature limiting the payment for the TSR component. If the Company’s TSR over the performance period is negative, then the payout for that portion of the award shall not exceed 100% of the target shares (instead of the potential 200%). ROTCE is an important metric to determine the operating performance of the Company. In February 2022, the Compensation Committee set the range of performance expectations for the performance years covered by the performance award. The Company discloses the financial metrics associated with these performance measures in the proxy statement for the year in which the final performance is determined. The time-based RSUs vest ratably over three years, subject to the executive’s continued employment with the Company.
When considering the amount or level of the 2022 NEO equity awards, the Compensation Committee started with an intended target value for each NEO, which was based on a percentage of his or her base salary. The target values for the 2022 NEO equity awards, as a percentage of their respective base salaries, were as follow: Mr. Holmes, 350%, Mr. Scurlock, 80%, Mr. Storms, 105%, and Ms. Alvarado, 80%. The amounts of the grants were based on a variety of factors deemed relevant by the Compensation Committee, including the Company’s performance, the NEO’s level of responsibility, an assessment of individual performance made by the Committee, including discussion of the performance of the other NEOs with the CEO, and competitive market data.
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Executive Compensation
Mr. Cummings’ 2022 long-term equity award was granted in February 2022, prior to his being named an NEO, and in accordance with the terms of his offer letter. He was granted $330,010 of time-based RSUs (5,175 units) vesting ratably over three years from the grant date.
The number of time-based RSUs and the target number of performance-based RSUs (including the threshold and maximum number of performance-based RSUs that could be earned) granted to each NEO during 2022 are set forth below in the “2022 Grants of Plan-Based Awards Table”.
All of the 2022 equity awards are subject to the Company’s Recoupment and Forfeiture Policy, and the shares received upon vesting are subject to the Company’s equity hold requirements for executives.
Additional Performance Awards Outstanding
2021 Grants of Performance Equity Awards
The Company made an annual grant of equity awards to Mr. Holmes and Mr. Storms in 2021. The 2021 awards included 50% performance-based RSU awards (“2021 NEO PRSU awards”) and 50% time-based RSU awards. The performance-based RSUs may be earned in amounts ranging from 0% to 200% of the target award, based on the Company’s level of achievement of performance goals relating to (i) EPS measured in three one-year periods (60% weighting) and (ii) total stockholder return (“TSR”) relative to the peer group (40% weighting) for the three-year period ending December 31, 2023. The Compensation Committee set the metrics for the first one-year period of EPS performance (2021) at grant, the second one-year period of EPS performance (2022) on February 3, 2022, and the third one-year period of EPS performance (2023) in February 2023. EPS is an important metric to determine the operating performance of the Company. The Company discloses the financial hurdles associated with these metrics in the proxy statement for the year in which the final performance is determined. Other equity awards were made to the NEOs which are included in the “2022 Outstanding Equity Awards at Fiscal Year-End Table”.
As noted in “2022 Say on Pay Vote and Stockholder Engagement” above, the Compensation Committee is changing its equity grant practices to utilize three-year metrics instead of 3 one-year metrics in long-term equity awards, and to set the metrics at the original date of grant. All of the 2021 equity awards are subject to the Company’s Recoupment and Forfeiture Policy, and the shares received upon vesting are subject to the Company’s equity hold requirements for executives.

Perquisites and Other Compensation
The Compensation Committee intentionally limits perquisites to the executive officers. The Company may pay for relocation-related services for certain of its executives, including temporary housing, moving expenses, and home purchase closing expenses, and use of corporate-provided aircraft in accordance with an aircraft use policy. Beginning in 2022, the Company stopped reimbursing executive officers for club dues and ceased providing a car allowance. See “Additional Information Concerning Executive Compensation” below. In general, executive benefits make up a very small percentage of total compensation (less than 1%) for the NEOs. The Company does not gross-up payments to cover personal income taxes that may pertain to any of the executive benefits. The Compensation Committee reviews these arrangements regularly to assure they continue to fulfill business needs.

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Executive Compensation

5	Risk Management and Accountability

The Company’s executive compensation program reinforces effective risk management through risk-balancing features that discourage and mitigate excessive risk-taking, and an accountability framework that, under defined conditions, enables the forfeiture or recovery of compensation in the event named executives’ actions, or inactions, result in specified types of negative outcomes for the Company.
Risk-Balancing Features
To discourage imprudent risk-taking, the Company embedded risk-balancing features throughout its compensation program for 2022.

Pay Element	Risk-Balancing Features
Base Salary	• Salaries are a form of fixed compensation • Promotes retention of named executives by providing a basic level of compensation
Short-Term Incentive
• Cash bonus represents minority of variable compensation
• 2022 target award opportunity of 200% of base salary for CEO with lower opportunities for other NEOs, with maximum payout of 150% of target
• Award level based on achievement of financial and non-financial performance objectives, including risk outcomes
• Subject to recovery under the Company’s Recoupment and Forfeiture Policy

Long-Term Equity
• Majority of variable compensation in long-term equity
• Retirement does not trigger acceleration of payment from the original payment schedule
• Shares are subject to a robust holding requirement
• Executive officers are prohibited from pledging Company stock in connection with a margin or similar loan and from entering into derivative/hedging transactions involving Company stock
• No dividend equivalents are paid or accrued on unvested RSUs
• Subject to forfeiture or recovery as described under the Company’s Recoupment and Forfeiture Policy

Performance-Based RSUs
• Long-term, three-year performance period, with cliff vesting
• Upside compensation capped, with upside leverage of 200% of target for NEOs
•With respect to the 2022 PRSU, if the Company’s TSR over the performance period is negative, then the payout for that portion of the award shall not exceed 100% of the target shares
• Subject to downward adjustment by Compensation Committee under a wide variety of circumstances

Time-Based RSUs	• Promotes retention of NEOs by providing shares subject to time-based vesting
Additional information on the Company’s stock ownership and hold requirements and anti-hedging / anti-pledging policies are included under “Executive Stock Ownership Guidelines” and “Prohibition on Hedging and Pledging” below.

Compensation Risk Assessment
The Compensation Committee regularly reviews all compensation plans to identify whether any of the Company’s or the Bank’s compensatory policies or practices incent behavior that creates excessive or unnecessary risk to the Company. The Compensation Committee receives regular updates from management to ensure that the current compensation programs do not create imprudent or excessive risk. Furthermore, periodically, the Compensation Committee conducts a risk assessment with the assistance of its independent compensation consultant. Based on the results of these reviews, the Compensation Committee determined that the Company’s compensation program does not create risks that are reasonably likely to have a material adverse effect on the Company.
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Executive Compensation
Recoupment of Incentive Compensation
The Board adopted in 2022, and amended and expanded in 2023, an enhanced recoupment and forfeiture policy providing that incentive compensation payable to the Company’s executive officers and certain other executives under certain of the Company’s incentive compensation arrangements will be subject to recoupment and/or cancellation by the Company if, in the year such compensation is paid, or within four years thereafter, the Company (i) is required to prepare a financial restatement due in whole or in part to the gross negligence, intentional misconduct or fraud by a present or former employee, (ii) restates any of its financial statements due to a material financial reporting violation under applicable securities laws, (iii) suffers extraordinary financial loss, reputational damage or similar adverse impact resulting of or from actions taken or decisions made by the employee, or (iv) ascertains an act or omission of a covered employee that constitutes a violation of a Company policy or a non-competition, non-solicitation or other restrictive covenant. The repayment obligation or forfeiture right applies to the extent repayment is required by applicable law, or to the extent the executive’s compensation is determined to be in excess of the amount that would have been payable taking into account any restatement or correction. The Compensation Committee has the sole discretion to determine whether an executive’s actions have or have not met any particular standard of conduct under law or Company policy, and whether recovery of incentive compensation should be pursued. The recoupment (including if the impacted individual fails to timely pay), may be effectuated through the reduction or forfeiture of awards, cancellation of one or more awards in their entirety, the return of paid-out cash or the proceeds from the sale of exercised or released shares, adjustments to future incentive compensation opportunities or any future bonus payment which would have otherwise been payable, any salary payments or other remuneration which are due or would otherwise have been payable.

Executive Stock Ownership Guidelines
The Company’s Corporate Governance Guidelines include stock ownership guidelines for the CEO and the other NEOs to further align their interests with the long-term interests of stockholders. The CEO is expected to beneficially own common stock having a value of at least six times his or her base compensation (four times for the other NEOs). Such executives may not dispose of any shares of the Company’s common stock unless they own, and will continue to own, common stock at that level. In addition, beginning in 2022, senior executives who are not NEOs have a 3x base salary ownership guideline. The types of securities that count toward the required ownership guideline include only (i) shares of common stock owned outright, whether individually or through beneficial ownership in a trust or entity, (ii) vested or unvested time-based RSUs, and (iii) to the extent vested, restricted stock, stock appreciation rights and performance-based RSUs based upon, payable in, or otherwise related to, common stock that are awarded under a Company incentive compensation plan which fluctuate in value based upon the market price of common stock, until such time as they are forfeited, converted into a cash payment or their cash value becomes fixed. As of the computation date, December 31, 2022, only Mr. Holmes, the Company’s President and CEO, had attained the minimum stock ownership levels based on holdings.

Prohibition on Hedging and Pledging
All Company directors, officers and employees are prohibited from purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of Company securities, and from participating in derivative or speculative transactions with respect to Company securities, including but not limited to prepaid variable forward contracts, collars, equity swaps, exchange funds, puts, calls and other derivative instruments. All directors, officers and employees are also prohibited from participating in short sales of the Company’s securities.
Directors and officers who are reporting persons under Section 16 of the Exchange Act, and such additional employees as may be designated by the Governance and Nominating Committee, are prohibited from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.
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Executive Compensation
Conclusion
The Compensation Committee believes that the 2022 compensation decisions for the Company’s named executive officers were reasonable and appropriate and consistent with the Company’s compensation principles.
Compensation Governance Best Practices
The Compensation Committee and management periodically review the compensation and benefit programs for the NEOs and other employees to ensure alignment with Company’s and the Compensation Committee’s philosophy and objectives. Accordingly, the Company adopted a number of practices over the last several years that are responsive to stockholder feedback and align with market-recognized best practices:

Governance Practices
✓	Pay for performance, including using a high percentage of performance stock units for the annual equity grant to align interests with stockholders
✓	Provide a significant proportion of NEO compensation in the form of performance-based compensation
✓	Use an appropriate comparator group when establishing compensation, which group is evaluated annually to ensure it remains appropriate
✓	Ongoing engagement with stockholders to receive their feedback on business, governance and compensation matters
✓	Maintain robust anti-hedging and anti-pledging policies
✓	Balance short- and long-term incentives, aligning long-term incentives with future performance and stockholder returns
✓	Include caps on individual payouts in incentive plans
✓	Maintain a recoupment and forfeiture policy, which can be triggered by a financial restatement and other individual or corporate behavior
✓	Maintain stock ownership guidelines requiring CEO to hold 6x base salary (4x for other NEOs)
✓	Apply double-trigger vesting in the event of a change in control in long-term equity awards (i.e., participant must terminate after the event to receive benefits)
✓	Conduct an annual “say on pay” advisory vote for stockholders
✓	100% independent directors on the Compensation Committee
✓	Use an independent executive compensation consultant reporting to the Compensation Committee
✓	Review executive compensation consultant and advisors for independence and performance

Practices Avoided
X	No change in control excise tax “gross-up” agreements
X	No excessive perquisites
X	No tax “gross-ups” for perquisites, except for relocation benefits
X	No stock option repricing, reloads or exchange without stockholder approval
X	No dividend equivalents paid or accrued on unvested equity awards
X	No excessive risk-taking in compensation programs
In addition to maintaining good corporate governance, the Company has designed the annual incentive plan and long-term incentive plan to be aligned with best practices that mitigate against excessive risk. See “Compensation Risk Assessment”.
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Executive Compensation
Board’s Role in Human Capital Management and Talent Development
The Board believes that human capital management and talent development are vital to the Company’s continued success. They are integral elements of the Company’s strategic framework and the Company strives to create a diverse and inclusive workplace with meaningful opportunities that will attract and retain the best and brightest in a historically competitive talent landscape.

The Board’s involvement in leadership development and succession planning is systematic and ongoing, and the Board provides input on important decisions in each of these areas. The Board has primary responsibility for succession planning for the CEO and oversight of other executive officer positions. The Governance and Nominating Committee oversees the development of the process and protocols regarding succession plans for the CEO, and annually reviews these protocols. To assist the Board, the CEO annually provides the Board with an assessment of senior managers and their potential to succeed to the position of CEO, developed in consultation with the Chairman and the Chair of the Governance and Nominating Committee. The Board meets regularly with high-potential executives, both in small group and one-on-one settings. During 2021, the Board oversaw the appointment of a new CEO and appointments of several direct reports of the CEO, including four female executives, one of which is racially/ethnically diverse, demonstrating the firm’s focus on building a highly skilled and diverse executive team that brings a broad array of opinions and perspectives that are reflective of the business. During 2022, the Board oversaw the appointment of key leadership, including Mr. Cummings, as chief administrative officer. In addition, the Board reviewed and discussed the talent planning process with management as well as the succession plan for the entire operating committee.

With respect to the broader organization, the Board is actively engaged in the oversight of the corporate culture and is continuously focused on developing a culture that is aligned with the Company’s long-term strategy. This includes reinforcing a set of behaviors throughout the Company that management thinks are critical to empower performance, including voicing opinions fearlessly, raising the bar on talent and diversity and acting with integrity. In addition, the Board and its applicable Committees regularly engage with employees at all levels of the organization to provide oversight on a broad range of other human capital management topics, including talent attraction and retention, diversity, equity and inclusion, health and safety, training and development and compensation and benefits. Employee feedback is considered in designing and evaluating employee programs and benefits and in monitoring current practices for potential areas of improvement.

Additional Information Concerning Executive Compensation
Other Benefits
Retirement Savings Opportunity. All employees may participate in the Company’s 401(k) Retirement Savings Plan (the “401(k) Plan”). Each employee may make before-tax contributions of up to 85% of their eligible compensation, subject to current Internal Revenue Service limits. The Company provides a 401(k) Plan to help employees save some amount of their cash compensation for retirement in a tax efficient manner. Since 2006, the Company has matched contributions made by employees to the 401(k) Plan based upon a formula that considers the amount contributed by the respective employee, with a vesting scheduled based upon the employee’s tenure with the Company. The matching contributions for each NEO are set forth in the “2022 All Other Compensation Table”. The Company does not provide an option for employees to invest in common stock through the 401(k) Plan. The Company has not historically provided any retirement plans, such as defined benefit, defined contribution, supplemental executive retirement benefits, retiree medical or deferred compensation plans requiring mandatory Company contributions, to employees or the NEOs, other than the 401(k) Plan and the Nonqualified Deferred Compensation Plan described below.
Nonqualified Deferred Compensation Plan. The Company offers a nonqualified deferred compensation plan for executives and key members of management to assist us in attracting and retaining these individuals. See “2022 Nonqualified Deferred Compensation Table” for additional information about this plan.
Severance Benefits. Senior and Key executives of the Company who do not have employment agreements providing for severance, including the NEOs, are eligible for severance benefits in the event of a termination not for cause under the Executive Severance Plan, and for change in control severance benefits in the event
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Executive Compensation
of a termination not for cause or for good reason following a change in control under the Executive Change-in-Control Plan. See “2022 Potential Payments Upon Termination or Change in Control Table” for additional information about these plans.
Health and Welfare Benefits. All full-time employees, including the NEOs, may participate in the Company’s health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance. The Company provides these benefits to meet the health and welfare needs of employees and their families.
Employment Agreement
The Company entered into an Executive Employment Agreement with Mr. Holmes effective January 24, 2021. The agreement had an initial term of three years and thereafter automatically renews for successive one-year terms, unless notice of non-renewal is given by either party in accordance with the agreement.
The Company entered into an Amended and Restated Executive Employment Agreement with Mr. Holmes dated January 23, 2023 (the “Amended Holmes Agreement”). The Amended Holmes Agreement is substantially similar to the original agreement except that it has a new initial term of four years (i.e., through January 2027) and thereafter automatically renews for successive one-year terms, unless notice of non-renewal is given by either party in accordance with the agreement. For each year of the term, Mr. Holmes’ compensation will include annual base salary of $1,000,000, an annual target cash incentive opportunity of not less than 200% of base salary, and an annual target long-term incentive award opportunity equal to 350% of base salary. Within 30 days following the effective date of the original agreement, Mr. Holmes received a one-time lump-sum cash payment in the amount of $2,500,000, which was subject to repayment in the event his employment was terminated by the Company for cause or due to his resignation other than for good reason prior to the first anniversary of the effective date, and a one-time grant of 233,755 time-based RSUs, which will vest on the third anniversary of the grant date.
The Amended Holmes Agreement terminates upon the executive’s death or disability, upon the executive’s voluntary termination of employment or upon the executive’s termination for cause. “Cause” as defined in the Holmes Agreement includes: (1) theft, embezzlement, fraud or dishonesty; (2) willful or material misrepresentation that relates to the Company or has a material adverse effect on the Company; (3) willful misconduct or gross negligence that is injurious to the Company, including violation of any laws; (4) violation of fiduciary duties; (5) conviction of a felony or crime of moral turpitude; (6) material or repeated violation of the Company’s policies; (7) willful failure to perform duties and responsibilities; (8) failure or refusal to follow the lawful directives of the Company; (9) a material breach of agreement; or (10) unlawful use of or possession of illegal drugs on Company premises or while performing duties.
If Mr. Holmes’ employment is terminated by the Company without cause or by non-renewal, or by Mr. Holmes for “good reason,” Mr. Holmes would be entitled to a cash payment equal to 24 months’ base salary, a cash payment equal to 2 times his target annual incentive as defined in the Holmes Agreement and continued medical insurance benefits for 24 months following termination. “Good reason” is defined as (1) a material diminution in position, authority, duties or responsibility; (2) a change of employment location which is more than 35 miles from the Company’s current executive offices; (3) a reduction in salary or incentive opportunity; or (4) the Company’s material breach of agreement.
If in connection with a “change-in-control” of the Company as defined in the Holmes Agreement, Mr. Holmes’ employment is terminated other than for cause, death, or disability or by executive for good reason within a period of two years following the change-in-control, Mr. Holmes would be entitled to a cash payment equal to 3 times his base salary and a cash payment equal to 3 times his target annual incentive.
As a means of providing protection to the Company’s stockholders, under certain adverse conditions such as dissolution, bankruptcy or a distressed sale of the Company’s assets or stock for the purpose of avoiding a bankruptcy proceeding or at the recommendation of regulatory authorities, the Amended Holmes Agreement provides that the above described payments will not occur, except for the cash payments described above that would be owing upon Mr. Holmes’ voluntary termination of employment.
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The Holmes Amended Agreement contains other terms and conditions, including non-competition and non-solicitation provisions, confidentiality obligations and restrictions on Mr. Holmes’ ability to be involved with a competing bank or company with a place of business in a location in which the Company is then engaged.
Tax Implications of Executive Compensation
Although deductibility of compensation is preferred, tax deductibility is not a primary objective of the compensation programs. The Company believes that achieving its compensation objectives set forth above is more important than the benefit of tax deductibility and the Company reserves the right to maintain flexibility in how it compensates NEOs, even if it may result in limiting the deductibility of amounts of compensation from time to time.

Compensation Committee Report
The Compensation and Human Capital Committee reviewed and discussed the Compensation Discussion and Analysis that is required by the SEC rules with the Company’s management. Based on such review and discussions, the Compensation and Human Capital Committee recommended to the Company’s board of directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.
This report is submitted by the Compensation and Human Capital Committee of the board of directors of Texas Capital Bancshares, Inc.

Dated: February 9, 2023	Dale W. Tremblay, Chair
David S. Huntley
Elysia Holt Ragusa
Steven P. Rosenberg

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Executive Compensation
COMPENSATION TABLES
2022 Summary Compensation Table*

					Non-Equity Incentive Plan Compensation
Name and Principal Position (A)	Year	Salary	Bonus (B)	Stock Awards (C)	Annual Incentive Plan Compen-sation (D)	Long-Term Incentive Plan Compen-sation (E)	All Other Compen- sation (F)	Total

Rob C. Holmes	2022	$1,000,000	$—	$4,039,976	$3,000,000	$—	$12,500	$8,052,476
President & CEO of the Company	2021	937,500	2,500,000	17,179,310	3,000,000	—	6,150	23,622,960
and Texas Capital Bank	—

J. Matthew Scurlock	2022	500,000	—	427,937	406,000	13,616	15,250	1,362,803
EVP & CFO of the Company and	—
Texas Capital Bank	—

John W. Cummings	2022	471,591	770,000	330,010	551,000	—	12,505	2,135,106
EVP & CAO of the Company and	—
Texas Capital Bank	—

Tim J. Storms	2022	512,500	—	634,186	548,100	—	18,300	1,713,086
EVP & CRO of the Company	2021	423,750	250,000	414,535	573,750	—	12,225	1,674,260
and Texas Capital Bank	—

Anna M. Alvarado	2022	570,000	—	487,818	483,360	—	12,825	1,554,003
EVP, CLO and Secretary of the	2021	120,909	440,000	1,300,026	—	—	—	1,860,935
Company and Texas Capital Bank	—
*Columns for which no amounts are reported have been deleted.
(A)Principal position as of December 31, 2022. Mr. Holmes was elected President and Chief Executive Officer effective January 25, 2021; Mr. Scurlock was elected EVP and CFO effective January 1, 2022; Mr. Cummings was elected EVP & CAO effective October 18, 2022; Mr. Storms was elected EVP and CRO effective February 22, 2021; and Ms. Alvarado was elected EVP, CLO and Secretary effective October 19, 2021.
(B)For Mr. Cummings, his offer letter provided for a minimum guaranteed sign-on bonus in 2022 in the amount indicated to replace lost bonus opportunities from his former employer.
(C)Amounts represent the aggregate grant date fair value of performance- and time-based RSUs, determined in accordance with ASC 718. With respect to the 2022 NEO equity awards granted to Mr. Holmes, Mr. Scurlock, Mr. Storms and Ms. Alvarado on February 8, 2022, 50% of the award is time-based with annual vesting over a three-year period, and 50% of the award is performance-based with vesting occurring on the first administratively practicable day following determination by the Compensation Committee that certain performance targets were achieved over a three-year period ending December 31, 2024. The amounts presented for the performance-based portion of the 2022 NEO equity awards reflect the value of the award at target based on the probable outcome of the performance targets determined as of the grant date. The value of the performance-based portion of the 2022 NEO awards for each NEO at the grant date assuming that the highest levels of performance targets are achieved is as follows: Mr. Holmes $3,986,320, Mr. Scurlock $455,802, Mr. Storms $626,658, and Ms. Alvarado $519,506. See the “2022 Grants of Plan-Based Awards Table” and the “2022 Outstanding Equity Awards at Fiscal Year-End Table” below and applicable stock compensation disclosures in the Company’s Annual Report on Form 10-K for more information. With respect to the 2021 NEO equity awards granted to Mr. Holmes and Mr. Storms, 60% of the award was granted on June 16, 2021 (with respect to TSR over the performance period and the Company’s EPS for 2021) and was included in compensation for 2021. Another 20% of the award was granted on February 3, 2022 with respect to the Company’s EPS for 2022 and is performance-based with vesting occurring on the first administratively practicable day following determination by the Compensation Committee that certain performance targets were achieved over a three-year period ending December 31, 2023. The amounts presented in the table above for this 20% portion of the 2021 awards reflect the value of the award at target based on the probable outcome of the performance targets determined as of the grant date. The value of this 20% performance-based portion of the 2021 awards for each NEO at the grant date assuming that the highest levels of performance targets are achieved is as follows: Mr. Holmes $593,600 and Mr. Storms $91,632. The remaining 20% of the 2021 NEO awards is not included in the table above, as the performance objectives for these awards were not
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set during 2022 and, in accordance with ASC 718, grants for which performance objectives have not been set do not have a reportable grant date fair value.
(D)Amounts represent payouts for 2022 under the Company’s annual incentive (cash bonus) program. For further details of the targets and performance related to the payout of these amounts, refer to the “Pay Practices” section of the “Compensation Discussion and Analysis”.
(E)Amount represents payout related to cash-settled units. In 2018, Mr. Scurlock was awarded a grant of cash-settled stock units the final tranche of which vested during 2022. None of the NEOs have any additional cash-settled awards outstanding.
(F)    See additional description in the “2022 All Other Compensation Table”.
2022 All Other Compensation Table

Name	Year	Perquisites and Other Personal Benefits (A)	Company Contributions to 401(k) Plans	Company Contributions to Nonqualified Deferred Compensation Plans	Total

Rob C. Holmes	2022	$—	$12,500	$—	$12,500
J. Matthew Scurlock	2022	—	15,250	—	15,250
John W. Cummings	2022	—	12,505	—	12,505
Tim J. Storms	2022	—	18,300	—	18,300
Anna M. Alvarado	2022	—	12,825	—	12,825
(A)While Company-provided aircraft are generally used for Company business related purposes only, there is occasional personal use. During 2022, in accordance with our aircraft use policy, Mr. Holmes used Company-provided aircraft for business travel, and for personal travel for which he reimbursed the Company for the incremental cost of the trip. The incremental cost was determined using a method that takes into account the variable costs such aircraft fuel charges, taxes and catering. In addition, if a Company aircraft flight is already scheduled for business purposes and can accommodate additional passengers, NEOs and their spouse/guests may join that flight for personal travel. The Company does not gross-up payments to cover personal income taxes that may pertain to any of the executives' benefits. Perquisites and personal benefits were excluded for all of the NEOs to the extent that the total value of all perquisites and personal benefits for an NEO was less than $10,000. In addition, the table does not include any amounts for personal benefits provided to any of the NEOs for which the Company believes there is no aggregate incremental cost to us, including use of tickets for certain sporting events.
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2022 Grants of Plan Based Awards Table*

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (A)			Estimated Future Payouts Under Equity Incentive Plan Awards (B)			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date		Threshold	Target	Maximum	Threshold	Target	Maximum

Rob C. Holmes	2/8/2022	(C)	$—	$—	$—	—	—	—	24,662	$1,750,016
	2/8/2022	(D)	—	—	—	12,332	24,663	49,326	—	1,993,160
	2/3/2022	(E)				2,297	4,593	9,186		296,800
	N/A		500,000	2,000,000	3,000,000	—	—	—	—	—

J. Matthew Scurlock	2/8/2022	(C)	—	—	—	—	—	—	2,819	200,036
	2/8/2022	(D)	—	—	—	1,410	2,820	5,640	—	227,901
	N/A		87,500	350,000	525,000	—	—	—	—	—

John W. Cummings	2/1/2022	(F)	—	—	—	—	—	—	5,175	330,010
	N/A		118,750	475,000	712,500

Tim J. Storms	2/8/2022	(C)	—	—	—	—	—	—	3,876	275,041
	2/8/2022	(D)	—	—	—	1,939	3,877	7,754	—	313,329
	2/3/2022	(E)				355	709	1,418		45,816
	N/A		118,125	472,500	708,750	—		—	—	—

Anna M. Alvarado	2/8/2022	(C)	—	—	—	—	—	—	3,214	228,065
	2/8/2022	(D)	—	—	—	1,607	3,214	6,428	—	259,753
	N/A		114,000	456,000	684,000	—	—	—	—	—
*Columns for which no amounts are reported have been deleted.
(A)Amounts represent potential payments under the Company’s annual incentive (cash bonus) program. The actual amount earned for 2022 was paid in February 2023 and is shown in the “Non-Equity Incentive Plan Compensation – Annual Incentive Compensation Plan” column of the “2022 Summary Compensation Table”. See the “Pay Practices” section of the “Compensation Discussion and Analysis” for more information regarding the 2022 annual incentive program.
(B)Amounts represent awards of performance-based RSUs made under the 2022 Plan that will vest based upon the Company’s achievement of certain performance measures, subject to the NEO’s continued employment by the Company over a three-year period ending December 31, 2024. Based on the defined objectives of the awards the NEO has the opportunity to vest between 0% and 200% of the RSUs. The grant date fair value reflects the value of the award at target based on the probable outcome of the performance measures determined as of the grant date in accordance with ASC 718 and pursuant to the 2022 Plan. See Note (C) to the “2022 Summary Compensation Table” and the “Pay Practices” section of the “Compensation Discussion and Analysis” for more information regarding 2022 grants of performance-based RSUs. For Mr. Holmes and Mr. Storms, amounts also include the grant of performance-based RSUs as part of the 2021 NEO equity awards (relating to the 2022 EPS component) for which the performance metrics were established on February 3, 2022, and that will vest based upon the Company’s achievement of certain performance measures, subject to the NEO’s continued employment by the Company over a three-year period ending December 31, 2023. Based on the defined objectives of the awards the NEO has the opportunity to vest between 0% and 200% of the RSUs. The grant date fair value reflects the value of the award at target based on the probable outcome of the performance measures determined as of the grant date in accordance with ASC 718 and pursuant to the 2022 Plan. See Note (E) below and “Additional Performance Awards Outstanding - 2021 Grants of Long-Term Equity Awards” above.
(C)Amount represents award of time-based RSUs made under the 2022 Plan with a grant date fair value of $70.96 that will vest ratably on each of the three anniversaries of the grant date.
(D)Amount represents award of performance-based RSUs made under the 2022 Plan with a weighted average grant date fair value of $80.82 that will cliff vest on the third anniversary of the grant date.
(E)Amount represents a portion of the 2021 award of performance-based RSUs made under the 2015 Plan relating to the EPS component for the 2022 performance year with a grant date fair value of $64.62 that will vest subject to continued employment through December 31, 2023.
(F)Amount represents award of time-based RSUs made under the 2022 Plan with a grant date fair value of $63.77 that will vest ratably on each of the three anniversaries of the grant date.

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2022 Outstanding Equity Awards at Fiscal Year-End Table*

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (A)	Market Value of Shares or Units of Stock That Have Not Vested (A)(B)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (C)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (B)(C)

Rob C. Holmes	2/8/2022	24,662	$1,487,365	24,663	$1,487,426
	2/3/2022	—	—	4,593	277,004
	6/16/2021	—	—	13,780	831,072
	2/26/2021	22,426	1,352,512	—	—
	2/1/2021	228,261	13,766,421	—	—

J. Matthew Scurlock	2/8/2022	2,819	170,014	2,820	170,074
	6/1/2021	480	28,949	—	—
	2/26/2021	1,133	68,331	—	—
	6/29/2020	2,012	121,344	—	—
	2/11/2020	1,112	67,065	—	—
	2/12/2019	419	25,270	—	—

John W. Cummings	2/8/2022	5,175	312,104	—	—

Tim J. Storms	2/8/2022	3,876	233,762	3,877	233,822
	2/3/2022	—	—	709	42,760
	6/16/2021	—	—	2,126	128,219
	2/26/2021	3,544	213,739	—	—

Anna M. Alvarado	2/8/2022	3,214	193,836	3,214	193,836
	11/5/2021	15,509	935,348	—	—
*Columns for which no amounts are reported have been deleted.
(A)Time-based RSU awards granted to Mr. Holmes, Mr. Scurlock, Mr. Storms and Ms. Alvarado on February 8, 2022 vest ratably on the first three anniversaries of the grant date. Time-based RSU awards granted to Mr. Cummings on February 1, 2022 vest ratably on the first three anniversaries of the grant date. Time-based RSU awards granted to Mr. Holmes on February 26, 2021 and February 1, 2021 cliff vest on the third anniversaries of the grant date. For Mr. Holmes, 6,034 RSUs were vested in December 2022, as required to pay FICA taxes on his February 1, 2021 and February 26, 2021 time-based RSU awards, as a result of his becoming retirement eligible and such awards no longer being subject to forfeiture. Time-based RSU awards granted to Mr. Scurlock on June 1, 2021 vest ratably on the first three anniversaries of the grant date. Time-based RSU awards granted to Mr. Scurlock on February 26, 2021, February 11, 2020 and February 12, 2019 vest ratably on the first four anniversaries of the grant date. Time-based RSU awards granted to Mr. Scurlock on June 29, 2020 vest 2/3 on the second anniversary, and 1/3 on the third anniversary of the grant date. Time-based RSU awards granted to Mr. Storms on February 26, 2021 cliff vest on the third anniversary of the grant date. Time-based RSU awards granted to Ms. Alvarado on November 5, 2021 vest ratably on the four anniversaries of the grant date.
(B)Based on the closing market price of common stock of $60.31 on December 30, 2022.
(C)The performance-based equity awards granted on February 8, 2022 and the awards granted June 16, 2021 will vest based upon the Company’s achievement of certain performance targets and the executive’s continued employment by the Company over the three-year periods ending December 31, 2024 and December 31, 2023, respectively. The performance-based equity awards granted on February 3, 2022 are part of the 2021 PRSU grant and will vest based upon the Company’s achievement of certain performance targets and the executive’s continued employment by the Company over the three-year period ending December 31, 2023. The PRSU awards are shown at target.
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2022 Option Exercises and Stock Vested Table*

	Stock Awards
Name	Number of Shares Acquired on Vesting (A)	Value Realized on Vesting (B)

Rob C. Holmes	6,034	$332,292
J. Matthew Scurlock	5,614	318,968
John W. Cummings	—	—
Tim J. Storms	—	—
Anna M. Alvarado	5,169	302,697
*Columns for which no amounts are reported have been deleted.
(A)The shares included in the table for Mr. Holmes represent shares vested to pay FICA taxes in connection with retirement eligibility. The shares included in the table for Mr. Scurlock represent gross shares vested. Actual shares issued to Mr. Scurlock net of taxes, were 4,174. Does not include 209 cash-settled RSUs for Mr. Scurlock for which the vest-date value was $13,616, which is included in the “2022 Summary Compensation Table” under the “Non-Equity Incentive Plan Compensation – Long-Term Incentive Plan Compensation” column. The shares included in the table for Ms. Alvarado represent gross shares vested. Actual shares issued to Ms. Alvarado net of taxes, were 3,910.
(B)The value realized by the NEO upon the vesting of RSUs is calculated by multiplying the number of shares of stock vested by the market value of the underlying shares on the vesting date, which is the amount that is taxable to the executive.
2022 Pension Benefits Table
The table disclosing the actuarial present value of each executive’s accumulated benefit under defined benefit plans, the number of years of credited service under each plan and the amount of pension benefits paid to each NEO during the year is omitted because the Company does not have a defined benefit plan for NEOs.
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2022 Nonqualified Deferred Compensation Table

Name	NEO Contributions in Last Fiscal Year (A)	Company Contributions in Last Fiscal Year (B)	Aggregate Earnings/(Loss) in Last Fiscal Year (C)	Aggregate Withdrawals/Distributions	Aggregate Balance at Last Fiscal Year End (D)

Rob C. Holmes	$—	$—	$—	$—	$—
J. Matthew Scurlock	50,000	—	(46,463)	(45,131)	180,038
John W. Cummings	—	—	—		—
Tim J. Storms	—	—	—		—
Anna M. Alvarado	—	—	—		—
(A)Participants in the plan may elect to defer up to 75% of their annual salary and/or short-term (annual) incentive plan payout. All participant contributions to the plan and any related earnings are immediately vested and may be withdrawn upon the participant’s separation from service, death or disability, or upon a date specified by the participant. Participant contributions are also included in the Salary or Annual Incentive Plan Compensation columns of the “2022 Summary Compensation Table”.
(B)    Company contributions are detailed in the “2022 All Other Compensation Table” and included in the “All Other Compensation” column of the “2022 Summary Compensation Table”. The discretionary Company contributions vest based upon the employee’s tenure with the Company. The Company did not make any discretionary contribution in 2022. As of December 31, 2022, all NEOs had met the requirements for immediate vesting.
(C)    Aggregate earnings do not reflect “above market or preferential earnings” and are not included in the “2022 Summary Compensation Table”.
(D)    Amounts represent the total compensation deferred by each NEO and discretionary contributions made to each NEO by the Company, together with any related earnings or losses attributed to either and withdrawals made by NEO in accordance with each NEOs deferral account investment and withdrawal selections. All participant and Company contributions included in these amounts have been reported as compensation in the “2022 Summary Compensation Table” or in Summary Compensation Tables for previous years.
The Company offers a nonqualified deferred compensation plan for executives and key members of management to assist us in attracting and retaining these individuals. Participants in the plan may elect to defer up to 75% of their annual salary and/or short-term incentive payout into deferral accounts that mirror the gains or losses of specified investment funds or market indexes selected by the participants. These investment alternatives are similar to the choices under the 401(k) Plan. The gains and losses credited to each participant’s deferral account are subject to the same investment risk as an actual investment in the specified investment funds or market indexes. The Company restores any lost Company match in the 401(k) Plan due to legal limits on qualified plans. In 2022, the Company did not match nonqualified deferred compensation plan contributions. All participant contributions to the plan and any related earnings are immediately vested and may be withdrawn upon the participant’s separation from service, death or disability or upon a date specified by the participant.
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2022 Potential Payments Upon Termination or Change in Control Table
The following table summarizes the estimated payments that would be payable to each NEO upon a termination of service for each of the reasons stated below. For the purposes of the quantitative disclosure in the following table, and in accordance with SEC regulations, the Company assumed that the termination took place on December 31, 2022 and that the price per share of common stock was $60.31, the closing market price as of the last business day of the year, December 30, 2022.

Name	Termination Without Cause or For Good Reason	Change in Control: Termination Without Cause or For Good Reason	Death	Disability	Retirement

Rob C. Holmes
Severance (A)	$8,000,000	$9,000,000	$—	$—	$—
Accelerated vesting of long-term incentives (B)	19,201,799	19,201,799	19,201,799	19,201,799	16,227,009
Other benefits (C)	58,487	87,730	—	—	—

J. Matthew Scurlock
Severance (D)	816,750	1,225,125	—	—	—
Accelerated vesting of long-term incentives (B)	—	651,049	651,046	651,046	—
Other benefits (C)	29,243	43,865	—	—	—

John W. Cummings
Severance (D)	775,500	1,163,250	—	—	—
Accelerated vesting of long-term incentives (B)	—	312,104	312,104	312,104	—
Other benefits (C)	29,243	43,865	—	—	—

Tim J. Storms
Severance (D)	1,085,925	1,628,888	—	—	—
Accelerated vesting of long-term incentives (B)	—	852,301	852,301	852,301	—
Other benefits (C)	9,871	14,807	—	—	—

Anna M. Alvarado
Severance (D)	1,031,680	1,547,520	—	—	—
Accelerated vesting of long-term incentives (B)	—	1,323,020	1,323,020	1,323,020	—
Other benefits (C)	17,554	26,331	—	—	—
(A)Pursuant to his employment agreement, if Mr. Holmes is terminated without cause or for good reason, severance is equal to 24 months of base salary plus a cash payment equal to 2.0 times his target annual incentive and a prorated bonus based on the target annual incentive. If he is terminated in connection with a change in control, severance is equal to 36 months of base salary plus a cash payment equal to 3.0 times his target annual incentive.
(B)Includes immediate vesting at target of any performance-based awards for which performance conditions have not yet been satisfied, based on the December 30, 2022 closing price of common stock of $60.31. As of December 31, 2022, Mr. Holmes had met the age and service conditions to be eligible for the continued vesting of long-term incentives granted to him in 2021 and on February 3, 2022; however, he had not met the age and service conditions for grants made on February 8, 2022. As of December 31, 2022, Mr. Scurlock, Mr. Cummings, Mr. Storms, and Ms. Alvarado had not met the age and service conditions to be eligible for the continued vesting of long-term incentives upon retirement.
(C)Includes medical, dental, and vision benefits to be paid to Mr. Holmes per the terms of his employment agreement for a period of 24 months in the event of termination without cause and for a period of 36 months in the event of a change in control. Includes medical, dental, and vision to be paid to Mr. Scurlock, Mr. Cummings, Mr. Storms, and Ms. Alvarado per the terms of the Executive Severance Plan for a period of 12 months in the event of termination without cause and per the terms of the Executive Change-in-Control Plan for a period of 18 months in the event of a change in control. Cost includes both employer and employee coverage.
(D)Pursuant to the Executive Severance Plan, if Mr. Scurlock, Mr. Cummings, Mr. Storms, or Ms. Alvarado is terminated without cause or for good reason, severance is equal to 12 months of base salary plus the average incentive compensation paid during the prior two-year period. Pursuant to the Executive Change-in-Control Plan, if the NEO’s termination occurs in connection with a change in control, severance is equal to 18 months base salary plus 1.5 times the average incentive compensation paid during the prior two-year period.
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Executive Severance Plan
In order to have a competitive benefit that allows for consistent administration without negotiations of special payments, the Company has an executive Severance Plan and related Policy (collectively, the “Severance Plan”) for the NEOs (other than the CEO). The Severance Plan provides cash payments upon involuntary termination without cause, but is not available in the event of a change in control to individuals that are eligible for change in control benefits as described below. See “2022 Potential Payments Upon Termination or Change In Control Table” for additional information.

The Executive Severance Benefits Plan (“Severance Plan”), adopted in 2021, applies to all executive officers and other eligible employees (other than the CEO, whose benefits are covered in his employment agreement), and provides, upon involuntary termination without cause or termination by the executive for good reason, for the payment of (i) 100% of one year’s base salary for named executive officers; (ii) 100% times the average of the executive's bonuses over the last two years (or a comparable amount determined by the Company); and (iii) at the Company’s discretion, a prorated bonus reduced for the period of time during the year in which the employee was not employed. The Severance Plan also provides for a cash payment to cover the cost of premiums for post-termination health insurance coverage (“COBRA premiums”) for a period of one year from the date of termination and out-placement benefits. As a condition to the receipt of any benefits under the Severance Plan, an executive must agree to standard release, non-compete, non-solicitation, and confidentiality provisions. In addition, the Severance Plan provides that the vesting of long-term incentive or other equity awards upon termination without cause will be governed by the terms of the applicable award agreements. Executives who are involuntarily terminated for any other reason (e.g., death, disability, retirement, termination for cause) are not eligible to receive severance benefits under the Severance Plan.

Change in Control Arrangements
The Company has an executive Change-in-Control Plan and related Policy (collectively, the “Change in Control Plan”) benefiting each of the NEOs (other than the CEO) to ensure that management will objectively consider potential transactions that may benefit stockholders without regard to potential impact on their continued employment. The Change in Control Plan provide for a cash payment to be made following a termination of employment by the Company without cause or by the NEO with good reason (as defined in the agreements) within two years following a change in control. See “2022 Potential Payments Upon Termination or Change In Control Table” for additional information.

The Change in Control Plan provides for a payment to be made to these officers following a termination of employment by the Company without cause or by the officer with good reason within two years following a change in control or following the first public announcement of a potential change in control transaction, provided certain conditions are satisfied. These benefits are in lieu of payments under the Severance Plan. Generally, the change in control agreements provide for each executive officer to receive:
•a lump sum payment equal to up to 150% times the sum of:
◦the named executive officer’s then current annualized base salary, and
◦the average of the cash bonuses paid by the Company to the NEO for the last two fiscal years preceding the date of termination;
•at the Company’s discretion, a pro rata bonus award under the annual incentive plan award for the year in which the termination occurs based on actual Company performance;
•a lump sum amount to cover group health and dental coverage for the NEO and his or her dependents for a period of up to eighteen months following the date of termination; and
•out-placement benefits for up to 6 months at the option of the executive officer.
The Change in Control Plan does not contain a tax reimbursement or “gross-up” provision.

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In approving the Change in Control Plan, the Compensation Committee considered the prevalence and terms of such agreements among similarly situated executives at the companies in the compensation comparator group based on data collected for the Company by the Compensation Committee’s then independent compensation consultant. The Compensation Committee also determined that the agreement and general release of claims contained in the Change in Control Plan provided a significant benefit to the Company.

For purposes of the Change in Control Plan:

“cause” means (i) misappropriation of funds or property, fraud or dishonesty within the course of providing services to the Company which evidences a want of integrity or breach of trust; (ii) indictment for a misdemeanor that has caused or may be reasonably expected to cause material injury to the Company, any of its Subsidiaries, any of its affiliates or any of their interests, or indictment for a felony; (iii) any willful or negligent action, inaction, or inattention to duties of the Participant within the course of providing services to the Company that causes the Company material harm or damages (as determined in the sole and absolute discretion of the Company); (iv) misappropriation of any corporate opportunity or otherwise obtaining personal profit from any transaction which is adverse to the interests of the Company or to the benefits of which the Company is entitled; (v) inexcusable or repeated failure by the Participant to follow applicable Company policies and procedures; (vi) conduct of the Participant which is materially detrimental to the Company (as determined in the sole and absolute discretion of the Company); or (vii) any material violation of the terms of the executive’s employment agreement, if any.

“good reason” means: (i) without his or her express written consent, the assignment of the executive to a position constituting a material demotion, or loss of compensation or job duties by comparison to his or her position with the Company on the Date of Grant; provided, however, that changes, as opposed to a loss, in the Participant’s job duties or changes to reporting relationships, at the Board’s discretion, and without a material loss in the Participant’s compensation, will not constitute “Good Reason”; (ii) the change of the location where the Participant performs the majority of the executive’s job duties on the Date of Grant of the Award (“Base Location”) to a location that is more than fifty (50) miles from the Base Location, without the executive’s written consent; (iii) a reduction by the Company in the executive’s base salary as in effect on the Date of Grant of the Award, unless the reduction is a proportionate reduction of the compensation of the Participant and all other senior officers of the Company as a part of a company-wide effort to enhance the Company’s financial condition; or (iv) after the occurrence of a Change in Control, a significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities, or duties attached to the position(s) with the Company which the Participant held immediately before the Change in Control, or a material reduction in total compensation, including incentive compensation, stock-based compensation and benefits received from the Company compared to the total compensation and benefits to which the executive was entitled immediately before the Change in Control.

“change in control” generally means any one of the following events: (a) any person becoming the beneficial owner of 51% or more of Company’s voting securities (other than as a result of certain issuances or open market purchases approved by incumbent directors); (b) the Company’s incumbent directors ceasing to constitute at least a majority of the board of directors; (c) there is consummated a merger or consolidation of the Company, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding prior to such transaction continuing to represent at least 51% of the combined voting power of the securities of the surviving entity in the transaction, or (ii) a merger or consolidation effected to implement a recapitalization of the Company in which no person is or becomes the beneficial owner of securities representing 51% or more of the combined voting power of the Company’s then outstanding securities or (d) approval by the Company’s stockholders of plan of complete liquidation and dissolution of the Company, or there is consummated an agreement for the sale or disposition of all or substantially all of the assets of the Company, other than a sale or disposition to an entity, at least 51% of the combined voting power of its securities are owned by stockholders of the Company in the same proportions as their ownership immediately prior to such sale. The preceding was a summary of the definition of a change in control, so please refer to actual text of the definition as set forth in the applicable plan.

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CEO PAY RATIO
Item 402(u) of SEC Regulation S-K, implementing a requirement of the Dodd-Frank Wall Street Reform and Consumer Protection Act, requires that the Company disclose a ratio that compares the annual total compensation of the Company’s median employee to that of the Company’s CEO.
To determine the median employee, the Company prepared a list of all employees as of December 31, 2022, along with their gross income as reported on IRS form W-2 for 2022. Gross income as reported on IRS form W-2 for 2022 was annualized for those employees that were not employed for the full year. After identifying the median employee, the Company calculated that employee’s annual total compensation using the same methodology the Company uses for NEOs as set forth in the “2022 Summary Compensation Table”.
For the year ended December 31, 2022, the last completed fiscal year:
•the employee identified at the median of all Company employees (other than the CEO) was a quality assurance engineer.
•the annual total compensation of the median employee was $104,500.
•the total compensation for the CEO, Mr. Holmes, was $8,052,476, as reported in the “Total” column of the “2022 Summary Compensation Table” on page 79.
•the estimated ratio of the total compensation of Mr. Holmes, the CEO, to the median of the annual total compensation of all employees was 77.1 to 1.
The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on payroll and employment records and the methodologies and assumptions described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices, which were chosen from a wide range of permissible methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies, exclusions, estimates or assumptions, and which may have a significantly different work force structure, geographic locations, or compensation practices from ours, are likely not comparable to the Company’s CEO pay ratio.

TCBI 2023|Notice of Annual Meeting and Proxy Statement 88

Executive Compensation
PAY VERSUS PERFORMANCE
Introduction
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of SEC Regulation S-K, the Company is providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company’s aligns executive compensation with the Company’s performance, see “Compensation Discussion and Analysis”.
Pay Versus Performance Table

Year	Summary Compen- sation Table Total for First PEO1 2	Summary Compen- sation Table Total for Second PEO[1] [2]	Compen- sation Actually Paid to First PEO[3]	Compen- sation Actually Paid to Second PEO[3]	Average Summary Compen- sation Table Total for non-PEO NEOs[4]	Average Compen- sation Actually Paid to non-PEO NEOs[5]	Value of Initial Fixed $100 Investment Based on:		Net Income[8]	Earnings Per Share[9]
							Company Total Share- holder Return[6]	Peer Group Total Share- holder Return[7]
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$8,052,476	N/A	$7,889,221	N/A	$1,691,250	$1,640,899	$106.24	$101.92	$315,228	$6.18
2021	23,622,960	$1,196,558	22,378,121	$1,161,996	1,696,160	1,553,822	106.13	124.84	235,218	4.60
2020	4,373,514	934,618	6,180,513	957,222	1,380,084	1,769,005	104.81	89.37	56,539	1.12
1    For 2022, Rob C. Holmes served as the sole principal executive officer (“PEO”) of the Company. For 2021, Rob C. Holmes (first PEO) and Larry L. Helm (second PEO) each served as PEOs for a portion of the year, Mr. Holmes from January 24, 2021 to December 31, 2021, and Mr. Helm from January 1, 2021 to January 24, 2021. For 2020, C. Keith Cargill (first PEO) and Larry L. Helm (second PEO) each served as PEOs for a portion of the year, Mr. Cargill from January 1, 2020 to May 25, 2020, and Mr. Helm from May 25, 2020 to December 31, 2020. Mr. Helm, the board Chairman, served as interim Chief Executive Officer after Mr. Cargill’s departure until Mr. Holmes’ election as CEO.
2     The dollar amounts reported in column (b) are the amounts of total compensation reported for the Company’s PEOs for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation – Executive Compensation Tables – 2022 Summary Compensation Table” of this Proxy Statement and the Company’s proxy statements for 2022 and 2021.
3    The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to the Company’s PEOs, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to such PEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the PEOs’ total reported compensation for each year to determine the compensation actually paid:

Year	Name of PEO	Reported Summary Compensation Table Total For PEO	[Less] Reported Value of Equity Awards(a)	[Plus/Minus] Equity Award Adjustments(b)	[Less] Reported Change in the Actuarial Present Value of Pension Benefits(c)	[Plus/Minus] Pension Benefit Adjustments(d)	[Equals] Compensation Actually Paid to PEO
2022	Rob C. Holmes	$8,052,476	$(4,039,976)	$3,876,721	$—	$—	$7,889,221
2021	Rob C. Holmes	23,622,960	(17,179,310)	15,934,471	—	—	22,378,121
2021	Larry L. Helm	1,196,558	(750,056)	715,494	—	—	1,161,996
2020	C. Keith Cargill	4,373,514	(2,300,018)	4,107,017	—	—	6,180,513
2020	Larry L. Helm	934,618	(65,018)	87,622	—	—	957,222
(a)     The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)    The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant, except that the Company’s outstanding performance-based RSUs granted June 16, 2021 are calculated using an aggregate performance factor of 133%. The amounts deducted or added in calculating the equity award adjustments are as follows:
TCBI 2023|Notice of Annual Meeting and Proxy Statement 89

Executive Compensation

Year	Name of PEO	Year End Fair Value of Equity Awards Granted in Current Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2022	Rob C. Holmes	$3,473,856	$434,121	$—	$(31,256)	$—	$—	$3,876,721
2021	Rob C. Holmes	15,934,471	—	—	—	—	—	15,934,471
2021	Larry L. Helm	705,226	—	—	10,268	—	—	715,494
2020	C. Keith Cargill	4,976,402	(522,332)	—	(347,053)	—	—	4,107,017
2020	Larry L. Helm	133,399	—	—	(45,777)	—	—	87,622
(c)    The amounts included in this column are the amounts reported in the “Change in Pension and Nonqualified Deferred Compensation” column of the Summary Compensation Table for each applicable year.
(d)    There were no pension benefits adjustments for the years in the table.
4 The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding persons serving as PEOs) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding such PEOs) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, J. Matthew Scurlock, John W. Cummings, Tim J. Storms and Anna M. Alvarado; (ii) for 2021, Julie L. Anderson, Tim J. Storms and Anna M. Alvarado; and (iii) for 2020, Julie L. Anderson, Vince A. Ackerson and John G. Turpen.
5    The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding the PEOs), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding the PEOs) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding the PEOs) for each year to determine the compensation actually paid, using the same methodology described above in Note 3 above:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	[Less] Average Reported Value of Equity Awards	[Plus/Minus] Average Equity Award Adjustments(a)	[Less] Average Reported Change in the Actuarial Present Value of Pension Benefits	[Plus] Average Pension Benefit Adjustments	Average Compensation Actually Paid to Non-PEO NEOs
2022	$1,691,250	$(469,988)	$419,637	$—	$—	$1,640,899
2021	1,696,160	$(739,011)	596,672	—	—	1,553,822
2020	1,380,084	$(548,960)	937,881	—	—	1,769,005
(a)     The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards Granted in Current Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2022	$409,865	$16,519	$—	$(6,747)	$—	$—	$419,637
2021	628,813	(49,534)	—	18,524	(1,131)	—	596,672
2020	1,105,411	(90,438)	—	(77,092)	—	—	937,881
6 Cumulative TSR is calculated by dividing (a) the sum of (i) the cumulative amount of dividends on our common stock for the measurement period (if any), assuming dividend reinvestment, and (ii) the difference between the Company’s share price at the end and the beginning of the measurement period by (b) the Company’s share price at the beginning of the measurement period.
7 Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: Nasdaq Bank Index (^BANK).
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Executive Compensation
8 The dollar amounts reported represent the amount of net income available to common stockholders reflected in the Company’s audited financial statements for the applicable year (in thousands).
9 Earnings per share (EPS) is defined as diluted earnings per common share. Although the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that EPS is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance.
Financial Performance Measures
As described in greater detail in “Compensation Discussion and Analysis”, the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both its long-term and short-term incentive awards are selected based on an objective of incentivizing Company’s NEOs to increase the value of the enterprise for stockholders. The most important financial performance measures used by the Company to date to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
• Earning per Share (EPS)1
• Net Income
• Return on Average Tangible Common Equity (ROTCE)
• Efficiency Ratio2
1 Diluted earnings per common share.
2 Non-interest expense divided by the sum of net interest income and non-interest income.
The Company has historically used EPS as a performance measure for its annual incentive plan and/or its long-term performance equity plan. As the Company is in the process of its transformation through implementation of the 2021-announced strategic plan, EPS has become a less vital performance measure in measuring the progress of the Company. In addition, because several stockholders have expressed a preference for the Company to move away from EPS, the Company will not use EPS as a performance measure in either its 2023 annual incentive plan or 2023 long-term equity incentive plan design. See “Compensation Discussion and Analysis – Enhancements to the Compensation Program”.
Analysis of the Information Presented in the Pay versus Performance Table
As described in more detail in “Compensation Discussion and Analysis”, the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay Versus Performance Table above. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance Table.
Compensation Actually Paid and Cumulative TSR
As demonstrated by the following graph, the amount of compensation actually paid to the PEOs and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding the PEOs) is generally aligned with the Company’s cumulative TSR over the three years presented in the table. Further, for 2022, the compensation “actually paid” to the PEO is substantially lower than the prior year while cumulative TSR is higher then the prior year. The alignment of compensation actually paid with the Company’s cumulative TSR over the period presented is because a significant portion of the compensation actually paid to the PEOs and to the other NEOs is comprised of equity awards. As described in more detail in the section entitled “Compensation Discussion and Analysis”, the Company targets that more than 50% of the value of the PEOs total target compensation (and more than 30% of the value of the other NEOs’ total target compensation) is comprised of equity awards, including performance-based and time-based restricted stock units.
TCBI 2023|Notice of Annual Meeting and Proxy Statement 91

Executive Compensation

Compensation Actually Paid vs. Company TSR
$24,000,000
$18,000,000
$12,000,000
$6,000,000
$—
Compensation Actually Paid
$106.40
$105.60
$104.80
$104.00
$103.20
Cumulative TSR (Value of initial $100 investment)
$104.81
$106.13
$106.24
2020
2021
2022
First PEO
Second PEO
Ave. for Non-PEO NEOs
TSR

Compensation Actually Paid and Net Income
As demonstrated by the following table, the amount of compensation actually paid to the PEOs and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding the PEOs) is generally aligned with the Company’s net income over the three years presented in the table. The Company uses net income as a performance measure in the overall executive compensation program. As described in more detail in the section entitled “Compensation Discussion and Analysis”, the Company targets that approximately 30% of the value of total compensation awarded to the NEOs consists of amounts determined under the Company short-term annual incentive compensation plan, which is more correlated to Net Income than long-term compensation.

Compensation Actually Paid vs. Net Income Available to Common Stockholders ($M)
Compensation Actually Paid
Net Income
$24,000,000
$16,000,000
$8,000,000
$—
$600,000
$400,000
$200,000
$—
$56,539
$235,218
$315,228
2020
2021
2022
First PEO
Second PEO
Ave. for Non-PEO NEOs
Net Income

TCBI 2023|Notice of Annual Meeting and Proxy Statement 92

Executive Compensation
Compensation Actually Paid and Earnings Per Share
As demonstrated by the following graph, the amount of compensation actually paid to Company’s PEOs and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding the PEOs) is generally aligned with the Company’s Earnings Per Share over the three years presented in the table. Although the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Earnings Per Share is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance. The Company has previously expressly utilized Earnings Per Share when setting goals in the Company’s annual incentive compensation (bonus) plan, as well as for setting goals for the performance-based RSUs that were awarded to the NEOs. While more recently the Company has moved away from utilizing Earnings Per Share in the future as an express performance measure, the Compensation Committee still considers Earnings Per Share in setting final overall pay. For more information regarding the information that the Compensation Committee considers when determining compensation, refer to “Compensation Discussion and Analysis”.

Compensation Actually Paid vs. Earnings Per Share
$24,000,000
$18,000,000
$12,000,000
$6,000,000
$—
$12.00
$9.00
$6.00
$3.00
$—
Compensation Actually Paid
Earnings Per Share
$1.12
$4.60
$6.18
2020
2021
2022
First PEO
Second PEO
Ave. for Non-PEO NEOs
EPS

Cumulative TSR of the Company and Cumulative TSR of the Peer Group
As demonstrated by the following graph, the Company’s cumulative TSR over the three year period presented in the table was $106.24, while the cumulative TSR of the peer group presented for this purpose, the Nasdaq Bank Index, was $101.92 over the three years presented in the table. The Company’s cumulative TSR outperformed the Nasdaq Bank Index during the three years presented in the table, representing the Company’s financial performance as compared to the companies comprising the Nasdaq Bank Index peer group. For more information regarding the Company’s performance and the companies that the Compensation Committee considers when determining compensation, refer to “Compensation Discussion and Analysis”.
TCBI 2023|Notice of Annual Meeting and Proxy Statement 93

Executive Compensation

Company TSR vs. Peer Group TSR
Cumulative TSR
(value of initial $100 investment)
$130.00
$120.00
$110.00
$100.00
$90.00
$80.00
2019
2020
2021
2022
$100.00
$104.81
$106.13
$106.24
$100.00
$89.37
$124.84
$101.92
Company Cumulative TSR
NASDAQ Bank Index

Supplemental Disclosure
The pay for performance information reported above has been calculated in a manner consistent with SEC rules based on payroll and stock plan records and the methodologies and assumptions described above. Companies have flexibility in the design of their compensation plans, in the allocation of targeted compensation to short- and long-term measures, and the selection of the types, features and terms, including vesting schedules, of long-term equity awards used over time, some of which may have been granted before or during the period covered by the above tables, and the design may have changed year to year, and to make reasonable estimates and assumptions that reflect their compensation practices. As a result, the ratios and relationships reported by other companies, which may have employed other compensation designs, estimates or assumptions, and which may have a significantly different compensation practices from the Company’s, are likely not comparable to the Company’s pay for performance disclosures.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No member of the Compensation and Human Capital Committee of the board of directors of the Company was an officer or employee of the Company during 2022 or any other time. In addition, none of the executive officers of the Company served on the board of directors or on the compensation committee of any other entity, for which any executive officers of such other entity served either on the board of directors or on the Compensation and Human Capital Committee.
TCBI 2023|Notice of Annual Meeting and Proxy Statement 94

Executive Compensation
EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2022 regarding common stock that may be issued under the Company’s existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	1,155,652 (A)	—	1,143,773 (B)
Equity compensation plans not approved by security holders	—	—
Total	1,155,652	—	1,143,773

(A) Includes 1,155,652 shares issuable pursuant to outstanding RSUs. Since RSUs have no exercise price, they are not included in the weighted average exercise price calculation.
(B) All of these shares are available for issuance pursuant to grants of full-value awards.

INDEBTEDNESS OF MANAGEMENT AND RELATED PARTY TRANSACTIONS
In the ordinary course of business, the Bank has made loans, and may continue to make loans in the future, to the Bank’s and the Company’s officers, directors and employees. However, it is the Bank’s policy to not extend loans to executive officers of the Bank or the Company, or to directors and their affiliates, unless any such loan is approved in advance by the Board. Each such loan is made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and does not not involve more than the normal risk of collectibility or present other unfavorable features. The Bank also provides wealth management services for managed accounts to directors and officers at discounted fees.
The Company has policies and procedures for reviewing related party transactions involving the Company’s and the Bank’s directors, executive officers and their affiliates. Each director and NEO of the Company and the Bank is required to complete a questionnaire annually, and each director who serves on the Audit Committee must complete a certification of independence annually. Both of these documents are designed to disclose all related party transactions, including loans, and this information is reviewed by management, the Audit Committee and the board of directors, as appropriate. Such transactions are subject to the standards set forth in the Company’s Code of Conduct and in applicable laws and regulations, including Regulation O promulgated by the Federal Reserve Board, SEC rules, and the Nasdaq Stock Market Listing Rules for determining the independence of directors. The questionnaires, certifications and Code of Conduct are all in writing. Other than as described above, these documents did not disclose any related party transactions required to be specifically disclosed in this Proxy Statement.
ADDITIONAL INFORMATION
Stockholder Nominees for Director
Stockholders may submit nominees for director in accordance with the Company’s Bylaws. Under the Company’s Bylaws, a stockholder’s notice to nominate a director must be in writing and set forth (1) as to each proposed nominee, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required pursuant to Regulation 14A under the Exchange Act, including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (2) as to such stockholder, the stockholder’s name and address, and the class and number of shares of stock of the Company that are beneficially owned by such stockholder. The Bylaws provide that nominations for director for the annual meeting of stockholders must generally be delivered to the Company’s principal executive offices not later than 100 days and no more than 130 days prior to the one-year anniversary of the preceding year’s annual meeting, provided such meeting is
TCBI 2023|Notice of Annual Meeting and Proxy Statement 95

held within 30 days of such anniversary date. Nominations should be directed to: Texas Capital Bancshares, Inc., Attn: Corporate Secretary, 2000 McKinney Avenue, 7th Floor, Dallas, Texas 75201.
In addition, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 18, 2024.
Stockholder Proposals for 2024
Stockholders interested in submitting a proposal for inclusion in the proxy materials for the Company’s annual meeting of stockholders in 2024 may do so by following the procedures prescribed in Exchange Act Rule 14a-8. SEC rules establish the eligibility requirements and procedures that must be followed for a stockholder’s proposal to be included in a public company’s proxy materials. To be eligible for inclusion, stockholder proposals must be received by the Company at the following address: Texas Capital Bancshares, Inc., Attn: Corporate Secretary, 2000 McKinney Avenue, 7th Floor, Dallas, Texas 75201, no later than November 10, 2023.
Advance Notice Procedures
Under the Company’s Bylaws, no business may be brought before an annual meeting unless it is brought before the meeting by or at the direction of the board of directors or by a stockholder who has delivered timely notice to the Company and has otherwise satisfied the applicable requirements for such action set forth in the Bylaws. Such notice must contain certain information specified in the Bylaws and generally must be received not later than 100 days and no more than 130 days prior to the one-year anniversary of the preceding year’s annual meeting, provided such meeting is held within 30 days of such anniversary date, to the following address: Texas Capital Bancshares, Inc., Attn: Corporate Secretary, 2000 McKinney Avenue, 7th Floor, Dallas, Texas 75201.
These requirements are separate from the SEC’s requirements that a stockholder must meet to have a stockholder proposal included in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
Annual Report
A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 is included in the 2022 Annual Report provided to stockholders with this Proxy Statement, and is available on the Internet as set forth in the Notice of Internet Availability of Proxy Materials.
Upon written request, the Company will furnish to any stockholder without charge a copy of its 2022 Annual Report on Form 10-K pursuant to the instructions set forth in the Notice of Internet Availability of Proxy Materials.
TCBI 2023|Notice of Annual Meeting and Proxy Statement 96

Non-GAAP Financial Measures
ANNEX A
Non-GAAP Financial Measures

Return on Tangible Common Equity (ROTCE), or Return on Average Tangible Common Equity, is a non-GAAP financial measure used by the Company. ROTCE represents the measure of net income available to common shareholders as a percentage of average tangible common equity. ROTCE is used by management in assessing financial performance and use of equity. A reconciliation of ROTCE to the most directly comparable U.S. GAAP measure, Return on Average Common Equity (ROACE), for all periods is presented below.

	2022 ($000s)	2021 ($000s)

Net Income Available to Common Stockholders	$315,228	$235,218

Average Common Equity	2,783,306	2,815,656

Less: Average Goodwill and Intangibles	(14,539)	(17,447)

Average Tangible Common Equity	$2,768,767	$2,798,209

ROACE	11.3%	8.4%
ROTCE	11.4%	8.4%

TCBI 2023|Notice of Annual Meeting and Proxy Statement A-1

Texas Capital Bancshares, Inc.

PROXY TABULATOR: P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET
Go To: **www.proxypush.com/TCBI**
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

PHONE Call **1-866-390-5385**
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

MAIL
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

Texas Capital Bancshares, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of February 22, 2023

TIME: Tuesday, April 18, 2023 8:00 AM, Central Daylight Time
PLACE: 2000 McKinney Avenue, 7th Floor, Dallas, Texas 75201

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby constitues and appoints J. Matthew Scurlock and Anna M. Alvarado, and each of them, as the true and lawful agents and proxies of the undersigned, with full power of substitution and revocation, and authorizes each of them to vote all the shares of capital stock of Texas Capital Bancshares, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 18, 2023 at 8:00 AM, and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Texas Capital Bancshares, Inc.

Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3
THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 1 YEAR.

	PROPOSAL	YOUR VOTE				BOARD OF DIRECTORS RECOMMENDS
1.	Election of Directors					
		FOR	WITHHOLD			
	1.01 Paola M. Arbour	☐	☐			FOR
	1.02 Jonathan E. Baliff	☐	☐			FOR
	1.03 James H. Browning	☐	☐			FOR
	1.04 Rob C. Holmes	☐	☐			FOR
	1.05 David S. Huntley	☐	☐			FOR
	1.06 Charles S. Hyle	☐	☐			FOR
	1.07 Thomas E. Long	☐	☐			FOR
	1.08 Elysia Holt Ragusa	☐	☐			FOR
	1.09 Steven P. Rosenberg	☐	☐			FOR
	1.10 Robert W. Stallings	☐	☐			FOR
	1.11 Dale W. Tremblay	☐	☐			FOR
		FOR	AGAINST	ABSTAIN		
2.	Ratification of the Appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm.	☐	☐	☐		FOR
3.	Advisory Approval of the Company's Executive Compensation.	☐	☐	☐		FOR
		1YR	2YR	3YR	ABSTAIN	
4.	Advisory Approval of Say on Pay Frequency.	☐	☐	☐	☐	1 YEAR

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